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Offer for all Outstanding
10% First Mortgage Notes due 2009
in Exchange for
10% First Mortgage Notes due 2009, which have been registered under the Securities Act of 1933, of

OREGON STEEL MILLS, INC.

         The Exchange Offer will expire at 5:00 p.m. New York City time, on January 6, 2003, unless extended.

        We are offering to exchange all of our $305,000,000 10% first mortgage notes due 2009, which we refer to as the original notes, for $305,000,000 in registered 10% first mortgage notes due 2009, which we refer to as the exchange notes. The original notes and the exchange notes are collectively referred to as the notes. The original notes were issued on July 15, 2002. The exchange notes represent the same indebtedness as the original notes. The terms of the exchange notes are substantially identical to the terms of the original notes except that the exchange notes are registered under the Securities Act of 1933 and therefore are freely transferable, subject to certain conditions. The notes are guaranteed by New CF&I, Inc. and CF&I Steel, L.P. We own 87% of the equity interest in New CF&I. New CF&I, the general partner of CF&I Steel, owns 95.2% of the equity interest in CF&I Steel and we directly own 4.3% of the equity interest in CF&I Steel.

        You should consider the following:

  •
  Participating in the exchange offer involves risks. See "Risk Factors" beginning on page 16 of this prospectus.

  •
  Our offer to exchange the original notes for exchange notes will expire at 5:00 p.m. New York City time on January 6, 2003 unless we extend the time of expiration.

  •
  You may withdraw your tender of original notes at any time before the expiration of this exchange offer.

  •
  All original notes that are validly tendered in the exchange offer and not validly withdrawn will be exchanged.

  •
  The exchange of original notes for exchange notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes.

  •
  The exchange offer is subject to customary conditions, including that it does not violate applicable law or any applicable interpretation of the staff of the Securities and Exchange Commission.

  •
  We will not receive any proceeds from the exchange offer.

  •
  The exchange notes may be sold in the over-the-counter market, in negotiated transactions or through a combination of such methods. The exchange notes will not be listed on any securities exchange.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        The date of this prospectus is December 3, 2002.

We are not making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. You should be aware that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. We are, however, obligated to supplement or update the prospectus during the Exchange Offer to reflect any material changes to our business, financial condition, results of operations or prospects.

        This prospectus incorporates by reference documents containing important and financial information about us which are not presented herein or delivered herewith. These documents are available upon request from Oregon Steel Mills, Inc., 1000 S.W. Broadway, Suite 2200, Portland, Oregon 97205, Attention: Vice President, Corporate Affairs (telephone number (503) 240-5787). To ensure timely delivery of the documents, any request should be made no later than December 27, 2002, which is five business days before the expiration of the Exchange Offer.

        Each broker-dealer that receives exchange notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date (as defined herein), it will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution" on page 123.

INCORPORATION OF DOCUMENTS BY REFERENCE

        We are "incorporating by reference" the information we file with the Securities and Exchange Commission, or SEC, into this prospectus, which means that this prospectus incorporates important business and financial information about our company that is not included in or delivered with this prospectus. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus. We incorporate by reference the documents listed below into this prospectus, and any future filings made by us (SEC file no. 001-09887), CF&I Steel, L.P. (SEC file no. 000-20779) or New CF&I, Inc. (SEC file no. 000-20781) with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until we close this Exchange Offer. The documents we incorporate by reference are:

  •
  our quarterly report on Form 10-Q for the quarter ended September 30, 2002;

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  the quarterly report of New CF&I, Inc. on Form 10-Q for the quarter ended September 30, 2002, as amended;

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  the quarterly report of CF&I Steel, L.P. on Form 10-Q for the quarter ended September 30, 2002, as amended;

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  our quarterly report on Form 10-Q for the quarter ended June 30, 2002;

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  the quarterly report of New CF&I, Inc. on Form 10-Q for the quarter ended June 30, 2002;

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  the quarterly report of CF&I Steel, L.P. on Form 10-Q for the quarter ended June 30, 2002;

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  our current report on Form 8-K filed with the SEC on July 11, 2002;

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  our current report on Form 8-K filed with the SEC on June 26, 2002;

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  the current report of New CF&I, Inc. on Form 8-K filed with the SEC on June 26, 2002;

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  the current report of CF&I Steel, L.P. on Form 8-K filed with the SEC on June 26, 2002;

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  our quarterly report on Form 10-Q for the quarter ended March 31, 2002;

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  the quarterly report of New CF&I, Inc. on Form 10-Q for the quarter ended March 31, 2002;

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  the quarterly report of CF&I Steel, L.P. on Form 10-Q for the quarter ended March 31, 2002;

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  our annual report on Form 10-K for the fiscal year ended December 31, 2001, as amended;

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  the annual report of New CF&I, Inc. on Form 10-K for the fiscal year ended December 31, 2001; and

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  the annual report of CF&I Steel, L.P. on Form 10-K for the fiscal year ended December 31, 2001.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains "forward-looking statements," as defined by federal securities laws, with respect to our financial condition, results of operations and business and our expectations or beliefs concerning future events. Statements made in this prospectus that are not statements of historical fact are forward-looking statements. In addition, from time to time, we and our representatives may make statements that are forward-looking. This section provides you with cautionary statements identifying important factors that could cause our actual results to differ materially from those contained in forward-looking statements made in this prospectus or otherwise made by us or on our behalf. You can identify these forward-looking statements by forward-looking words such as, but not limited to, "expect", "anticipate", "believe", "intend", "plan", "seek", "estimate", "continue", "may", "will",

"would", "could", "likely", and similar expressions. You are cautioned not to place undue reliance on these forward-looking statements.

        All forward-looking statements involve risks and uncertainties. Many risks and uncertainties are inherent in the steel industry. Others are more specific to our operations. The occurrence of any of the events described, and the achievement of the expected results, depend on many events, some or all of which are not predictable or within our control. Because of such risks, uncertainties and assumptions, actual results may differ materially from expected results, and the forward-looking events described in the forward-looking statements may not occur. The following are some of the factors that could cause actual results to differ from our expectations, may affect our ability to pay timely amounts due under the notes and/or may affect the value of the notes:

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  Availability and adequacy of our cash flow to meet our requirements, including payment of amounts due under the notes;

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  Changes in market supply and demand for steel, including the effect of changes in general economic conditions;

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  Changes in U.S. or foreign trade policies affecting steel imports or exports;

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  Changes in the availability and costs of steel scrap, steel scrap substitute materials, steel slab and billets and other raw materials or supplies used by us, as well as the availability and cost of electricity and other utilities;

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  Unplanned equipment failures and plant outages;

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  Actions by our domestic and foreign competitors;

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  Excess production capacity at our facilities or within the steel industry;

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  Costs of environmental compliance and the impact of governmental regulations;

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  Changes in our relationship with our workforce;

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  Our substantial indebtedness, debt service requirements and liquidity constraints;

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  Risks related to the notes (including the value of the collateral) and to high-yield securities generally;

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  Our highly leveraged capital structure and the effect of restrictive covenants in our debt instruments on our operating and financial flexibility;

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  Changes in our business strategies or development plans, and any difficulty or inability to successfully consummate or implement as planned any projects;

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  Availability of additional capital to support capital improvements and developments;

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  Risks related to pending environmental matters, including the risk that costs associated with such matters may exceed our expectations or available insurance coverage, if any, and the risk that we may not be able to resolve any matter as expected;

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  Risks related to the outcome of the pending union dispute;

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  The effect of other existing and possible future litigation filed by or against us; and

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  Other factors disclosed under "Risk Factors" in this prospectus and that may be disclosed from time to time in our SEC filings or otherwise.

        All future written and verbal forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We caution you that any forward-looking statement reflects only our belief at the time the statement is made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We file annual, quarterly and other reports, proxy statements and other information with the Securities and Exchange Commission. Our SEC filings are available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility:

Public Reference Room Office
450 Fifth Street, N.W.
Room 1024
Washington, D.C. 20549

        You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Please call 1-800-732-0330 for further information on the operations of the public reference facilities. Our SEC filings are also available at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

SUMMARY

        This summary highlights information contained elsewhere in this prospectus. We urge you to read carefully this entire prospectus and all of the information incorporated by reference into this prospectus, including the "Risk Factors" section and our consolidated financial statements and related notes. In this prospectus (i) except with respect to the notes and unless the context requires otherwise, "Oregon Steel," the "Company," "we," "our" and "us" refer to Oregon Steel Mills, Inc. and its subsidiaries and (ii) EBITDA is defined as the sum of consolidated net income (loss), consolidated depreciation and amortization expenses, consolidated interest expense and consolidated income tax expense or benefit.

GENERAL

        On July 15, 2002, we issued an aggregate principal amount of $305 million of 10% first mortgage notes due 2009 in an offering exempt from registration under the Securities Act. We refer to the notes issued in July 2002 as the "original notes." The term "exchange notes" refers to the 10% first mortgage notes due 2009 newly offered under this prospectus. The original notes and the exchange notes are collectively referred to as the "notes."

        In connection with the private offering of the original notes, we entered into a registration rights agreement. Under the registration rights agreement, we are obligated, among other things, to deliver to you this prospectus and complete the exchange offer. This exchange offer allows you to exchange your original notes for newly registered exchange notes with substantially similar terms. If the exchange offer is not completed as contemplated in the registration rights agreement, we will be required to pay liquidated damages pursuant to the terms of the registration rights agreement. You should read the registration rights agreement in its entirety for more information. Refer to the section in this prospectus entitled "Where You Can Find More Information" for information on how to obtain a copy of the registration rights agreement.

THE COMPANY

        Oregon Steel Mills, Inc. ("Oregon Steel" or the "Company") manufactures and markets one of the broadest lines of specialty and commodity steel products of any domestic minimill company. The Company's specialty products include large diameter pipe, electric resistance welded ("ERW") pipe, seamless pipe, deep-head hardened ("DHH") rail, specialty plate, including coiled plate, and specialty rod. The Company also produces commodity plate, including coiled plate, rail, rod, bar and semifinished blooms and billets. The Company targets a diverse customer base located primarily west of the Mississippi River and in western Canada. The Company's primary customers include energy transmission companies, major U.S. railroads, steel service centers, and heavy equipment manufacturers.

        Oregon Steel operates two steel minimills and seven finishing facilities in the western United States and Canada. The Company is organized into two business units known as the Oregon Steel Division and the Rocky Mountain Steel Mills ("RMSM") Division. The Oregon Steel Division is centered on the Company's steel plate minimill in Portland, Oregon (the "Portland Mill"). The Portland Mill is the only hot-rolled steel plate and coil minimill in the eleven western states. The Oregon Steel Division's facility in Napa, California (the "Napa Pipe Mill") is a large diameter steel pipe mill and fabrication facility. The Oregon Steel Division also produces large diameter pipe and ERW pipe at its 60-percent owned pipe mill in Camrose, Alberta, Canada (the "Camrose Pipe Mill"). The annual production capacities of the Portland Mill, Napa Pipe Mill and Camrose Pipe Mill are 1.2 million, 400,000, and 320,000 tons, respectively. The RMSM Division consists of steelmaking and finishing facilities of CF&I Steel, L.P. ("CF&I") located in Pueblo, Colorado (the "Pueblo Mill"). The Pueblo Mill is a minimill which supplies steel for the Company's rail, rod and bar, and seamless tubular finishing mills. The annual production capacity of the Pueblo Mill is 1.2 million tons.

        The Company was founded in 1926 by William G. Gilmore and was incorporated in California in 1928. The Company was reincorporated in Delaware in 1974. Its executive offices are located at 1000 SW Broadway, Suite 2200, Portland, Oregon 97205, and its telephone number is (503) 223-9228.

SUMMARY OF THE EXCHANGE OFFER

        The following summary is provided solely for your convenience. This summary provides a brief overview of the key aspects of the exchange offer contained elsewhere in this prospectus. You should read the full text and more specific details contained in "The Exchange Offer" section of this prospectus beginning on page 38. For a more detailed description of the exchange notes, see "Description of Notes" beginning on page 49.

        On July 15, 2002, we completed the private offering of the original notes. In this exchange offer, we are offering to exchange, for the original notes, exchange notes that are identical in all material respects to the original notes, except that the exchange notes have been registered under the Securities Act.

        Any original notes that you do not tender or we do not accept will, following the exchange offer, continue to be restricted securities. Therefore, you may transfer or resell them only in a transaction registered under or exempt from the Securities Act and applicable state securities laws. We will issue the exchange notes in exchange for the original notes under the exchange offer only following the satisfaction of the procedures and conditions described in "The Exchange Offer" beginning on page 38.

        Because we anticipate that most holders of the original notes will elect to exchange their original notes, we expect that the liquidity of the markets, if any, for any original notes remaining after the completion of the exchange offer will be substantially limited. Any original notes tendered and exchanged in the exchange offer will reduce the aggregate principal amount outstanding of the original notes.

Registration Rights Agreement	We sold the original notes on July 15, 2002 to the initial purchaser—Goldman, Sachs & Co. The original notes were issued pursuant to an indenture dated as of July 15, 2002. In connection with the sale of the original notes, we entered into a registration rights agreement that provides for the exchange offer.

In the registration rights agreement we agreed to file a registration statement for the exchange offer within 60 days of the issue date for the original notes and to use our reasonable best efforts to cause the registration statement to become effective as soon as practicable, but no later than 180 days after the issue date for the original notes, and complete the exchange offer within 45 days of the date the registration statement is declared effective.

We will pay liquidated damages on the original notes if we do not file the required registration statement on time, or if the Securities and Exchange Commission, or SEC, does not declare the required registration statement effective on time, or we do not complete the exchange offer on or prior to 45 days of the date the registration statement is declared effective.

The exchange offer satisfies your rights under the registration rights agreement. After the exchange is over, you will not be entitled to any exchange or, with limited exceptions, registration rights with respect to your original notes. Please refer to the section of this prospectus entitled, "Description of Notes—Registration Rights, Exchange Offer" beginning on page 116.

The Exchange Offer
We are offering to exchange up to $305,000,000 aggregate principal amount of our 10% first mortgage notes due 2009 for up to $305,000,000 aggregate principal amount of our 10% first mortgage exchange notes due 2009.
Purpose and Effect	The purpose of the exchange offer is to give you the opportunity to exchange your original notes for exchange notes that have been registered under the Securities Act.
Resale
We believe that the exchange notes may be offered for resale, resold and otherwise transferred by you (unless you are our "affiliate" within the meaning of Rule 405 under the Securities Act) without compliance with the registration or prospectus delivery provisions of the Securities Act if:
• you are acquiring the exchange notes in the ordinary course of your business; and
• you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in a distribution of the exchange notes.

Each participating broker-dealer that receives exchange notes for its own account under the exchange offer in exchange for original notes that were acquired by the broker-dealer as a result of market-making or other trading activity must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. See "Plan of Distribution."
Any holder of original notes who:
• is our affiliate;
• does not acquire exchange notes in the ordinary course of its business; or
• exchanges original notes in the exchange offer with the intention to participate, or for the purpose of participating, in a distribution of exchange notes must, in the absence of an exemption, comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of the exchange notes. Please refer to the section of this prospectus entitled, "The Exchange Offer—Resale of Exchange Notes" beginning on page 38.
Record Date
There will be no fixed record date for determining registered holders of original notes entitled to participate in the exchange offer. Please refer to the section of this prospectus entitled, "The Exchange Offer—Terms of the Exchange Offer" beginning on page 39.

Expiration Date
The exchange offer will expire at 5:00 p.m., New York City time, on January 6, 2003, unless we decide to extend the expiration date. We do not currently intend to extend the expiration of the exchange offer. Please refer to the section of this prospectus entitled, "The Exchange Offer—Expiration Date; Extension; Termination; Amendment" on page 40.
Withdrawal Rights
You may withdraw the tender of your original notes at any time before the expiration date of the exchange offer. Please refer to the section of this prospectus entitled, "The Exchange Offer—Withdrawal Rights" beginning on page 44.
Conditions to the Exchange Offer
The exchange offer is subject to customary conditions, which we may waive. Please refer to the section in this prospectus entitled "The Exchange Offer—Conditions to the Exchange Offer" beginning on page 45.
Procedures for Tendering Original Notes	If you wish to tender your original notes for exchange in this exchange offer, you must transmit to the exchange agent on or before the expiration date either:
•
an original or a facsimile of a properly completed and duly executed letter of transmittal, which accompanies this prospectus, together with your original notes and any other documentation required by the letter of transmittal, at the address provided on the cover page of the letter of transmittal; or
•
if the original notes you own are held of record by The Depositary Trust Company, or DTC, in book-entry form and you are making delivery by book-entry transfer, a computer-generated message transmitted by means of the Automated Tender Offer Program System of DTC, or ATOP, in which you acknowledge and agree to be bound by the terms of the letter of transmittal and which, when received by the exchange agent, forms a part of a confirmation of book-entry transfer. As part of the book-entry transfer, DTC will facilitate the exchange of your original notes and update your account to reflect the issuance of the exchange notes to you. ATOP allows you to electronically transmit your acceptance of the exchange offer to DTC instead of physically completing and delivering a letter of transmittal to the exchange agent.
In addition, you must deliver to the exchange agent on or before the expiration date:
• if you are effecting delivery by book-entry transfer, a timely confirmation of book-entry transfer of your original notes into the account of the exchange agent at DTC; or

• if necessary, the documents required for compliance with the guaranteed delivery procedures.
Please refer to the section in this prospectus entitled, "The Exchange Offer—Procedures for Tendering Original Notes" beginning on page 41.
Special Procedures for Beneficial Owners

If you are the beneficial owner of book-entry interests and your name does not appear on a security position listing of DTC as the holder of the book-entry interests, or if you hold original notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee, you should contact the person in whose name your book-entry interests or original notes are registered promptly if you wish to tender original notes. Please refer to the section in this prospectus entitled, "The Exchange Offer—Procedures for Tendering Original Notes" beginning on page 41.
Guaranteed Delivery Procedures
If you wish to tender your original notes and you cannot complete the procedure for book-entry transfer on time, you may tender your original notes according to the guaranteed delivery procedures described in this prospectus under the heading "The Exchange Offer—Procedures for Tendering Original Notes" beginning on page 41.
Effect on Holders of Original Notes

If you are a holder of original notes and you do not tender your original notes in the exchange offer, you will continue to hold your original notes and will be entitled to all the rights and subject to all the limitations applicable to the original notes in the indenture.
The trading market for original notes could be adversely affected if some but not all of the original notes are tendered and accepted in the exchange offer.
Consequences of Failure to Exchange Your Original Notes

All untendered original notes will remain subject to the restrictions on transfer provided for in the original notes and in the indenture. Generally, the original notes that are not exchanged for exchange notes pursuant to the exchange offer will remain restricted securities and may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, we do not currently anticipate that we will register the original notes under the Securities Act.

Because we anticipate that most holders of the original notes will elect to exchange their original notes, we expect that the liquidity of the markets, if any, for any original notes remaining after the completion of the exchange offer will be substantially limited.

Please refer to the section of this prospectus entitled, "The Exchange Offer—Consequences of Failure to Exchange" beginning on page 48.
Use of Proceeds; Expenses
We will not receive any cash proceeds from the exchange offer. See "Use of Proceeds" on page 35. We will pay all of our expenses related to the exchange offer. See "Exchange Offer—Solicitation of Tenders; Fees and Expenses" on page 47.
Federal Income Tax Consequences
The exchange of the original notes for exchange notes will not be a taxable event to you for U.S. federal income tax purposes. Please refer to the section in this prospectus entitled "Certain Material United States Federal Income Tax Consequences" beginning on page 122.
Exchange Agent
U.S. Bank National Association is serving as exchange agent in the exchange offer. Please refer to the section in this prospectus entitled "The Exchange Offer—Exchange Agent" on page 46. You should direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for the notice of guaranteed delivery, as well as deliver all executed letters of transmittal and any other required documents, to the exchange agent at the addresses listed below:

By Mail U.S. Bank National Association 180 E. Fifth Street St. Paul, MN 55101	By Overnight Carrier U.S. Bank National Association 180 E. Fifth Street St. Paul, MN 55101	By Hand U.S. Bank National Association 180 E. Fifth Street St. Paul, MN 55101
Attn: Specialized Finance Group 4th Floor	Attn: Specialized Finance Group 4th Floor	Attn: Specialized Finance Group 4th Floor Bond Drop Window
By Facsimile Transmission
(For Eligible Institutions Only) (651) 244-1537
To confirm by Telephone (800) 934-6802

THE EXCHANGE NOTES

        The summary below describes the principal terms of the exchange notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The "Description of Notes" section of this prospectus contains a more detailed description of the terms and conditions of the exchange notes.

Issuer	Oregon Steel Mills, Inc., a Delaware corporation.
Securities Offered	$305,000,000 aggregate principal amount of 10% First Mortgage Notes due July 15, 2009.
Maturity Date	July 15, 2009. See "Description of Notes—Maturity, Interest and Principal" on page 49.
Interest Payment Dates	January 15 and July 15 of each year, beginning January 15, 2003. See "Description of Notes—Maturity, Interest and Principal" on page 49.
Optional Redemption
We may redeem the notes, in whole or in part, at our option at any time on or after July 15, 2006, at the redemption prices listed in "Description of Notes—Optional Redemption" on page 57, plus accrued and unpaid interest to the date of redemption.

In addition, before July 15, 2005, we may, at our option, use the net cash proceeds from one or more public equity offerings to redeem up to 35% of the original aggregate principal amount of the notes at a price equal to 110% of the principal amount thereof, plus accrued and unpaid interest to the date of redemption. See "Description of Notes—Optional Redemption" on page 57.
Sinking Fund	None.
Ranking	•
The notes will be our senior secured obligations and, except as described in the following two paragraphs, will be senior in right of payment to all of our and the subsidiary guarantors' existing and future subordinated debt and equal in right of payment with all of our and the subsidiary guarantors' existing and future senior debt.
•
Because of the security interests in the note collateral described below, the notes will be effectively senior to all of our and the subsidiary guarantors' existing and future indebtedness to the extent of the value of the note collateral.
•
The notes will be effectively subordinated to all of our and the subsidiary guarantors' indebtedness (including our new credit facility) secured by assets other than the note collateral (to the extent of the value of such assets) and to indebtedness of any of our subsidiaries that is not a guarantor of the notes.

At September 30, 2002, we had outstanding an aggregate of $309.2 million of consolidated debt (including current portion of $6.1 million). The notes would have been effectively subordinated in right of payment to $1.7 million of such indebtedness, representing indebtedness of our non-guarantor subsidiaries, and pari passu (not taking into account the note collateral) with $6.1 million of such indebtedness. Under the terms of the indenture governing the notes and the terms of our new credit facility, we and our guarantor subsidiaries may incur up to approximately $20 million in additional indebtedness plus unsecured subordinate debt owed by us to our guarantor subsidiaries. This debt (other than intercompany debt) would be senior to the notes to the extent it is secured by assets other than note collateral. Any such debt would be pari passu with the notes to the extent the notes and guarantees are undersecured and the new debt is unsecured or undersecured. The indenture governing the notes does not restrict the amount of additional indebtedness our non-guarantor subsidiaries may incur. Our new credit facility imposes limitations on the amount of debt certain of our non-guarantor subsidiaries may incur. Please refer to the section of this prospectus entitled "Description of Notes—Ranking" beginning on page 55.
Guarantees
The notes will be unconditionally guaranteed on a senior secured basis by two of our subsidiaries, CF&I Steel, L.P., a Delaware limited partnership, and New CF&I, Inc., a Delaware corporation. The guarantees, except as described in the following two sentences, will be senior in right of payment to all of the subsidiary guarantors' existing and future subordinated debt and equal in right of payment with all of the subsidiary guarantors' existing and future senior debt. Because of the security interests in the note collateral described below, the guarantees will be effectively senior to all of the subsidiary guarantors' existing and future indebtedness to the extent of the value of the note collateral. The guarantees will be effectively subordinated to all of the subsidiary guarantors' indebtedness (including their obligations under our new credit facility) secured by assets other than the note collateral (to the extent of the value of such assets). In the aggregate, our non-guarantor subsidiaries accounted for approximately 6.3% of our consolidated total assets as of September 30, 2002 and approximately 5.1% and 0.2% of our consolidated EBITDA and consolidated net income, respectively, for the twelve months ended September 30, 2002. See "Description of Notes—Guarantees" beginning on page 54.
Security
The notes will be secured by a lien on substantially all of the buildings, fixtures and equipment that comprise our mills located in Portland, Oregon and Napa, California, together with the real property on which the buildings are located. The guarantee of CF&I Steel, L.P. will be secured by a lien on substantially all of the buildings, fixtures and equipment which comprise the mill located in Pueblo, Colorado, together with the real property on which the buildings are located. We and our subsidiary guarantors are required to grant a first priority lien on such property and assets to secure our obligations under the notes and the obligations of our subsidiary guarantors under the guarantees, respectively. The collateral for the notes and the guarantees does not include any partnership interests in CF&I Steel, L.P. or Camrose Pipe Company or any capital stock in New CF&I. New CF&I will not pledge any collateral for its guarantee. See "Description of Notes—Security" beginning on page 50.

Change of Control
If we experience a change of control, we must offer to repurchase all of the Notes at a price of 101% of the principal amount thereof, plus accrued and unpaid interest to the date of repurchase. See "Description of Notes—Repurchase at the Option of Holders—Change of Control" beginning on page 57.
Asset Sale Offer
If we sell assets, we may have to use the proceeds to offer to purchase some of the notes at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the date of repurchase. See "Description of Notes—Repurchase at Option of Holders—Disposition of Proceeds of Asset Sales" beginning on page 60.
Certain Covenants	The indenture governing the notes contains covenants that, among other things, will limit our ability and the ability of any of the subsidiary guarantors to, among other things:
	•	pay dividends, redeem stock or make other distributions or restricted payments;
	•	incur indebtedness or issue preferred shares;
	•	make certain investments;
	•	create liens;
	•	enter into sale and leaseback transactions;
	•	agree to payment restrictions affecting the subsidiary guarantors;
	•	consolidate or merge;
	•	sell or otherwise transfer or dispose of assets, including equity interests of our subsidiaries;
	•	enter into transactions with our affiliates;
	•	designate our subsidiaries as unrestricted subsidiaries; and
	•	use the proceeds of permitted sales of our assets.

These covenants will be subject to important exceptions and qualifications, which are described under "Description of Notes—Certain Covenants" beginning on page 63.
Trustee	The trustee under the indenture governing the rates is U.S. Bank, National Association.
No Public Market
The notes are a new issue of securities and will not be listed on any securities exchange or included in any automated quotation system. The initial purchaser has advised us that it intends to make a market in the notes. The initial purchaser is not obligated, however, to make a market in the notes, and any such market-making may be discontinued by the initial purchaser in its discretion at any time without notice.

RISK FACTORS

        Holders of the original notes should carefully consider the following risk factors, as well as all other information set forth in this prospectus, before tendering their original notes in the Exchange Offer. The risk factors set forth below (other than "Risks Relating to the Exchange Offer") are generally applicable to the original notes as well as the exchange notes.

RISKS RELATING TO THE EXCHANGE OFFER

        Because there is no public market for the exchange notes, you may not be able to resell your exchange notes.

        The exchange notes will be registered under the Securities Act, but will constitute a new issue of securities with no established trading market, and, accordingly:

  •
  a liquid trading market may not develop;

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  the holders may not be able to sell their exchange notes; and

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  the price at which the holders are able to sell their exchange notes may be lower than their principal amount or purchase price.

        If a trading market were to develop, the exchange notes might trade at higher or lower prices than their principal amount or purchase price, depending on many factors, including prevailing interest rates, the market for similar notes and our financial performance.

        We understand that the initial purchaser presently intends to make a market in the exchange notes. However, the initial purchaser may stop its market-making activities at any time. Any market-making activity will be subject to the limits imposed by the Securities Act and the Securities Exchange Act of 1934, or the Exchange Act, and may be limited during the exchange offer or the pendency of an applicable shelf registration statement. In addition, the liquidity of the trading market in the exchange notes, and the market price quoted for the exchange notes, may be adversely affected by changes in the overall market for high-yield securities and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, an active trading market may not develop for the exchange notes.

        In addition, any holder of original notes who tenders in the exchange offer for the purpose of participating in a distribution of the exchange notes may be deemed to have received restricted securities, and if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. For a description of these requirements, see "Exchange Offer."

        Your original notes will not be accepted for exchange if you fail to follow the exchange offer procedures and, as a result, your original notes will continue to be subject to existing transfer restrictions and you may not be able to sell your original notes.

        We will not accept your original notes for exchange if you do not follow the exchange offer procedures. We will issue exchange notes as part of this exchange offer only after a timely receipt of your original notes, a properly completed and duly executed letter of transmittal or computer generated message from DTC and all other required documents. Therefore, if you want to tender your original notes, please allow sufficient time to ensure timely delivery. If we do not receive your original notes, letter of transmittal and other required documents by the expiration date of the exchange offer, we will not accept your original notes for exchange. We are under no duty to give notification of defects or irregularities with respect to the tenders of original notes for exchange. If there are defects or irregularities with respect to your tender of original notes, we intend not to accept your original notes for exchange.

        If you do not exchange your original notes, your original notes will continue to be subject to the existing transfer restrictions and you may not be able to sell your original notes.

        We did not register the original notes, nor do we intend to do so following the exchange offer. Original notes that are not tendered will therefore continue to be subject to the existing transfer restrictions and may be transferred only in limited circumstances under the securities laws. If you do not exchange your original notes, you will lose your right to have such original notes registered under the federal securities laws. As a result, if you hold original notes after the exchange offer, you may not be able to sell your original notes.

RISKS RELATED TO OUR SUBSTANTIAL DEBT

Our substantial amount of debt could materially and adversely affect our financial health in a number of ways, including limiting our ability to obtain additional financing and reducing our ability to use cash flow for purposes other than debt payments, and prevent us from fulfilling our obligations under the notes and our other outstanding debt.

        At September 30, 2002, we had $309.2 million of total debt (including current portion of $6.1 million), $864.0 million of total assets and $309.7 million of total stockholders' equity, and our total debt as a percentage of total capitalization was approximately 48.0%.

        This debt, the subsidiary guarantees and the related security interests in our assets and the assets of the subsidiary guarantors could have material adverse consequences for you and for us, including but not limited to:

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  making it more difficult for us to satisfy our obligations with respect to the notes and our other outstanding debt;

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  increasing our vulnerability to adverse economic and industry conditions or a downturn in our business;

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  limiting our ability to obtain additional financing;

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  requiring a substantial portion of our cash flow from operations to be used for debt payments and reducing our ability to use cash flow to fund working capital, capital expenditures, development projects, acquisitions and other general corporate purposes;

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  limiting our flexibility in planning for, or reacting to, changes in our business and our industry; and

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  placing us at a disadvantage to competitors with less debt or greater resources.

        If we are unable to satisfy our obligations under the notes or our other debt, it could result in all of the notes and our other debt becoming immediately due and payable and could permit our lenders to foreclose on our assets securing the debt.

        Subject to the terms of the notes and our other debt, we may be able to incur additional debt in the future. The maximum amount of additional debt we may incur (excluding the notes and our new credit facility) under the most restrictive reading of the covenants in the indenture and the credit facility is approximately $20 million plus debt owed by us to our guarantor subsidiaries, provided that such debt is unsecured and contractually subordinated in all respects to the notes. The maximum amount of debt we may incur would be greater if we were not subject to the credit facility covenants. If we incur additional debt, the related risks that we now face could increase.

We may not be able to generate sufficient cash flow to service our debt which could prevent us from fulfilling our obligations under the notes and other outstanding debt.

        We may not be able to generate sufficient cash flow to service our debt, to repay the notes or our other debt when due or to meet unanticipated capital needs or shortfalls in our projections. We plan to service interest payments on our debt with cash from operations. Our cash from operations, however, may not be sufficient to repay the principal of the notes or our other debt when due. For the twelve months ended September 30, 2002, our ratio of total debt to EBITDA was approximately 3.0x, our ratio of EBITDA to interest expense was approximately 2.8x and our ratio of earnings to fixed charges was approximately 1.5x. We anticipate the payments necessary to service our consolidated indebtedness for the twelve months ending September 30, 2003 will be approximately $35.6 million, representing principal payments of approximately $5.1 million and interest payments of approximately $30.5 million.

        Our ability to generate sufficient cash flow to satisfy our obligations will depend on our future performance, which is subject to many economic, political, competitive, regulatory and other factors that are beyond our control. In addition, we face potential costs and liabilities associated with environmental compliance and remediation issues and the labor dispute at the Pueblo Mill. Please refer to the risk factors on pages 30 through 35 under "Risks Related to Our Business" for a description of risks related to those matters. If cash from operations is not sufficient to satisfy our obligations, we may need to seek additional financing in the debt or equity markets, refinance the notes and our other debt, sell selected assets or reduce or delay planned activities and capital expenditures. Any such financing, refinancing or sale of assets might not be available on economically favorable terms, if at all. If we cannot meet our debt service requirements an event of default would occur under the indenture and our other debt instruments. This could result in all of the notes and our other debt becoming immediately due and payable and could permit our lenders to foreclose on our assets securing the debt.

RISKS RELATED TO THE NOTES

The fair market value of the collateral securing the notes may not be sufficient to pay the amounts owed under the notes. As a result, you may not receive full payment on your notes following an event of default.

        The proceeds of any sale of collateral following an event of default with respect to the notes may not be sufficient to satisfy, or may be substantially less than, amounts due on the notes. No appraisal of any of the collateral has been prepared in connection with this offering. The consolidated book value (net of depreciation) of the real property and existing machinery and equipment at the Portland, Pueblo and Napa facilities as of September 30, 2002 was approximately $517.1 million.

        The value of the collateral in the event of a liquidation will depend upon market and economic conditions, the availability of buyers and similar factors. The collateral does not include contracts, agreements, licenses (including software licenses) and other rights that by their express terms prohibit the assignment thereof or the grant of a security interest therein. Some of these may be material to us or to the subsidiary guarantors or may be necessary to operate our steel making, finishing or other production facilities, and such exclusion could have a material adverse effect on the value of the collateral. By its nature, some or all of the collateral will be illiquid and may have no readily ascertainable market value.

        The collateral may not be saleable or, if saleable, there may be substantial delays in its liquidation. To the extent that liens, rights and easements granted to other parties encumber assets located on property owned by us or any subsidiary guarantor, those parties have or may exercise rights and remedies with respect to the property subject to their liens that could adversely affect the value of the collateral located at the site and the ability of the trustee under the indenture or the holders of the notes to realize or foreclose on collateral at the site.

        In addition, under the intercreditor agreement between the trustee and the agent for the lenders under the new credit facility, if action has been taken to enforce the rights of holders of the notes with respect to the collateral and the trustee has obtained possession and control of the collateral, the lenders' agent may enter upon our property or the property of any of the subsidiary guarantors for a period of up to 120 days in order to collect accounts receivable and remove, sell or otherwise dispose of collateral securing the new credit facility and may also store collateral securing the new credit facility on our property or any property of the subsidiary guarantors for such period. This right of the lenders' agent to enter the property could delay liquidation of the collateral securing the notes.

        If the proceeds of any sale of collateral are not sufficient to repay all amounts due on the notes, the holders of the notes (to the extent not repaid from the proceeds of the sale of the collateral), as discussed below, would have only an unsecured claim against our and our subsidiary guarantors' remaining assets.

State law may limit the ability of the trustee and the noteholders to foreclose on the collateral securing the notes, which could prevent the noteholders from being repaid if there is an event of default under the notes.

        The notes and the guarantees are secured by, among other things, liens on real property and improvements located in California, Oregon and Colorado. The laws of California, Oregon and Colorado may limit the ability of the trustee and the noteholders to foreclose on the real property collateral located in those states. The notes, because they will be secured in part by liens on certain real property (including improvements) at the Napa Pipe Mill, which is located in California, may be subject to California's "one form of action rule" and "anti-deficiency laws," among other California laws applicable to real property collateral. Section 726 of the California Code of Civil Procedure provides that "[t]here can be but one form of action for the recovery of any debt or the enforcement of any right secured by mortgage upon real property." Under judicial decisions construing that statute, a creditor whose claim is secured by a mortgage or deed of trust (i) must first exhaust all of its real property collateral in California if it wishes to preserve a claim against the debtor for a deficiency and (ii) may be required to realize upon its real property collateral before it may exercise other remedies. If the secured creditor obtains a personal judgment on the debt before exhausting its real property collateral in California, the secured creditor may lose its lien on the real property collateral located in California. Similarly, if the secured creditor employs another form of action in an attempt to realize upon assets of the debtor, such as exercising a right of set-off against funds of the debtor that are on deposit with the secured creditor, the secured creditor may lose both its lien on the real property located in California and its right to obtain a judgment for the portion of the obligation remaining unpaid after such action.

        Section 580d of the California Code of Civil Procedure provides that "[n]o judgment shall be rendered for any deficiency upon a note secured by a deed of trust or mortgage upon real property . . . in any case in which the real property . . . has been sold by the mortgagee or trustee under power of sale contained in the mortgage or deed of trust." Accordingly, if a secured creditor wishes to preserve its claim against the debtor for any deficiency, it may be required to first proceed by judicial foreclosure (rather than a non-judicial foreclosure sale) against the real property collateral located in California. Judicial foreclosure can take considerably longer than a non-judicial foreclosure sale. Under Section 726 of the California Code of Civil Procedure, the amount of any deficiency will, in general, be based upon the amount of secured debt less an amount equal to the court's determination of the fair value of the real property collateral (and not the amount realized upon the sale of that collateral in the foreclosure proceeding) unless the amount realized in such foreclosure proceeding is greater than such fair value.

        Under Oregon law a creditor holding a trust deed on real property (such as the trust deed which we will grant on certain real property and improvements at the Portland Mill to secure the notes) may enforce the lien of the trust deed through a judicial foreclosure or a non-judicial sale. Oregon law provides, however, that if the creditor proceeds by non-judicial sale, the creditor may not thereafter enforce any unpaid portion of the debt as a personal liability of the debtor, although the creditor would be entitled to proceed against any guarantor of such indebtedness or any other collateral pledged as security for the debt. Accordingly, any election by the trustee to proceed by non-judicial sale of real property collateral located in Oregon (such as the real property and improvements at the Portland Mill) could preclude recourse by the trustee or the holders of the notes against us as unsecured creditors or otherwise. Judicial foreclosure can take considerably longer than a non-judicial sale.

        The applicability of the foregoing provisions of California or Oregon law to real property located in other states is uncertain. A California court could take the position that legal proceedings brought against us or a subsidiary guarantor in Oregon, Colorado or another state could violate the one form of action rule and anti-deficiency laws of California, with the consequences described above. Similarly, an Oregon court could take the position that a non-judicial sale of real property owned by us or a subsidiary guarantor in California, Colorado or another state could preclude the trustee or the holders of the notes from proceeding against us or a subsidiary guarantor for any deficiency as an unsecured creditor. In the event that a California or Oregon court were to take either of these positions, it could have a material adverse effect on the ability of holders to collect amounts due under the notes following an event of default under the indenture.

        Under Colorado law, a deed of trust to a public trustee covering real property (including improvements) located in Colorado (such as the deed of trust which CF&I will grant on certain property and improvements at the Pueblo Mill to secure its guarantee) may be foreclosed through a sale by the public trustee only if it secures an "evidence of debt." We do not believe that there has been any definitive judicial interpretation of what constitutes an "evidence of debt" under the applicable Colorado statute and, as a result, CF&I's guarantee may not be found to constitute such an "evidence of debt" and the deed of trust on the real property, buildings, improvements and fixtures at the Pueblo Mill may not be able to be foreclosed through a sale by a public trustee following an event of default under the indenture. If such deed of trust cannot be foreclosed through sale by a public trustee, foreclosure must be made through a judicial foreclosure, which can take considerably longer than the sale by a public trustee. To seek to address the foregoing concerns, CF&I has delivered to the trustee a promissory note evidencing its obligations under its guarantee; however, the promissory note may not be found to constitute an "evidence of debt" within the meaning of the applicable Colorado statute.

        In addition, under Colorado law, in order to foreclose a deed of trust to a public trustee which secures an "evidence of debt," the holder of the debt secured thereby must file with the public trustee, among other things, the original "evidence of debt." As a result, if the notes (rather than, or in addition to, the CF&I promissory note) are deemed to constitute the "evidence of debt," the statute would require holders of the notes to deliver the original notes (or a corporate surety bond in lieu thereof) in order to foreclose the deed of trust granted by CF&I on the real property and improvements at the Pueblo Mill. To seek to address the foregoing concern, the notes will initially be represented by one or more global notes which the trustee could present to the public trustee in connection with a foreclosure of the deed of trust.

        The noteholders and the trustee also may be limited in their ability to enforce a breach of the "no liens" covenant. Some decisions of the California and Oregon state courts have placed limits on a lender's ability to accelerate debt as a result of a breach of this type of covenant. Under these decisions, a lender seeking to accelerate debt secured by real property upon a breach of covenants prohibiting the creation of certain junior liens or leasehold estates may need to demonstrate that enforcement is reasonably necessary to protect against impairment of the lender's security or to protect against an increased risk of default. Although the foregoing court decisions may have been preempted, at least in part, by certain federal laws, the scope of such preemption, if any, is uncertain. Accordingly, a California or Oregon court could prevent the trustee and the holders of notes from declaring a default and accelerating the notes by reason of a breach of this covenant, which could have a material adverse effect on the ability of holders to enforce the covenant.

Not all of our assets are pledged as collateral for the notes and not all of our subsidiaries are guarantors; therefore, if the notes are undersecured, your right to receive payments on the notes will be effectively subordinated to some of our and our subsidiaries' other liabilities, including our new credit facility, to the extent of the collateral securing these other liabilities.

        The notes and the related guarantees are secured by substantially all of the buildings, fixtures and equipment that comprise the Portland Mill, the Pueblo Mill and the Napa Pipe Mill, together with the real property on which the buildings are located. The collateral securing the notes and the guarantees, however, do not include, among other things, the following (the "excluded assets"):

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  inventory and accounts receivable and related books and records;

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  any partnership interests in CF&I or Camrose Pipe Company ("Camrose") or any capital stock of (or other equity interests in) New CF&I, Inc. ("New CF&I") or any of our other subsidiaries;

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  any intercompany debt;

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  the approximately 7,900 acres of real property outside the Pueblo Mill that are unrelated to the operation of the mill and any contracts of sale or lease for any of this property;

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  the approximately 67 acres of real property in Camrose, Alberta, on which the Camrose Pipe Mill is located, together with all buildings, improvements and fixtures thereon, and all related leases, rents and other rights;

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  motor vehicles and mobile equipment owned by us and our subsidiaries;

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  intellectual property and other intangibles unrelated to production property, plant and equipment, its operation or the production and manufacturing process; and

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  rights under contracts, agreements, licenses and other instruments that by their express terms prohibit the assignment thereof or the grant of a security interest therein.

        The notes and the guarantees are effectively subordinated to all of our other existing and future liabilities to the extent that any of these excluded assets are collateral for those other liabilities. Each guarantee likewise will be effectively subordinated to all other existing and future liabilities of the respective subsidiary guarantors to the extent that any excluded assets are collateral for those other liabilities. In particular, the notes and the guarantees are effectively subordinated to $75 million principal amount of debt under our new credit facility to the extent of the collateral securing that debt. This collateral includes accounts receivable and inventory and related books and records owned by us, New CF&I and CF&I, intercompany debt and the capital stock of or other equity interests in our subsidiaries. Borrowings under our new credit facility may in the future be secured by similar collateral owned by our other subsidiaries and the amounts borrowed may be increased from time to time. In addition, the indenture permits us and the subsidiary guarantors to create liens on other assets, including liens securing purchase money debt, and the notes and the guarantees also would be effectively subordinated to that purchase money debt and other obligations secured by such permitted liens. As a result, upon any distribution to our creditors or the creditors of any subsidiary guarantors in bankruptcy, liquidation, reorganization or similar proceedings, or following acceleration of our debt or an event of default under that debt, the lenders under our new credit facility, our purchase money debt and any of our or our subsidiary guarantors' other secured debt will be entitled to be repaid in full from the proceeds of the assets securing such debt before any payment is made to you from such proceeds, and you would share pari passu with such creditors in any remaining proceeds.

        Some of our subsidiaries, including Camrose, did not guarantee the notes or pledge any collateral to secure the notes or the guarantees. The notes and the guarantees are effectively subordinated to all existing and future liabilities of these non-guarantor subsidiaries. As a result, upon any distribution to the creditors of any non-guarantor subsidiary in bankruptcy, liquidation, reorganization or similar proceedings, or following acceleration of our debt or an event of default under that debt, those creditors would be entitled to be repaid in full before any payment is made to you, and you would share pari passu with our other creditors in any remaining proceeds.

        In the aggregate, our non-guarantor subsidiaries accounted for approximately 6.3% of our consolidated total assets as of September 30, 2002 and approximately 5.1% and 0.2% of our consolidated EBITDA and consolidated net income, respectively, for the twelve months ended September 30, 2002. As of September 30, 2002, our non-guarantor subsidiaries had an aggregate of $1.7 million of total long-term debt (none of which would be classified as short-term) and $32.5 million of other liabilities (including liabilities other than indebtedness). This total long-term debt represents US$1.7 million of borrowings by Camrose under the Can$15 million Camrose credit facility which is secured by Camrose's assets. Furthermore, New CF&I is a holding company whose only material assets consist of the general partnership interest in CF&I and the capital stock of Colorado and Wyoming Railway Company, a subsidiary, none of which will be pledged as collateral for its guarantee. As a result, the guarantee of New CF&I will initially not be secured by any assets and will only be secured if and to the extent that New CF&I acquires any assets (other than excluded assets) in the future.

        The notes and the guarantees will rank pari passu in right of payment with all other existing and future senior debt of the Company and the subsidiary guarantors, including borrowings under our new credit facility, with respect to proceeds from assets not constituting collateral for the notes or for such other debt. As of September 30, 2002, we and the subsidiary guarantors would have had, in addition to the notes and our new credit facility and excluding intercompany liabilities, no long-term debt and $227.8 million of other liabilities.

        The maximum amount of additional debt we may incur (excluding the notes and our new credit facility) under the most restrictive reading of the covenants in the indenture and our new credit facility is approximately $20 million plus debt owed by us to the guarantor subsidiaries, provided that such debt is unsecured and contractually subordinated in all respects to the notes. The maximum amount of debt we may incur would be greater if we were not subject to the credit facility covenants.

        All of the additional debt that may be incurred by us and the guarantor subsidiaries under the most restrictive reading of the covenants in the indenture and our new credit facility will rank senior to or pari passu in right of payment with the notes and the guarantees to the extent that the collateral securing such debt does not constitute note collateral.

        Our non-guarantor subsidiaries are not subject to or constrained by the debt restrictions of the indenture. However, our non-guarantor subsidiaries (other than Camrose, Canadian National Steel Company, Camrose Pipe Company, LSI Plate, and Oregon Feralloy Partners) are subject to the debt restrictions under our new credit facility. Our subsidiaries subject to the debt restrictions of our new credit facility may not incur any indebtedness except the following:

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  Debt arising under our new credit facility.

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  Debt existing at the time of execution of our new credit facility and disclosed in schedules to the credit agreement, and certain permitted refinancings, renewals or extensions thereof.

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  Debt for borrowed money not to exceed an aggregate amount of $10,000,000 at any time, which debt is either unsecured or incurred to finance, renew, refinance or extend financing for the acquisition of fixed assets or capital leases and secured solely by liens on the fixed assets or capital leases acquired with such debt.

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  Debt not to exceed $500,000, at any time, for agreements or arrangements designed to protect us against fluctuations in interest rates, currency exchange rates or commodity price.

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  Debt incurred by Colorado and Wyoming Railway Company pursuant to unsecured intercompany loans to us or our guarantors.

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  Intercompany debt that was held at the time we issued the notes.

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  Debt incurred by any subsidiary that is not a guarantor under the indenture pursuant to unsecured intercompany loans to us to the extent that such debt is subordinate to the credit facility obligations on terms satisfactory to our lenders.

        Our new credit facility and the indenture do not limit the additional debt that could be undertaken by Camrose, Canadian National Steel Company, Camrose Pipe Company, LSI Plate, and Oregon Feralloy Partners.

        After providing for all senior claims and all pari passu claims, there may not be sufficient assets available to satisfy our obligations and the obligations of the subsidiary guarantors under the notes and the guarantees. An event of default under or acceleration of our other senior secured debt also may prohibit us and the subsidiary guarantors from paying the notes or the guarantees.

We conduct substantial operations through our subsidiaries, and therefore our ability to make payments on the notes and service our other debt depends on cash flow from our subsidiaries.

        We conduct substantial operations through our subsidiaries, particularly CF&I and Camrose. Consequently, we will depend on distributions or other intercompany transfers of funds from our subsidiaries to make payments on the notes and service our other debt. Distributions and intercompany transfers to us from our subsidiaries will depend on:

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  their earnings;

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  covenants contained in our debt agreements (including our new credit facility and the indenture governing the notes) and the debt agreements of our subsidiaries;

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  covenants contained in other agreements to which we or our subsidiaries are or may become subject;

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  business and tax considerations; and

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  applicable law, including state laws regulating the payment of dividends and distributions.

        The operating results of our subsidiaries at any given time may not be sufficient to make distributions or other payments to us and any distributions may not be adequate to pay principal and interest and any other amounts on the notes or our other debt when due.

        Our subsidiaries are separate and distinct legal entities and, except for the subsidiary guarantors, have no obligation, contingent or other, to pay any amounts due on the notes or our other debt or to make any funds available to make these payments. In addition, some of our subsidiaries (including CF&I, New CF&I and Camrose) are not wholly owned. As a result, we may owe a fiduciary duty to the holders of minority interests in those subsidiaries and may therefore be unable to exercise unrestricted control of such subsidiaries.

The agreements governing the notes and our other debt impose financial and operating restrictions on our business which may limit our ability to take advantage of business opportunities and the violation of which could result in an event of default under our debt agreements.

        The agreement governing our new credit facility and the indenture governing the notes contain covenants imposing financial and operating restrictions on our business. These restrictions may affect our ability to operate our business and may limit our ability to take advantage of potential business opportunities as they arise. These restrictions limit our ability to, among other things:

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  pay dividends, redeem stock or make other distributions or restricted payments;

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  incur indebtedness or issue preferred shares;

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  make certain investments;

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  create liens;

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  enter into sale and leaseback transactions;

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  agree to payment restrictions affecting the subsidiary guarantors;

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  consolidate or merge;

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  sell or otherwise transfer or dispose of assets, including equity interests of our subsidiaries;

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  enter into transactions with our affiliates;

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  designate our subsidiaries as unrestricted subsidiaries; and

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  use the proceeds of permitted sales of our assets.

        Our new credit facility also requires us to meet a number of financial ratios and tests, including minimum consolidated EBITDA requirements, monthly fixed charge coverage ratios, maximum senior debt ratios and maximum consolidated tangible net worth tests. Our ability to comply with these financial covenants and the restrictions described above may be affected by events beyond our control, including prevailing economic, financial and industry conditions. The breach of any of these covenants or restrictions could result in an event of default under the indenture governing the notes and under our new credit facility. An event of default under our debt agreements would permit some of our lenders to declare all amounts borrowed from them to be due and payable and could permit them to foreclose on our assets securing such debt.

A court could cancel the guarantees of the notes by our subsidiaries under fraudulent transfer law which would negatively impact the ability of the noteholders to be paid if there is an event of default.

        CF&I and New CF&I have guaranteed the notes, and each subsidiary guarantor has granted a security interest in its material assets to secure its guarantee. Although the guarantees provide you with a direct claim against the assets of the subsidiary guarantors, under federal bankruptcy law and comparable provisions of state fraudulent transfer laws, in certain circumstances a court could cancel a guarantee and order the return of any payments made thereunder to the subsidiary guarantor or to a fund for the benefit of its creditors.

        A court might take these actions if it found, among other things, that when the subsidiary guarantor incurred the debt evidenced by its guarantee (i) it received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee and (ii) that any one of the following conditions was satisfied:

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  the subsidiary guarantor was insolvent or rendered insolvent by reason of the incurrence;

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  the subsidiary guarantor was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital; or

  •
  the subsidiary guarantor intended to incur, or believed (or reasonably should have believed) that it would incur, debts beyond its ability to pay as those debts matured.

        In applying the above factors, a court would likely find that a subsidiary guarantor did not receive fair consideration or reasonably equivalent value for its guarantee, except to the extent that it benefited directly or indirectly from the notes' issuance. The determination of whether a subsidiary guarantor was or was rendered "insolvent" when it entered into its guarantee will vary depending on the law of the jurisdiction being applied. Generally, an entity would be considered insolvent if the sum of its debts (including contingent or unliquidated debts) is greater than all of its property at a fair valuation or if the present fair salable value of its assets is less than the amount that will be required to pay its probable liability on its existing debts, including contingent or unliquidated debts, as they become absolute and matured.

        If a court canceled a subsidiary guarantor's guarantee, you would no longer have a claim against that subsidiary guarantor. Our assets and the assets of the remaining subsidiary guarantor may not be sufficient to pay amounts then due under the notes.

We may be unable to repurchase the notes upon a change of control.

        Upon the occurrence of specific change of control events, we will be required to offer to repurchase your notes at 101% of their principal amount, plus accrued and unpaid interest to the date of repurchase. The lenders under our new credit facility will have a similar right to be repaid upon a change of control. Any of our future debt agreements also may contain a similar provision. Our ability to pay cash to the holders of the notes in connection with a repurchase will be limited by our then existing financial resources. Accordingly, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of notes. The terms of our new credit facility also will limit our ability to purchase your notes until all debt under our new credit facility is paid in full. Any of our future debt agreements may contain similar restrictions. Accordingly, it is possible that restrictions in our new credit facility will not allow these repurchases. If we fail to repurchase any notes submitted in a change of control offer, it would constitute an event of default under the indenture which would, in turn, constitute an event of default under our new credit facility and could constitute an event of default under our other debt, even if the change in control itself would not cause a default.

There is currently no public market for the notes and we will not create such a market, consequently an active trading market may not develop for the notes, which could adversely affect the market price and liquidity of the notes.

        The notes are a new issue of securities and there is no existing market for the notes. We will not create a market for the notes. Accordingly, an active market may not develop for the notes and any market that may develop may not be liquid. If an active market does not develop, the market price and liquidity of the notes may be adversely affected. Future trading prices of the notes will depend on many factors, including, among other things, prevailing interest rates, our operating results and the market for similar securities. Historically, the market for high-yield debt has been subject to disruptions that have caused substantial fluctuations in the prices of these securities. The market for the notes may be subject to these disruptions, and may be subject to this volatility, either of which could have an adverse effect on the price and liquidity of the notes. The initial purchaser has advised us that it presently intends to make a market in the notes, although it is under no obligation to do so and may discontinue any market-making activities at any time without notice. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes in any automated dealer quotation system, but the notes have been designated for trading in The Portal Market. See "Description of Notes—Registration Rights, Exchange Offer".

The trustee and holders of the notes may face potential "owner or operator" environmental liability as a result of a foreclosure on the collateral securing the notes.

        The notes and the guarantee of CF&I are secured by liens on real property. Under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), a secured lender, in certain circumstances, may be held to have an obligation to remediate or may be held liable for the costs of remediating releases or threatened releases of hazardous substances at a mortgaged property. The costs of environmental remediation are often substantial. In general, secured lenders are excluded from CERCLA's definition of "owner or operator," particularly in light of recent amendments to CERCLA specifically setting forth "safe harbor" provisions for lenders and other secured creditors. State laws, in many cases, have followed suit, including California.

        Under the indenture, the trustee may, prior to taking certain actions, request that holders of notes provide an indemnification against its costs, expenses and liabilities. It is possible CERCLA (or analogous) cleanup costs could become a liability of the trustee and cause a loss to any holder of notes that provided an indemnification. In addition, such holders may act directly rather than through the trustee, in specified circumstances, in order to pursue a remedy under the Indenture. If holders of notes exercise that right, they could be deemed to be lenders that are subject to the risks discussed above if they act outside the safe harbor provisions of the statutes.

If we or our subsidiary guarantors become subject to bankruptcy proceedings, your rights to receive payment on the notes or the guarantees or receive proceeds from the realization on the collateral may be significantly impaired.

        The right of the collateral agent or the trustee under the indenture to repossess and dispose of any of the collateral may be significantly limited by applicable bankruptcy laws. Under U.S. federal bankruptcy laws, secured creditors, such as the collateral agent, the trustee and the holder of notes, are prohibited from foreclosing upon collateral held by a debtor in a bankruptcy case, or from disposing of collateral repossessed from such a debtor, without bankruptcy court approval. Moreover, applicable U.S. federal bankruptcy laws generally permit a debtor to continue to retain and to use pledged assets, including cash collateral, even if the debtor is in default under the applicable debt instruments, provided that the secured creditor is given "adequate protection." The interpretation of the term "adequate protection" may vary according to circumstances, but it is generally intended to protect the value of the secured creditor's interest in collateral.

        Because the term "adequate protection" is subject to varying interpretation and because of the broad discretionary powers of a bankruptcy court, following commencement of and during a bankruptcy case a bankruptcy court may not permit payments under the notes or the guarantees to be made or permit the collateral agent or the trustee to foreclose upon or sell any of the collateral either in a timely manner or at all. In addition, a bankruptcy court may not compensate holders of notes for any delay in payment or loss of value of collateral securing the notes and the guarantees under the doctrine of "adequate protection."

        In addition, if a bankruptcy court determined that the value of the collateral securing the notes and the guarantees was less than all amounts due on the notes, the noteholders would become holders of "undersecured claims." Applicable federal bankruptcy laws do not permit the payment and/or accrual of interest, cost and attorney's fees for "undersecured claims" during a debtor's bankruptcy case. See "Description of Notes—Certain Limitation on the Collateral—Certain Bankruptcy Limitations."

        Further, bankruptcy and fraudulent transfer laws could allow a court to limit payments to holders of the notes or subordinate the obligations of the guarantors with respect to the notes. In addition, under U.S. federal bankruptcy law and comparable provisions of state fraudulent transfer laws, the indebtedness represented by the notes, the guarantees and/or the liens on collateral may be avoided or the claims on this indebtedness or liens could be subordinated to our other debt.

        Accordingly, if we or our subsidiary guarantors become subject to bankruptcy proceedings, the ability of the holders of the notes to receive payment on the notes or the guarantees or to receive proceeds from the realization of the collateral may be significantly impaired.

RISKS RELATING TO OUR BUSINESS

Until recently, the steel industry had been experiencing weak demand for products, excess capacity and low prices, and if those conditions return we could be required to reduce prices for our products and our profitability could be adversely impacted.

        Recently implemented import protection measures, improving conditions in the manufacturing economy and reduced U.S. steel production capacity have significantly reduced domestic oversupply and excess capacity, and have resulted in increased prices for steel products in the U.S. In recent years, however, the steel industry had faced weakened demand, overcapacity and low prices for products, and these conditions caused a significant number of companies in the steel industry to file for bankruptcy, including some that are substantially larger than Oregon Steel. Excess supply continues to be a problem globally, as worldwide steel production remains high.

        If the domestic steel industry again experiences weak demand and overcapacity, this will further intensify competitive pricing and result in additional pressures on capacity utilization and profit margins. In addition, service centers, which play a significant role in determining steel prices in the spot market, could look to liquidate inventories in the face of weakened demand, thereby causing prices to drop quickly and sharply. Price decreases also could result from the liquidation of inventory by bankrupt steel manufacturers. If the steel industry experiences weak demand and overcapacity in the future, the price of our steel products will likely decrease and our ability to realize our target profit margins will be impaired.

We service cyclical industries and do not generally have long-term contracts with our customers, and therefore any downturn in these industries could reduce our revenue and profitability.

        We sell many products to cyclical industries, such as the rail transportation, construction, capital equipment, oil and gas and durable goods segments. Their demand for our products changes as a result of economic conditions, energy prices or other factors beyond our control. For example, the demand for our rail products is impacted by seasonal demand, as dictated by the major railroads' procurement schedules. Demand for oil country tubular goods, which include both seamless pipe and ERW pipe, can be subject to seasonal factors, particularly for sales to Canadian customers. Overall demand for these goods also is subject to significant fluctuations due to the volatility of the oil and gas prices and North American drilling activities, which have generally declined since June 2001, as well as other factors such as competition from imports.

        We generally do not have long-term contracts with our customers. We do have contracts ranging from one year to three years with the major railroads, but these customers may not take delivery of their projected requirements. In addition, many of our contracts, such as our contract to supply 370,000 tons of large-diameter pipe to Kern River Gas Transmission Co., may be terminated by the customer before delivery of the full contracted amount. Our large diameter pipe contracts, however, generally subject a customer to significant penalties for early termination. Failure of the railroads to take delivery of their full projected requirements or early termination of the Kern River contract could reduce our sales or force us to change to a less profitable product mix, either of which could have a material adverse effect on our business.

        Our product mix and levels of production and sales therefore are subject to fluctuations and curtailments in the demands of our customers for our products. For example, we made the decision to shut down our seamless pipe operation from May 1999 until September 2000 and again from November 2001 until April 2002 because of weakened demand in the oil and gas sector. Changes in our product mix can materially affect our operating results due to variation in selling prices and profit margins of products. For example, we experienced a decline in average selling price and total sales in 2000 compared to 1999 due in part to the shift in product mix from higher priced welded pipe products to lower priced plate and coil products. As a result of the volatility of the industries we serve, we may have difficulty increasing or maintaining our sales and profitability if we are not able to divert sales of our products to customers in other industries when one or more of our customers' industries is experiencing a decline.

We face significant competition in our principal markets, and increased competition could reduce our gross margins and net income.

        The principal markets that we serve are highly competitive. We compete with other steel manufacturers primarily on the basis of product quality, price and responsiveness to customer needs. Many of our competitors are larger and have substantially greater capital resources, more modern technology and lower labor and raw material costs than we do. Consolidation of our competitors and the purchase by our competitors of assets of producers that have exited the industry could further increase the size and resources of these competitors. In addition, competition from foreign producers has had and may in the future have a significant negative impact on our operations, depending upon various factors, including the level of domestic prices, global and regional steel demand, exchange rates and foreign subsidies. Until recently we had been experiencing competition from foreign suppliers of semi-finished and finished products in addition to steel. This competition has been significantly reduced as a result of recently implemented import restrictions. These restrictions were recently scaled back, however. Accordingly, this competition could reemerge. While we are one of two North American manufacturers of rail for the major railroads, foreign suppliers compete with us in the domestic rail market. In addition, one U.S. steel company has announced that it plans to start shipping non-specialty rail in the first quarter of 2003 and another U.S. steel company has expressed an interest publicly in manufacturing rail, either of which will increase competition in the rail market. Increased competition, especially combined with excess production capacity in some products, could force us to lower our prices or to offer increased services at a higher cost to us, which would reduce our gross margins and net income.

Unplanned repairs or equipment outages could interrupt production and reduce income or cash flow.

        Our operations depend upon critical pieces of equipment, such as electric arc furnaces and semifinished casters, that may occasionally be out of service due to routine scheduled maintenance or equipment failures. Any unplanned unavailability of critical equipment would interrupt our production capabilities and reduce our sales and profitability. Although we have not recently experienced any equipment failures that have resulted in the complete shutdown of a major portion of our steelmaking production for a significant period, we have experienced unscheduled equipment outages in the past and we could have material shutdowns in the future.

The inputs used to produce our products are subject to price fluctuations that could increase our costs of production and adversely affect our profitability.

        Our principal raw material for the steel minimills at the Portland and Pueblo Mills is ferrous scrap metal derived from, among other sources, junked automobiles, railroad cars and railroad track materials and demolition scrap from obsolete structures, containers and machines. In addition, direct-reduction iron, hot-briquetted iron and pig iron (collectively "alternate metallics") can substitute for a limited portion of the scrap used in minimill steel production, although the sources and availability of alternate metallics are substantially more limited than those of scrap. The purchase prices for scrap and alternate metallics are affected by cyclical, seasonal and other market factors. Prices also fluctuate on the basis of factors affecting supply, such as demand from domestic and foreign steel producers, periodic shortages, freight costs, speculation by brokers, export markets and other conditions. Most of these factors are beyond our control. The cost of scrap and alternate metallics to us can vary significantly, and our product prices often cannot be adjusted, especially in the short-term, to recover the costs of increases in scrap and alternate metallics prices.

        In recent years, we purchased material quantities of semi-finished steel slabs on the open market for use in the production of finished plate and coiled plate. These purchases are made on the spot market. While prices on the international slab market have been generally favorable and slab availability has not been restricted, and while we believe the recently announced import restrictions will not materially impact either the supply or cost of steel slabs, the slab market and pricing are subject to significant volatility, and slabs may not be available at reasonable prices in the future. We expect semifinished slab purchases to represent approximately 60% of our production needs for finished plate and coiled plate in 2002.

The western United States experienced a shortage of electricity in late 2000 and early 2001, and any future shortage could disrupt our business and reduce our profitability.

        Steel manufacturing is an energy intensive industry. In the fourth quarter of 2000 and the first quarter of 2001, the western United States experienced repeated episodes of diminished electrical power supply. As a result of these episodes, certain areas were subject to "rolling blackouts" or other unscheduled interruptions of electrical power. In addition, the cost of electrical power increased significantly during this period. Although there have been no recent episodes of diminished electrical power supply and we do not expect any to occur in the foreseeable future, electrical shortages and the related unscheduled interruptions in supply and increased costs may occur nonetheless. Any disruption in supply could reduce our manufacturing levels and consequently our sales and profitability. In addition, a substantial increase in specific utility or service costs could have a material adverse effect on our margins if we are unable to pass along the higher costs to our customers.

Supply limitations, including as a result of trade tariffs or quotas or port closures, would constrain our production and could materially and adversely affect our sales and profitability.

        As described above, we purchase material quantities of semifinished steel slabs on the open market for use in the production of finished plate and coiled plate because, following the addition of the Steckel Combination Mill to the Portland Mill in 1998, the production of finished specialty steel plate and coiled plate has exceeded the steel slab production of the Portland Mill. We expect semifinished slab purchases to represent approximately 60% of our production needs for finished steel plate and coiled plate in 2002.

        From time to time the Napa Pipe Mill purchases specialty steel plate from outside suppliers. We expect specialty steel plate purchases from outside parties to represent approximately 8% of the Napa Pipe Mill's production needs in 2002.

        On March 5, 2002, President Bush announced the imposition of restrictions on a wide range of steel imports for three years, including a 30% tariff on steel plate and a 30% tariff on imports of steel slabs in excess of 5.4 million tons in year one. The tariffs on steel plate and slabs decline to 24% in year two and 18% in year three. The tariffs on steel slabs in years two and three are on imports in excess of 5.9 million tons and 6.4 million tons in those years, respectively. Imports from Mexico, a large exporter of slab to the U.S., and Canada and certain developing countries are exempted from these restrictions. While we expect these restrictions will not materially impact either the supply or the cost of steel slabs, this may not be the case.

        Some of the slabs we purchase are delivered by ship. Any disruption to port operations, including those caused by the labor dispute between the Pacific Maritime Association and the International Longshore and Warehouse Union, could materially impact the supply or the cost of steel slabs, which could have a material adverse effect on our production and sales levels and our profitability.

        In addition, while we expect near-term supplies of scrap and alternative metallics, the raw materials for our minimills, to continue to be available in sufficient quantities, there may be interruption or limitations in supply in the future. A disruption or curtailment in the supply of any of these inputs could constrain our production in general or require us to reallocate resources, thereby constraining our production of more profitable products. These constraints could have a material adverse effect on our production and sales levels and our profitability.

Our cash flow from operations and available credit may not be sufficient to meet our capital requirements, and as a result we may need additional financing in the future, which may not be available.

        We believe our anticipated cash needs for budgeted capital expenditures and for working capital through the end of 2002 will be met from funds generated by operations. In addition, we closed on a new $75 million revolving credit facility concurrently with the closing of the sale of the original notes. This facility will expire on the third anniversary of its closing date.

        The amounts available from these sources and from proceeds of this offering, borrowings under our new credit facility and existing cash balances, however, may not be sufficient to meet our cash requirements if our results of operations are materially lower than anticipated, if our available borrowings under our new credit facility are less than anticipated or if our cash needs are greater than anticipated. The amount of borrowings which may be outstanding under our new credit facility at any time will be limited to a specified percentage of our eligible accounts receivable and eligible inventory. Moreover, our ability to borrow under our new credit facility will require compliance with its financial and other covenants. In addition, the Company faces potential costs and liabilities associated with environmental compliance and remediation issues and the labor dispute at the Pueblo Mill. Please refer to the risk factors on pages 30 through 35 under "Risks Related to Our Business" for a description of risks related to those matters. As a result, or for other reasons, we may need to enter into new financing arrangements and raise additional capital in the future.

        Any debt that we incur in the future will increase the amount of our outstanding debt, our debt service requirements and the related risks that we face. See "—Risks Related to Our Substantial Debt." We may not be able to obtain the necessary sources of liquidity and financing on satisfactory terms, or at all. If we are unable to secure additional financing or raise additional capital on satisfactory terms, we may not be able to take advantage of future opportunities or respond to demands of customers and competitors.

The resolution of pending environmental actions and our costs of compliance with environmental orders and regulations may materially and adversely affect our competitiveness and profitability. In addition, some pending environmental actions relate to real property securing the notes and may reduce or eliminate the value of that real property because potential buyers are often unwilling to purchase real property that may require remediation actions.

        We are subject to extensive federal, state and local environmental laws and regulations concerning, among other things, wastewater, air emissions, toxic use reduction and hazardous materials storage, handling and disposal. The Portland and Pueblo Mills, like other similar steel mills in the industry, generate hazardous waste from the melting operation of the electric arc furnaces, primarily dust containing heavy metals. We are subject to increasingly stringent environmental standards, including those relating to air emissions, waste water and stormwater discharge and hazardous materials use, storage, handling and disposal, and will likely be required to make additional expenditures, which could be significant, relating to environmental matters on an ongoing basis. Furthermore, although we have established reserves for environmental remediation, the cost of remedial measures that might eventually be required by environmental authorities may exceed those reserves. In addition, additional environmental claims, requiring further remedial expenditures in excess of our reserves, might be asserted by environmental authorities or private parties. We also may be subject to legal proceedings brought by private parties or governmental agencies with respect to environmental matters. Expenditures related to these matters could have a material adverse effect on our business.

        Expenditures or proceedings of the nature described above, or other expenditures or liabilities resulting from hazardous substances located on our property or used or generated in the conduct of our business, or resulting from circumstances, actions, proceedings or claims relating to environmental matters, may have a material adverse effect on us by reducing profitability and cash available for other uses. At September 30, 2002, our financial statements reflected total accrued liabilities of $36.7 million to cover future costs arising from environmental issues relating to our properties. Our actual future expenditures, however, for installation of and improvements to environmental control facilities, remediation of environmental conditions existing at our properties and other similar matters cannot be conclusively determined and expenditures in excess of our accrual could have a material adverse effect on our business by reducing our profitability and cash available for other uses.

        We own or have owned properties and conduct or have conducted operations at properties which have been assessed as contaminated with hazardous or other controlled substances or as otherwise requiring remedial action under federal, state or local environmental laws or regulations. As a result, we are subject to several actual or potential environmental remediation obligations and potential environmental related liabilities, including the following:

  •
  We entered a Voluntary Clean-up Agreement with the Oregon Department of Environmental Quality ("DEQ") in May 2000 committing us to conduct a full remedial investigation of, whether and to what extent, past or present operations at the Portland Mill might have affected sediment quality in the Willamette River. Based on preliminary findings, the DEQ has requested that we begin a full remedial investigation, including areas of investigation throughout the Portland Mill, and implement source control as required. We estimate costs of that investigation could range from $732,000 to $1,872,000 over the next two years. Based on the results of the investigation, the DEQ may require us to incur costs associated with additional phases of investigation, remedial action or implementation of source controls. While insurance is covering the costs of the investigation, subject to a standard reservation of rights, any additional actions we are required to take by the DEQ could cause us to incur costs either in excess of available insurance amounts or not covered by insurance, which could have a material adverse effect on our results of operations.

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  We, along with 68 other entities, have been identified by the U.S. Environmental Protection Agency ("EPA") as a potentially responsible party ("PRP") under CERCLA with respect to contamination in a portion of the Willamette River that has been designated as the "Portland Harbor Superfund Site." The letter advised us that we may be liable for costs of remedial investigation and remedial action at the site, which liability, under CERCLA, may be joint and several with other PRPs. The letter also advised us that we may be liable for natural resource damages that may be associated with any releases of contaminants, principally at the Portland Mill site, for which we have liability. While a decision regarding liability is not expected from the EPA for three to five years, a determination that we are a PRP could cause us to incur costs associated with remedial action, natural resource damage and natural resource restoration, which could have a material adverse effect on our results of operations.

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  In connection with the acquisition of the Pueblo Mill our subsidiary, CF&I, accrued a liability of $36.7 million for environmental remediation related to the prior owner's operations. In addition, as part of the postclosure permit requirements for hazardous waste units at the Pueblo Mill, CF&I must conduct a corrective action program for the 82 solid waste management units at the facility and continue to address projects on a prioritized corrective action schedule. At September 30, 2002, the accrued liability was $30.2 million, of which $26.6 million was classified as non-current in the consolidated balance sheet. If the cost of remediation exceeds our accrual, or if regulatory authorities decide to accelerate the corrective action program schedule, our results of operations could be materially and adversely affected.

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  In May 2000, the EPA issued a final determination that one of the two electric arc furnaces at the Pueblo Mill was subject to federal New Source Performance Standards Subpart AA ("NSPS AA"). CF&I has offered, however, to voluntarily exceed the NSPS AA requirements at issue by converting to a new single furnace that will meet NSPS AAA standards, which are stricter than NSPS AA standards. CF&I has reached an agreement in principal with the EPA that will allow for a compliance schedule to accommodate the conversion to the new single furnace. CF&I expects that, to resolve the EPA matter, it will be required to commit to the conversion to the new furnace (to be completed approximately two years after permit approval and expected to cost, with all related emission control improvements, approximately $20.0 million) and to pay approximately $450,000 in penalties and fund certain supplemental environmental projects valued at approximately $1.1 million, including the installation of additional pollution control equipment at the Pueblo Mill. CF&I has already agreed to convert to a single NSPS AAA compliant furnace as part of its settlement of a related matter with the Colorado Department of Public Health and Environment. If CF&I is unable to reach a resolution with the EPA accommodating conversion to a new furnace or if CF&I is required to pay additional penalties or fund additional supplemental environmental projects as part of the resolution, our results of operations and cash flows could be materially and adversely affected.

        We are also subject to environmental claims asserted by private parties, including the following:

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  In April 2000 the United Steel Workers of America (the "Union") filed a "citizen" suit against us and CF&I under the Clean Air Act alleging violations of several air emission limits and standards at the Pueblo Mill and seeking declaratory judgment regarding the applicability of certain emission standards, injunctive relief, civil penalties and attorney's fees. The suit was dismissed in July 2001, but the Union has appealed the dismissal. If the Union prevails on appeal, and we or CF&I is determined to have any liability or any injunctive relief is granted in any subsequent proceedings requiring us or CF&I to suspend or modify operations, our business could be materially and adversely affected.

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  We are the defendant in a "citizen" lawsuit brought in April 2001 under the Clean Air Act by the Union, along with two other environmental groups, alleging that we violated various air emission limits and conditions of our operating air contaminant discharge permits at the Portland Mill. The suit seeks injunctive relief and an unspecified amount of civil penalties. While we believe we have factual and legal defenses to the allegations and intend to defend the matter vigorously, the outcome of litigation such as this is difficult to predict and an adverse determination requiring us to pay civil penalties or to suspend or modify our operations could have an adverse effect on our business.

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  We have received a letter from a private party asserting that we may be a potentially responsible party under CERCLA for a site allegedly contaminated in part from a commodity by-product that was sent by us to a prior site owner. We deny any liability because the material was not a waste, but rather was a useful product exempt from liability under CERCLA. In addition, we understand that this by-product material was a very small fraction of the total amount of material processed at the site. We do not have any information on the nature of the contamination, the estimated costs of remediation or how either relates to the material supplied by us and consequently we are unable to assess the likelihood or amount of any potential liability. A negative outcome on this matter requiring us to pay remediation costs could have a material adverse effect on our business.

        A number of the obligations, liabilities and claims described above relate to real property securing the notes and the related guarantees and could reduce or eliminate the value of that real property. Accordingly, you may not receive full payment on your notes following an event of default.

Most of the employees of CF&I belong to unions; any labor disruptions, work stoppages or significant negotiated wage increases, which could reduce our sales or increase our costs, and accordingly could have an adverse effect on our business.

        Most of CF&I's employees belong to unions. Accordingly, CF&I negotiates collective bargaining agreements with these unions. Any failure to reach agreement on new labor agreements when required might result in a work stoppage that could, depending upon the operations affected and the length of the work stoppage, have a material adverse effect on our operations. In addition, a contract may be renegotiated with significant increases in wages or other adverse economic terms, which would increase our costs and could reduce our profitability. As more fully explained in the section immediately below, we do not have collective bargaining agreements at the Pueblo Mill due to a labor dispute.

        CF&I is party to a dispute stemming from a strike at the Pueblo Mill and a related job action of certain bargaining unit employees of the Colorado and Wyoming Railway Company. See the following Risk Factor for a discussion of the risks related to this dispute.

        In September 2002 the Northwest Metal Producers Association filed an election petition with the National Labor Relations Board seeking to represent the workers at the Portland Mill. The Northwest Metal Producers Association is a new union made up entirely of workers at the Portland Mill. If the petition is granted, the workers at the Portland Mill would vote on whether to be represented by the union. If the workers vote in favor of union representation, our operations at the Portland Mill would be subject to the same risks described in the preceding paragraph relating to CF&I, including the risk that the employees of the Portland Mill could negotiate a contract with significant wage increases or other adverse economic terms, which would increase our costs and reduce our profitability.

Adverse determination of the dispute relating to the strike by the United Steel Workers of America at the Pueblo Mill and a related job action at the Colorado and Wyoming Railway could have a material adverse effect on our financial condition if CF&I is required to pay significant damages.

        CF&I is party to a dispute stemming from the 1997 strike by the Union at the Pueblo Mill (the "Pueblo Strike") and the related job action of certain bargaining unit employees of the Colorado and Wyoming Railway Company ("C&W"), a wholly owned subsidiary of New CF&I (the "C&W Action").

The strike occurred in October 1997 after the expiration of the labor contracts between CF&I and the employees at our Pueblo Mill. There are no collective bargaining agreements in place with the employees at the Pueblo Mill, and the parties are operating under the terms of the expired collective bargaining agreements and changes implemented by CF&I after negotiations with the Union. The Union has filed charges with the National Labor Relations Board ("NLRB") challenging CF&I's practice in this regard.

        The Pueblo Strike involved approximately 1,000 bargaining unit employees. On December 30, 1997, the Union called off the Pueblo Strike and made an unconditional offer to return to work. Because CF&I had hired permanent replacement workers to replace the striking union members, CF&I refused to reinstate the strikers. Instead, the striking union members were put on a preferential hiring list to be reinstated to their former jobs as positions became available. As of September 30, 2002, approximately 220 of the formerly striking employees had not been offered reinstatement.

        In February 1998, the Regional Director of the NLRB Denver office issued a complaint against CF&I, alleging violations of several provisions of the National Labor Relations Act. After a hearing on these allegations before an Administrative Law Judge (the "ALJ"), the ALJ ruled in May 2000 that CF&I, among other things, was liable for unfair labor practices and ordered as a remedy the reinstatement of all 1,000 striking employees, effective as of December 30, 1997, with back pay and benefits, plus interest, less interim earnings. CF&I has appealed this decision to the NLRB in Washington, D.C. Either party may appeal the decision of the NLRB to an appropriate federal Circuit Court of Appeals and may also appeal subsequently to the U.S. Supreme Court. Back pay is generally determined by the quarterly earnings of those employees who otherwise would have retained their employment at CF&I less interim wages earned elsewhere by those unreinstated employees. While the final determination of the case could result in back pay being awarded to all striking workers, we believe that such an outcome is improbable. While the amount of damages is difficult to calculate, if the ALJ's determination is upheld throughout the appeals process, the damages that CF&I may be required to pay could have a material adverse effect on our consolidated financial condition results of operations or cash flows. CF&I has not established a reserve for any liability that may result from an adverse determination in this matter. CF&I does not intend to agree to any settlement of this matter that will have a material adverse effect on our business. An ultimate adverse determination against CF&I in this matter, however, may have a material adverse effect on our consolidated financial condition, results of operations, or cash flows. In addition, in connection with this labor dispute, the Union has undertaken certain activities designed to exert public pressure on CF&I. Although such activities have generated some publicity in the news media, CF&I believes that they have had little or no negative impact on its operations, but such activities may have a negative impact in the future.

        During the strike by the Union at the Pueblo Mill, 36 members of several bargaining units who were employed by C&W refused to report to work for an extended period of time, claiming that concerns for their safety prevented them from crossing the picket line. The bargaining unit employees of C&W were not on strike, and because the other C&W employees reported to work without incident, C&W considered those employees to have quit their employment and, accordingly, C&W declined to allow those individuals to return to work. The unions representing those individuals filed claims with C&W asserting that C&W had violated certain provisions of the applicable collective bargaining agreement, the Federal Railroad Safety Act ("FRSA"), or the Railway Labor Act. In all of the claims, the unions demanded reinstatement of the former employees with their seniority intact, back pay and benefits. In January 2001 an arbitration award was rendered against C&W with respect to 30 former employees represented by the United Transportation Board, ordering the reinstatement of those claimants who intend to return to work for C&W at their prior seniority with back pay and benefits, net of interim wages earned elsewhere. In February 2001 C&W filed a petition for review of that arbitration award in the District Court for the District of Colorado, and intends to pursue this matter through the appropriate United States appellate court, if necessary. Given the inability to determine the number of former employees who intend to return to work at C&W and the extent to which mitigating and other factors may impact the liability for back pay and benefits, it is difficult to estimate the liability if there is ultimately an adverse determination against C&W.

        Six of the former C&W employees pursued separate claims against C&W under the terms of a collective bargaining agreement. In March 2001 an award was rendered against C&W, ordering the reinstatement of those claimants who intend to return to work for C&W at their prior seniority with back pay and benefits, net of interim wages earned elsewhere. As of September 30, 2002, two of the six former employees had accepted a settlement from C&W. The remaining four do not agree with the award amount from the Public Labor Board. We do not believe an adverse determination against C&W with regard to the four remaining former employees would have a material adverse effect on our results of operations.

USE OF PROCEEDS

        We will not receive any proceeds from the issuance of the exchange notes offered pursuant to the Exchange Offer. In consideration for issuing the exchange notes as contemplated in this prospectus, we will receive in exchange original notes in like principal amount, the terms of which are identical in all respects to the exchange notes except for certain transfer restrictions and registration rights. The original notes surrendered in exchange for exchange notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the exchange notes will not result in any increase in our indebtedness.

        The net proceeds that we received from the sale of the original notes on July 15, 2002 were approximately $291.4 million, after deduction of discounts, commissions and offering expenses. We used approximately $232.4 million of the net proceeds to discharge our 11% First Mortgage Notes due 2003 and to redeem those notes on August 15, 2002. We also used approximately $27.9 million of the net proceeds to repay our prior revolving credit facility, which we replaced on July 15, 2002. We will use the remainder of the net proceeds for working capital and other general corporate purposes. Our prior revolving credit facility would have expired on September 30, 2002, and, as of June 30, 2002, the average interest rate under the facility was 6.5%.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our historical consolidated ratio of earnings to fixed charges for the periods indicated.

Years Ended December 31,					Nine Months Ended September 30,
1997	1998	1999	2000	2001	2001	2002
—	1.6x	1.9x	—	—	—	1.7x

        This ratio is computed by dividing earnings by fixed charges. For the purpose of determining the ratio of earnings to fixed charges, earnings consist of consolidated income (loss) before income taxes plus fixed charges (net of capitalized interest) and minority interest in income of majority-owned subsidiaries. Fixed charges consist of consolidated interest on indebtedness, adding back capitalized interest and amortization of debt issue costs. Fixed charges exceeded earnings by $3,301,000, $30,268,000, $8,432,000 and $8,947,000 in the years ended December 31, 1997, 2000 and 2001 and for the nine months ended September 30, 2001, respectively.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

        We present below our selected historical consolidated financial data. We derived the financial data as of the end of and for each of the five years in the period ended December 31, 2001 from the audited consolidated financial statements of the Company as of those dates and for those periods. The selected historical financial data as of the end of and for the six months ended September 30, 2001 and September 30, 2002 have been derived from the unaudited consolidated financial statements of the Company as of those dates and for those periods. The unaudited financial statements have been prepared on a basis consistent with the audited financial statements. All adjustments, consisting only of normal recurring adjustments necessary for a fair statement of the interim consolidated financial statements, have been included. Results for the nine months ended September 30, 2001 and September 30, 2002 are not necessarily indicative of results for the fiscal year ending December 31, 2002. You should read the selected historical consolidated financial data together with "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K and Quarterly Report on Form 10-Q and our consolidated financial statements and related notes as of the end of and for such periods.

	Year Ended December 31,					Nine Months Ended September 30,
	1997	1998	1999	2000	2001	2001	2002
	(In thousands, except ratios and per share, ton and per ton amounts)
Income Statement Data:
Sales(1)	$789,380	$937,400	$884,649	$672,017	$780,887	$583,234	$664,921
Cost of sales	702,220	826,606	756,461	619,016	694,941	519,238	573,845
Settlement of litigation	—	(7,037)	(7,027)	—	(3,391)	—	—
Loss (gain) on sale of assets	(2,228)	(4,746)	501	(290)	(10)	9	(1,215)
Selling, general and administrative expenses	51,749	56,189	55,992	51,486	64,300	45,889	44,149
Incentive compensation	7,157	2,890	10,540	698	244	125	3,269

Operating income	30,482	63,498	68,182	1,107	24,803	17,973	44,873
Interest expense	(10,216)	(38,485)	(35,027)	(34,936)	(35,595)	(27,155)	(27,674)
Other income (expense), net	4,249	(484)	1,290	4,355	3,044	882	2,216
Minority interests	(5,898)	(4,213)	(1,475)	(7)	(339)	(961)	(1,723)
Income tax benefit (expense)	(6,662)	(8,387)	(13,056)	11,216	2,159	2,778	(7,558)

Income (loss) before extraordinary items and cumulative accounting change	11,955	11,929	19,914	(18,265)	(5,928)	(6,483)	(10,134)

Extraordinary loss from extinguishment of debt, net of taxes	—	—	—	—	—	—	(1,094)

Cumulative accounting change	—	—	—	—	—	—	(17,967)

Net income (loss)	$11,955	$11,929	$19,914	$(18,265)	$(5,928)	$(6,483)	$(8,927)

Net income (loss), adjusted(2)	$12,495	$12,462	$20,475	$(17,707)	$(5,370)	$(6,047)	$(8,927)

Common Stock Information:
Basic net income (loss) per share	$0.45	$0.45	$0.76	$(0.69)	$(0.22)	$(0.25)	$(0.34)
Diluted net income (loss) per share	$0.45	$0.45	$0.76	$(0.69)	$(0.22)	$(0.25)	$(0.33)
Basic and diluted net income (loss) per share, adjusted(2)	$0.48	$0.47	$0.78	$(0.67)	$(0.20)	$(0.37)	$(0.49)
Weighted average common shares and common equivalents outstanding—basic	26,292	26,368	26,375	26,375	26,378	26,376	26,387
Weighted average common shares and common equivalents outstanding—diluted	26,292	26,368	26,375	26,375	26,378	26,376	26,645

Balance Sheet Data (at end of period):
Working capital	$115,322	$34,427	$101,177	$108,753	$53,462	$47,882	$106,495
Total assets	986,620	993,970	877,254	880,354	869,576	861,438	863,964
Current liabilities	147,496	252,516	101,660	126,748	205,607	196,833	141,226
Long-term debt (excluding current portion)	367,473	270,440	298,329	314,356	233,542	233,464	303,048
Total stockholders' equity	349,007	345,117	352,402	331,645	318,586	323,783	309,721
Other Data:
Depreciation and amortization	$28,642	$45,164	$47,411	$46,506	$46,097	$34,334	$34,935
Capital expenditures	$81,670	$27,754	$15,908	$16,684	$12,933	$10,592	$15,958
Total tonnage sold:
Oregon Steel Division	567,000	808,800	969,800	871,500	829,700	631,616	704,348
RMSM Division	907,600	861,700	734,900	757,000	780,900	577,630	640,395

Total tonnage sold	1,474,600	1,670,500	1,704,700	1,628,500	1,610,600	1,209,246	1,344,743

Operating margin	3.9%	6.8%	7.7%	0.1%	3.2%	3.1%	6.8%
Operating income per ton sold	$21	$38	$40	$1	$15	$15	$33

(1)
Includes electricity sales of $2.8 million and $19.1 million in the fiscal years ended December 31, 2000 and 2001, respectively. The Portland Mill was the beneficiary of a committed power supply contract with a local utility company. Under the contract the utility guaranteed to supply an amount of electricity to the mill at a fixed rate. During the west coast electricity shortage in 2000 and 2001, the Company agreed not to use a daily-determined portion of the guaranteed supply and was compensated by the local utility at a daily-determined rate per megawatt/hour. The revenue from this was included in operating income because the Company made an operational choice to not use power in return for compensation rather than to produce product. There was no direct cost of sales associated with this transaction and, accordingly, the net revenue (compensation in excess of contracted price) fully impacted operating income for the period. Gross profit was partially offset, however, by continued manufacturing overhead costs at the Portland Mill that did not decline with the lower melt shop production resulting from this sale of electricity back to the local utility.

(2)
The Company adopted SFAS 142 effective January 1, 2002. Income was adjusted to exclude goodwill amortization, net of tax and minority interest, of $540,000, $533,000, $561,000, $558,000 and $558,000 for the years ended December 31, 1997, 1998, 1999, 2000 and 2001, respectively, and of $436,000 for the nine months ended September 30, 2001. See Note 6 to the Consolidated Financial Statements included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2002.

THE EXCHANGE OFFER

General

        We are offering to exchange up to $305,000,000 in aggregate principal amount of exchange notes for the same aggregate principal amount of original notes, properly tendered before the expiration date and not withdrawn. We are making the exchange offer for all of the original notes. Your participation in the exchange offer is voluntary, and you should carefully consider whether to accept this offer.

        On the date of this prospectus, $305,000,000 in aggregate principal amount of original notes are outstanding. Our obligations to accept original notes for exchange pursuant to the exchange offer are limited by the conditions listed below under "—Conditions to the Exchange Offer."

        We currently expect that each of the conditions will be satisfied and that no waivers will be necessary.

Purpose of the Exchange Offer

        We issued and sold $305,000,000 in aggregate principal amount of the original notes on July 15, 2002 in a transaction exempt from the registration requirements of the Securities Act. The initial purchaser of original notes subsequently resold the original notes to qualified institutional buyers in reliance on Rule 144A and to non-U.S. persons under Regulation S under the Securities Act.

        Because the transaction was exempt from registration under the Securities Act, you may reoffer, resell or otherwise transfer the original notes only if registered under the Securities Act or if an applicable exemption from the registration and prospectus delivery requirements of the Securities Act is available.

        In connection with the issuance and sale of the original notes, we entered into the registration rights agreement, which requires us to complete this exchange offer on or before February 25, 2003, which is 45 days after this registration statement on Form S-4 is required to be declared effective pursuant to the agreement, to avoid incurring liquidated damages on the original notes.

        In addition, there are circumstances under which we are required to use our best efforts to file a shelf registration statement with respect to resales of the original notes.

        We are making the exchange offer to satisfy our obligations under the registration rights agreement. Otherwise, we are not required to file any registration statement to register any original notes. Holders of original notes that do not tender their original notes or whose original notes are tendered but not accepted will have to rely on exemptions to registration requirements under the securities laws, including the Securities Act, if they wish to sell their original notes. For a more detailed description of the registration rights agreement, see "Description of Notes—Registration Rights, Exchange Offer." We have filed a copy of the registration rights agreement as an exhibit to the Form S-4 filed with the SEC on August 16, 2002.

Resale of Exchange Notes

        We have not requested, and do not intend to request, an interpretation by the staff of the SEC as to whether the exchange notes issued pursuant to the exchange offer in exchange for the original notes may be offered for sale, resold or otherwise transferred by any holder without compliance with the registration and prospectus delivery provisions of the Securities Act. Instead, based on an interpretation by the staff in a series of no-action letters issued to third parties, we believe that exchange notes issued pursuant to the exchange offer in exchange for original notes may be offered for sale, resold and otherwise transferred by any holder of exchange notes if:

  •
  the holder is not our affiliate within the meaning of Rule 405 under the Securities Act;

  •
  the exchange notes are acquired in the ordinary course of the holder's business; and

  •
  the holder does not intend to participate in a distribution of the exchange notes.

        Any holder who exchanges original notes in the exchange offer with the intention of participating in any manner in a distribution of the exchange notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and such secondary resale transaction must be covered by an effective registration statement under the Securities Act containing the selling holder's information required by Item 507 or Item 508, as applicable, of Regulation S-K under the Securities Act.

        Because the SEC has not considered our exchange offer in the context of a no-action letter, we cannot assure you that the staff would make a similar determination with respect to the exchange offer. Any holder that is an affiliate of ours or that tenders in the exchange offer for the purpose of participating in a distribution of the exchange notes may be deemed to have received restricted securities and will not be allowed to rely on this interpretation by the staff and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

        If you participate in the exchange offer, you must acknowledge, among other things, that you are not participating in, and do not intend to participate in, a distribution of exchange notes. If you are a broker-dealer that receives exchange notes for your own account in exchange for original notes, and you acquired your original notes as a result of your market-making activities or other trading activities, you must acknowledge that you will deliver a prospectus in connection with any resale of the exchange notes. Please refer to the section in this prospectus entitled "Plan of Distribution."

Terms of the Exchange Offer

        Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept for exchange any original notes properly tendered and not withdrawn before expiration of the exchange offer. The date of acceptance for exchange of the original notes and completion of the exchange offer, is the exchange date, which will be the first business day following the expiration date unless we extend the date as described in this prospectus. We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of original notes surrendered under the exchange offer. The original notes may be tendered only in integral multiples of $1,000. The exchange notes will be delivered promptly following the expiration of the exchange offer.

        The form and terms of the exchange notes will be substantially identical to the form and terms of the original notes, except the exchange notes:

  •
  will be registered under the Securities Act; and

  •
  will not bear legends restricting their transfer.

        The exchange notes will evidence the same debt as the original notes. The exchange notes will be issued under and entitled to the benefits of the same indenture that authorized the issuance of the original notes.

        The exchange offer is not conditioned upon any minimum aggregate principal amount of original notes being tendered for exchange.

        As of the date of this prospectus, $305,000,000 aggregate principal amount of the original notes are outstanding. This prospectus and the letter of transmittal are being sent to all registered holders of original notes. There will be no fixed record date for determining registered holders of original notes entitled to participate in the exchange offer.

        We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the indenture, the applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations of the SEC. Original notes that are not exchanged in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits their holders have under the indenture relating to the original notes and the exchange notes and, under limited circumstances, the registration rights agreement.

        We will be deemed to have accepted for exchange properly tendered original notes when we have given oral or written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the holders of original notes who surrender them in the exchange offer for the purposes of receiving the exchange notes from us and delivering the exchange notes to the holders. The exchange agent will make the exchange promptly following the date of acceptance for exchange of the original notes. The exchange date will be the first business day following the expiration date unless it is extended as described in this prospectus. We expressly reserve the right to amend or terminate the exchange offer, and not to accept for exchange any original notes not previously accepted for exchange, upon the occurrence of any of the conditions specified below under "—Conditions to the Exchange Offer."

        Holders who tender original notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of original notes. We will pay all charges and expenses, other than applicable taxes described below, in connection with the exchange offer. It is important that you read "—Solicitation of Tenders; Fees and Expenses" and "—Transfer Taxes" below for more details regarding fees and expenses incurred in the exchange offer.

        We will return any original notes that we do not accept for exchange for any reason without expense to the tendering holder promptly following the expiration or termination of the exchange offer.

Expiration Date; Extension; Termination; Amendment

        The exchange offer will expire at 5:00 p.m., New York City time, on January 6, 2003, unless we have extended the period of time that the exchange offer is open. The expiration date will be at least 30 days after the beginning of the exchange offer as required by the registration rights agreement we entered providing for the exchange offer.

        We reserve the right to extend the period of time that the exchange offer is open, and delay acceptance for exchange of any original notes, by giving oral or written notice to the exchange agent and by timely public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. During any extension, all original notes previously tendered will remain subject to the exchange offer unless properly withdrawn.

        We also reserve the right to:

  •
  end or amend the exchange offer and not to accept for exchange any original notes not previously accepted for exchange upon the occurrence of any of the events specified below under "—Conditions to the Exchange Offer" that have not been waived by us; and

  •
  amend the terms of the exchange offer in any manner whether before or after any tender of the original notes.

        If any termination or amendment occurs, we will notify the exchange agent and will either issue a press release or give oral or written notice to you as promptly as practicable. We are generally required to extend the exchange offer for any material amendment to the exchange offer, including the waiver of a material condition, so that at least five business days remain in the exchange offer following the amendment.

Procedures for Tendering Original Notes

        We have forwarded to you, along with this prospectus, a letter of transmittal relating to this exchange offer. Because all of the original notes are held in book-entry accounts maintained by the exchange agent at DTC, a holder need not submit a letter of transmittal if the holder tenders original notes in accordance with the procedures mandated by DTC's Automated Tender Offer Program ("ATOP"). To tender original notes without submitting a letter of transmittal, the electronic instructions sent to DTC and transmitted to the exchange agent must contain your acknowledgment of receipt of and your agreement to be bound by and to make all of the representations contained in the letter of transmittal. In all other cases, a letter of transmittal must be manually executed and delivered as described in this prospectus.

        Only a holder of record of original notes may tender original notes in the exchange offer. To tender in the exchange offer, a holder must comply with the procedures of DTC, and either:

  •
  complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal, have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires and deliver the letter of transmittal or facsimile to the exchange agent prior to the expiration date; or

  •
  in lieu of delivering a letter of transmittal, instruct DTC to transmit on behalf of the holder an agent's message, which agent's message shall be received by the exchange agent prior to 5:00 p.m., New York City time, on the expiration date. The term "agent's message" means a message, transmitted by DTC and received by the exchange agent and forming part of a book-entry confirmation, which states that DTC has received an express acknowledgment from a participant tendering original notes that are the subject of the book-entry confirmation that the participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce that agreement against the participant.

        In addition, either:

  •
  with respect to the original notes, the exchange agent must receive, before expiration of the exchange offer, timely confirmation of book-entry transfer of the original notes into the exchange agent's account at DTC, according to the procedure for book-entry transfer described below; or

  •
  the holder must comply with the guaranteed delivery procedures described below.

        To be tendered effectively, the exchange agent must receive any physical delivery of the letter of transmittal and other required documents at the address set forth below under "—Exchange Agent" before expiration of the exchange offer. To receive confirmation of valid tender of original notes, a holder should contact the exchange agent at the telephone number listed under "—Exchange Agent."

        The tender by a holder that is not withdrawn before expiration of the exchange offer will constitute an agreement between that holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal. Only a registered holder of original notes may tender the original notes in the exchange offer. If a holder completing a letter of transmittal tenders less than all of the original notes held by this holder, this tendering holder should fill in the applicable box of the letter of transmittal. The amount of original notes delivered to the exchange agent will be deemed to have been tendered unless otherwise indicated.

        If original notes, the letter of transmittal or any other required documents are physically delivered to the exchange agent, the method of delivery is at the holder's election and risk. Rather than mail these items, we recommend that holders use an overnight or hand delivery service. In all cases, holders should allow sufficient time to assure delivery to the exchange agent before expiration of the exchange offer. Holders should not send the letter of transmittal or original notes to us. Holders may request their respective brokers, dealers, commercial banks, trust companies or other nominees to effect the above transactions for them.

        Any beneficial owner whose original notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct it to tender on the owner's behalf. If the beneficial owner wishes to tender on its own behalf, it must, prior to completing and executing the letter of transmittal and delivering its original notes, either:

  •
  make appropriate arrangements to register ownership of the original notes in the owner's name; or

  •
  obtain a properly completed bond power from the registered holder of original notes.

        The transfer of registered ownership may take considerable time and may not be completed prior to the expiration date.

        If the applicable letter of transmittal is signed by the record holder(s) of the original notes tendered, the signature must correspond with the name(s) written on the face of the original note without alteration, enlargement or any change whatsoever. If the applicable letter of transmittal is signed by a participant in DTC the signature must correspond with the name as it appears on the security position listing as the holder of the original notes.

        Except as described below, a signature on a letter of transmittal or a notice of withdrawal must be guaranteed by an eligible guarantor institution. Eligible guarantor institutions include banks, brokers, dealers, municipal securities dealers, municipal securities brokers, government securities dealers, government securities brokers, credit unions, national securities exchanges, registered securities associations, clearing agencies and savings associations. The signature need not be guaranteed by an eligible guarantor institution if the original notes are tendered:

  •
  by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

  •
  for the account of an eligible institution.

        If the letter of transmittal is signed by a person other than the registered holder of any original notes, the original notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder's name appears on the original notes and an eligible institution must guarantee the signature on the bond power.

        If the letter of transmittal or any original notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing. Unless we waive this requirement, they should also submit evidence satisfactory to us of their authority to deliver the letter of transmittal.

        We will determine in our sole discretion all questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of tendered original notes. Our determination will be final and binding. We reserve the absolute right to reject any original notes not properly tendered or any original notes the acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular original notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties.

        Unless waived, any defects or irregularities in connection with tenders of original notes must be cured within the time that we determine. Although we intend to notify holders of defects or irregularities with respect to tenders of original notes, neither we, the exchange agent nor any other person will incur any liability for failure to give notification. Tenders of original notes will not be deemed made until those defects or irregularities have been cured or waived. Any original notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent without cost to the tendering holder, unless otherwise provided in the letter of transmittal, promptly following the expiration date.

        In all cases, we will issue exchange notes for original notes that we have accepted for exchange under the exchange offer only after the exchange agent timely receives:

  •
  original notes or a timely book-entry confirmation that original notes have been transferred into the exchange agent's account at DTC; and

  •
  a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent's message.

        Holders should receive copies of the letter of transmittal with the prospectus. A holder may obtain additional copies of the letter of transmittal from the exchange agent at its offices listed under "—Exchange Agent." By signing the letter of transmittal, or causing DTC to transmit an agent's message to the exchange agent, each tendering holder of original notes will represent to us that, among other things:

  •
  any exchange notes that the holder receives will be acquired in the ordinary course of its business;

  •
  the holder has no arrangement or understanding with any person or entity to participate in the distribution of the exchange notes;

  •
  if the holder is not a broker-dealer, that it is not engaged in and does not intend to engage in the distribution of the exchange notes;

  •
  if the holder is a broker-dealer, that it will receive exchange notes for its own account in exchange for original notes that were acquired as a result of market-making activities or other trading activities, that it will deliver a prospectus, as required by law, in connection with any resale of those exchange notes (see "Plan of Distribution"); and

  •
  the holder is not an "affiliate," as defined in Rule 405 of the Securities Act, of us or, if the holder is an affiliate, it will comply with any applicable registration and prospectus delivery requirements of the Securities Act.

DTC Book-Entry Transfer

        The exchange agent has established an account with respect to the original notes at DTC for purposes of the exchange offer.

        With respect to the original notes, the exchange agent and DTC have confirmed that any financial institution that is a participant in DTC may utilize DTC ATOP procedures to tender original notes.

        With respect to the original notes, any participant in DTC may make book-entry delivery of original notes by causing DTC to transfer the original notes into the exchange agent's account in accordance with DTC's ATOP procedures for transfer.

        However, the exchange for the original notes so tendered will be made only after a book-entry confirmation of such book-entry transfer of original notes into the exchange agent's account, and timely receipt by the exchange agent of an agent's message and any other documents required by the letter of transmittal.

Guaranteed Delivery Procedures

        Holders wishing to tender their original notes but whose original notes are not immediately available or who cannot deliver their original notes, the letter of transmittal, or any other required documents to the exchange agent, or cannot comply with the applicable procedures described above before expiration of the exchange offer, may tender if:

  •
  the tender is made through an eligible guarantor institution;

  •
  before expiration of the exchange offer, the exchange agent receives from the eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission, mail or hand delivery, or a properly transmitted agent's message and notice of guaranteed delivery:

  •
  setting forth the name and address of the holder and the registered number(s) and the principal amount of original notes tendered;

  •
  stating that the tender is being made by guaranteed delivery; and

  •
  guaranteeing that, within three New York Stock Exchange trading days after expiration of the exchange offer, the letter of transmittal, or facsimile thereof, together with the original notes or a book-entry transfer confirmation, and any other documents required by the letter of transmittal will be deposited by the eligible guarantor institution with the exchange agent; and

  •
  the exchange agent receives the properly completed and executed letter of transmittal, or facsimile thereof, as well as all tendered original notes in proper form for transfer or a book-entry transfer confirmation, and all other documents required by the letter of transmittal, within three New York Stock Exchange trading days after expiration of the exchange offer.

        Upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their original notes according to the guaranteed delivery procedures set forth above.

Withdrawal Rights

        You may withdraw your tender of original notes at any time before 5:00 p.m., New York City time, on the expiration date.

        For a withdrawal to be effective, the exchange agent must receive a computer generated notice of withdrawal, transmitted by DTC on behalf of the holder in accordance with the standard operating procedure of DTC or a written notice of withdrawal, sent by facsimile transmission, receipt confirmed by telephone, or letter, before the expiration date.

        Any notice of withdrawal must:

  •
  specify the name of the person that tendered the original notes to be withdrawn;

  •
  identify the original notes to be withdrawn, including the certificate number or numbers and principal amount of such original notes;

  •
  specify the principal amount of original notes to be withdrawn;

  •
  include a statement that the holder is withdrawing its election to have the original notes exchanged;

  •
  be signed by the holder in the same manner as the original signature on the letter of transmittal by which the original notes were tendered or as otherwise described above, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee under the indenture register the transfer of the original notes into the name of the person withdrawing the tender; and

  •
  specify the name in which any of the original notes are to be registered, if different from that of the person that tendered the original notes.

        The exchange agent will return the properly withdrawn original notes promptly following receipt of notice of withdrawal. If original notes have been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn original notes or otherwise comply with DTC's procedures.

        Any original notes withdrawn will not have been validly tendered for exchange for purposes of the exchange offer. Any original notes that have been tendered for exchange but which are not exchanged for any reason will be returned to the holder without cost to the holder as soon as practicable after withdrawal or rejection of tender or promptly following the termination of the exchange offer. In the case of original notes tendered by book-entry transfer into the exchange agent's account at DTC pursuant to its book-entry transfer procedures, the original notes will be credited to an account with DTC specified by the holder, as soon as practicable after withdrawal or rejection of tender or promptly following the termination of the exchange offer. Properly withdrawn original notes may be retendered by following one of the procedures described under "—Procedures for Tendering Original Notes" above at any time on or before the expiration date.

Acceptance of Original Notes for Exchange; Delivery of Exchange Notes

        Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the exchange date, all original notes properly tendered and will issue the exchange notes promptly after the acceptance. Please refer to the section in this prospectus entitled "—Conditions to the Exchange Offer" below. For purposes of the exchange offer, we will be deemed to have accepted properly tendered original notes for exchange when we give notice of acceptance to the exchange agent.

        For each original note accepted for exchange, the holder of the original note will receive an exchange note having a principal amount at maturity equal to that of the surrendered original note.

        In all cases, we will issue exchange notes for original notes that are accepted for exchange pursuant to the exchange offer only after the exchange agent timely receives certificates for the original notes or a book-entry confirmation of the original notes into the exchange agent's account at DTC, a properly completed and duly executed letter of transmittal, or an agent's message, and all other required documents.

Conditions to the Exchange Offer

        We will not be required to accept for exchange, or to issue exchange notes in exchange for, any original notes and may terminate or amend the exchange offer, by notice to the exchange agent or by a timely press release, at any time before (and only before) the expiration of the exchange offer, if, in our reasonable judgment the exchange notes to be received will not be tradable by the holder without restriction under the Securities Act.

        In addition, we will not be obligated to accept for exchange the original notes of any holder that has not made to us:

  •
  the representations described under "—Procedures for Tendering Original Notes" and "Plan of Distribution"; and

  •
  such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to make available an appropriate form for registration of the exchanges notes under the Securities Act.

        We expressly reserve the right, at any time or at various times, to extend the period of time during which the exchange offer is open. Consequently, we may delay acceptance of any original notes by giving oral or written notice of such extension to their holders. During any such extensions, all original notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange. We will return any original notes that we do not accept for exchange for any reason without expense to their tendering holders promptly following the expiration or termination of the exchange offer.

        In addition, we expressly reserve the right to amend or terminate the exchange offer and to reject for exchange any original notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified above. We will give oral or written notice of any extension, amendment, nonacceptance or termination to the holders of the original notes as promptly as practicable. In the case of any extension, such notice will be issued no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

        These conditions are for our sole benefit, and we may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times prior to the expiration of the exchange offer (other than those dependent on the receipt of government approvals, which may be asserted or waived at any time) in our sole discretion. If we fail at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that we may assert at any time or at various times.

        In addition, we will not accept for exchange any original notes tendered, and will not issue exchange notes in exchange for any such original notes, if at such time any stop order will be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939.

        The exchange offer is not conditioned upon any minimum principal amount of original notes being tendered for exchange.

Exchange Agent

        We have appointed U.S. Bank, National Association as the exchange agent for the exchange offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for the notice of guaranteed delivery, as well as deliver all executed letters of transmittal and any other required documents, to the exchange agent at the addresses listed below:

By Mail	By Overnight Carrier	By Hand
U.S. Bank National Association	U.S. Bank National Association	U.S. Bank National Association
150 E. Fifth Street	150 E. Fifth Street	150 E. Fifth Street
St. Paul, MN 55101	St. Paul, MN 55101	St. Paul, MN 55101
Attn: Specialized Finance Group 4th Floor	Attn: Specialized Finance Group 4th Floor	Attn: Specialized Finance Group 4th Floor Bond Drop Window
By Facsimile Transmission
(For Eligible Institutions Only) (651) 244-1537
To confirm by Telephone (800) 934-6802

        Delivery to an address other than as listed above, or transmissions of instructions to a facsimile number other than as listed above, will not constitute a valid delivery.

        U.S. Bank National Association is the trustee under the indenture governing the notes.

Solicitation of Tenders; Fees and Expenses

        We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. However, we will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection with the exchange offer.

        We will pay the estimated cash expenses to be incurred in connection with the exchange offer, including the following:

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  fees and expenses of the exchange agent and trustee;

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  SEC registration fees;

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  accounting and legal fees, including fees of one counsel for the holders of the original notes; and

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  printing and mailing expenses.

Transfer Taxes

        We will pay all transfer taxes, if any, applicable to the exchange of original notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

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  certificates representing original notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of original notes tendered;

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  exchange notes are to be delivered to, or issued in the name of, any person other than the registered holder of the original notes;

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  tendered original notes are registered in the name of any person other than the person signing the letter of transmittal; or

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  a transfer tax is imposed for any reason other than the exchange of original notes under the exchange offer.

        If satisfactory evidence of payment of transfer taxes is not submitted with the letter of transmittal, the amount of any transfer taxes will be billed to the tendering holder.

Accounting Treatment

        We will record the exchange notes at the same carrying value of the original notes reflected in our accounting records on the date the exchange offer is completed. Accordingly, we will not recognize any gain or loss for accounting purposes upon the exchange of exchange notes for original notes. We will expense the costs incurred in connection with the issuance of the exchange notes.

Consequences of Failure to Exchange

        If you do not exchange your original notes for exchange notes pursuant to the exchange offer, you will continue to be subject to the restrictions on transfer of the original notes as described in the legend on the original notes. In general, the original notes may be offered or sold only if registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently anticipate that we will register the original notes under the Securities Act. However, under limited circumstances we may be required to file with the SEC a shelf registration statement to cover resales of the original notes by the holders of notes who satisfy conditions relating to the provision of information in connection with the shelf registration statement. Please refer to the section in this prospectus entitled "Description of Notes—Registration Rights, Exchange Offer."

        Your participation in the exchange offer is voluntary, and you should carefully consider whether to participate. We urge you to consult your financial and tax advisors in making a decision whether or not to tender your original notes. Please refer to the section in this prospectus entitled "Certain U.S. Federal Tax Considerations."

        As a result of the making of, and upon acceptance for exchange of all validly tendered original notes pursuant to the terms of, this exchange offer, we will have fulfilled a covenant contained in the registration rights agreement. If you do not tender your original notes in the exchange offer, you will be entitled to all the rights and limitations applicable to the original notes under the indenture, except for any rights under the registration rights agreement that by their terms end or cease to have further effectiveness as a result of the making of this exchange offer. To the extent that original notes are tendered and accepted in the exchange offer, the trading market for untendered, or tendered but unaccepted, original notes could be adversely affected. Please refer to the section in this prospectus entitled "Risk Factors—If you do not exchange your original notes, your original notes will continue to be subject to the existing transfer restrictions and you may not be able to sell your original notes."

        We may in the future seek to acquire untendered original notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. However, we have no present plans to acquire any original notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered original notes.

DESCRIPTION OF NOTES

        As used below in this "Description of Notes" section, reference to "Notes" refer to the original notes and the exchange notes, unless the context otherwise requires.

        The original notes were issued and the exchange notes will be issued under an indenture (the "Indenture") among the Company, the Guarantors and U.S. Bank National Association, as trustee (the "Trustee"). The terms of the Notes include those stated in the Indenture and the Security Documents and those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

        The following summarizes provisions of the Indenture, the Security Documents, the Intercreditor Agreement and the Registration Rights Agreement. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Indenture, the Security Documents, the Intercreditor Agreement and the Registration Rights Agreement, and terms made a part of the Indenture by reference to the Trust Indenture Act. We urge you to read the Indenture, the Security Documents, the Intercreditor Agreement, the Registration Rights Agreement and the Trust Indenture Act because they, and not this description, define your rights as a holder of Notes. Copies of the Indenture, the Security Documents and the Registration Rights Agreement are available from the Company as described below under "—Additional Information."

        You can find the definitions of certain terms used in this Description of Notes below under "—Certain Definitions." As used in this Description of Notes, all references to the "Company" mean Oregon Steel Mills, Inc. and its successors in accordance with the terms of the Indenture, and not any of its Subsidiaries. As of the date of the Indenture, all of the Company's existing Subsidiaries, other than New CF&I and CF&I, will be Unrestricted Subsidiaries (as such term is defined below under "—Certain Definitions"). Unrestricted Subsidiaries will not be subject to the restrictive covenants of the Indenture and the Security Documents.

General

        The Notes will be senior secured obligations of the Company limited to $305,000,000 aggregate principal amount, all of which were issued in the offering of the original notes. The Guarantors have, jointly and severally, unconditionally guaranteed, on a senior secured basis the Company's obligations under the Notes. See "—Guarantees." The obligations of the Company under the Notes and the obligations of the Guarantors under the Guarantees are secured by a lien on substantially all of the buildings, improvements, fixtures and equipment that comprise the mills located in Portland, Oregon, Pueblo, Colorado, and Napa, California, together with the real property on which the buildings are located, and certain other assets of the Company and the Guarantors, respectively, other than inventory, accounts receivable, equity interests in our Subsidiaries, intercompany indebtedness and other excluded assets, all as described below under "—Security." The Company and the Guarantors, respectively, are required to grant a first priority lien (subject only to "Permitted Liens" as such term is defined below under "—Certain Definitions") on such property and assets to secure the obligations of the Company under the Notes and the obligations of the Guarantors under the Guarantees.

Maturity, Interest And Principal

        The Notes will mature on July 15, 2009.

        Interest on the Notes will accrue at the rate of 10% per annum and will be payable semiannually on each January 15 and July 15, commencing January 15, 2003, to the holders of record of Notes at the close of business on January 1st and July 1st immediately preceding such interest payment date. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Security

  Collateral

        The obligations of the Company under the Notes and the obligations of the Guarantors under the Guarantees are secured by a lien on substantially all of the buildings, improvements, fixtures and equipment that comprise the mills located in Portland, Oregon, Pueblo, Colorado, and Napa, California, together with the real property on which the buildings are located, and certain other assets of the Company and the Guarantors, respectively, other than inventory, accounts receivable, equity interests in our Subsidiaries, intercompany indebtedness and other excluded assets, all as described below. The Company and the Guarantors, respectively, are required to grant a first priority lien (subject only to "Permitted Liens" as such term is defined below under "—Certain Definitions") on such property and assets to secure the obligations of the Company under the Notes and the obligations of the Guarantors under the Guarantees.

        The Collateral includes the following property and assets owned by the Company and the Guarantors, as the case may be:

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  all of the real property in Portland, Oregon on which the Portland Mill and related heat treatment facility are located, together with all existing and future buildings, improvements and fixtures and all other real property of the Company located on such real property,

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  all of the real property in Pueblo County, Colorado on which the Pueblo Mill is located, commonly known as the Pueblo Inside the Fence Property, together with all existing and future buildings, improvements and fixtures and all other real property of CF&I located on such real property,

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  all of the real property in Napa, California on which the Napa Pipe Mill is located, together with all existing and future buildings, improvements and fixtures and all other real property of the Company located on such real property,

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  easements outside of but appurtenant to the Pueblo Inside the Fence Property running over and across certain real property in Pueblo County, Colorado, and Fremont County, Colorado, on which the canals or ditches for bringing industrial water to and for related access and utility service for the Pueblo Inside the Fence Property are located,

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  the Company's interest, as tenant, under a lease of office space for our headquarters located at 1000 SW Broadway, Portland, Oregon,

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  all industrial water rights appurtenant to and used on the Pueblo Inside the Fence Property,

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  all existing and future machinery and equipment (to the extent it constitutes personal property), other than motor vehicles and mobile equipment, owned by the Company and the Guarantors,

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  existing and future intangibles (other than rights under certain non-assignable contracts),

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  all other existing and future personal property of the Company and the Guarantors that is not Excluded Collateral, and

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  all proceeds and products of any of the foregoing (excluding inventory).

        The Company and the Guarantors also are required by the Indenture to secure the Notes with additional real property they acquire after the Issue Date, together with any improvements and fixtures thereon, except to the extent that such property, improvements and fixtures are Excluded Collateral.

  Excluded Collateral

        The Collateral does not include the following (collectively, the "Excluded Collateral"):

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  any Revolver Collateral,

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  the approximately 67 acres of real property in Camrose, Alberta, on which the Camrose Pipe Mill is located, together with all buildings, improvements and fixtures thereon, and all related leases, rents and other rights,

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  the real property in Pueblo County, Colorado and Fremont County, Colorado commonly known as Pueblo Outside the Fence Property, and any contracts of sale or lease for any of the Pueblo Outside the Fence Property,

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  motor vehicles and mobile equipment owned by the Company and the Guarantors;

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  the two trailers located on the Pueblo Inside the Fence Property;

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  the condominiums located at 170 S. Del Monte Place, Pueblo, CO 81007-3644 and 769 Cottage Drive, Napa, CA 94558-1247,

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  any other Excluded Assets (as defined under "—Certain Definitions"),

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  any proceeds or products of any of the foregoing, except to the extent that such proceeds or products are invested in any property or assets described above as "Collateral."

        Notwithstanding anything to the contrary above, none of the property or assets described in the first five bullet points under "Collateral" above shall in any circumstances constitute or be deemed to constitute "Excluded Collateral."

        Furthermore, New CF&I is a holding company whose only material assets consist of the general partnership interest in CF&I and the capital stock of CWR, a Subsidiary of New CF&I, none of which general partnership interest or capital stock will be pledged as collateral for its Guarantee. As a result, the Guarantee of New CF&I initially will not be secured by any assets and will only be secured if and to the extent that New CF&I acquires any assets (other than Excluded Collateral) in the future.

        In addition, other than CF&I and New CF&I, none of the Company's existing Subsidiaries are Guarantors, and the Collateral does not include any assets of such Subsidiaries, and, as to CF&I and New CF&I, none of the Pueblo Outside the Fence Property or interests therein, other than the water rights appurtenant to and used on the Pueblo Inside the Fence Property described above and the easements appurtenant to the Pueblo Inside the Fence Property referenced above, or proceeds therefrom (except as described in the last bullet point above), is Collateral. The Company's existing Subsidiaries which are not Guarantors are Unrestricted Subsidiaries. In the aggregate, the Unrestricted Subsidiaries accounted for approximately 6.3% of the Company's consolidated total assets as of September 30, 2002 and approximately 5.1% and 0.2% of the Company's consolidated EBITDA and consolidated net income for the twelve months ended September 30, 2002.

  Certain Limitations on the Collateral

        Value of the Collateral.    There can be no assurance that the proceeds of any sale of Collateral following an Event of Default with respect to the Notes would be sufficient to satisfy, or would not be substantially less than, amounts due on the Notes. See "Risk Factors—Risks Related to the Notes."

        No appraisals of any of the Collateral have been prepared by or on behalf of the Company in connection with this offering. The consolidated book value (net of depreciation) of the property, plant and equipment included in the Collateral as of September 30, 2002 was approximately $517.1 million.

        The value of the Collateral in the event of a liquidation will depend upon market and economic conditions, the availability of buyers and similar factors. By its nature, some or all of the Collateral will be illiquid and may have no readily ascertainable market value. There also can be no assurance that the Collateral will be saleable and, even if saleable, the timing of its liquidation could be uncertain.

        The Collateral does not include any assets that constitute Excluded Collateral. Among other things, the Collateral does not include contracts, agreements, licenses, (including software grants) and other rights that by their express terms prohibit the assignment thereof or the grant of a security interest therein. Some of these may be material to the Company or to the Guarantors or may be necessary to operate our steelmaking, finishing or other production facilities, and such exclusion could have a material adverse effect on the Collateral. In addition, to the extent that liens, rights and easements granted to third parties encumber assets located on property owned by the Company or any Guarantor, such third parties have or may exercise rights and remedies with respect to the property subject to such liens that could adversely affect the value of the Collateral located at such site and the ability of the Trustee or the holders of the Notes to realize or foreclose on Collateral at such site.

        If an Event of Default occurs under the Indenture, the Trustee, on behalf of the holders of the Notes, in addition to any rights or remedies available to it under the Indenture, may take such actions as it deems advisable to protect and enforce its rights in the Collateral, including the institution of foreclosure proceedings. Except as may otherwise be required by applicable law, the proceeds received by the Trustee from any foreclosure will be applied by the Trustee first to pay costs and expenses of foreclosure (and related costs and expenses), fees and other amounts then payable to the Trustee under the Indenture and the Intercreditor Agreement and amounts due under the Security Documents, and thereafter to pay the principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes.

        The real property pledged as Collateral is subject to environmental risks, and these risks may reduce or eliminate the value of such Collateral. The Portland Mill and the Pueblo Mill are classified in the same manner as other similar steel mills in the industry as generating hazardous waste materials because the melting operation of the electric arc furnace produces dust that contains heavy metals. The Company and its Subsidiaries have been required to undertake certain actions to remediate environmental conditions at the Portland Mill, the Pueblo Mill and the Napa Pipe Mill. See "Risk Factors—Risks Related to Our Business." Under the Indenture, the Trustee may, prior to taking certain actions, request that holders of Notes provide an indemnification against the Trustee's costs, expenses and liabilities, which could include liabilities under environmental laws. See "Risk Factors—Risks Related to the Notes" and "—Concerning the Trustee."

        Accordingly, there can be no assurance that the proceeds of any sale of the Collateral pursuant to the Indenture and the Security Documents following an Event of Default would be sufficient to satisfy, or would not be substantially less than, amounts due on the Notes. If the proceeds of any sale of the Collateral were not sufficient to repay all amounts due on the Notes, the holders of the Notes (to the extent not repaid from the proceeds of the sale of the Collateral) would have only an unsecured claim against the remaining assets of the Company and the Guarantors. See "Risk Factors—Risks Related to the Notes" and "—Ranking."

        Release of Collateral.    The Collateral release provisions of the Indenture permit the release of Collateral without the substitution of additional Collateral under certain circumstances, including in connection with certain Asset Sales and Events of Loss. See "—Possession, Use and Release of Collateral" and "—Trust Moneys." As described under "—Repurchase at the Option of Holders—Disposition of Proceeds of Asset Sales," the Net Cash Proceeds of Asset Sales and Events of Loss may be required to be used to make an offer to purchase Notes, and, to the extent permitted thereunder, any unused Net Cash Proceeds will be retained by the Company, free and clear of the Liens of the Indenture and the Security Documents.

        In addition, the Collateral will be released as security for the Notes and the Guarantees upon a Legal Defeasance or a Covenant Defeasance of the Notes or upon discharge of the Indenture (see "—Legal Defeasance and Covenant Defeasance" and "—Satisfaction and Discharge") and, upon the release of any Guarantor as described in the fifth paragraph under "—Guarantees" below, the Collateral pledged by such Guarantor will be released as security for its Guarantee.

        Certain Bankruptcy Limitations.    The right of the Trustee to repossess and dispose of the Collateral upon the occurrence of an Event of Default is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy proceeding were to be commenced by or against the Company or any of its Subsidiaries (including any Guarantor) prior to the Trustee having repossessed and disposed of the Collateral. Under the Bankruptcy Code, a secured creditor is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from such debtor, without bankruptcy court approval. Moreover, the bankruptcy court may permit the debtor in certain circumstances to continue to retain and to use collateral owned as of the date of the bankruptcy filing (and the proceeds, products, offspring, rents or profits of the collateral, to the extent provided by the applicable security documents and nonbankruptcy law) even though the debtor is then in default, so long as the court determines that the interest of the secured creditor in its collateral is "adequately protected," either as of the case's commencement or by the delivery of additional collateral, or otherwise, against diminution in the collateral's value while the case is pending.

        The bankruptcy court has broad discretion in determining whether and to what extent to require a debtor to provide additional "adequate protection" to a creditor. It is therefore impossible to predict how, in the event of the Company's or a Guarantor's bankruptcy, a court would rule on a request to use the Collateral or a request for additional "adequate protection."

        In addition, in the event of such a bankruptcy, it is impossible to predict how long payments under the Notes would be delayed, whether the Trustee would be permitted to repossess and dispose of any of the Collateral, or whether or to what extent Noteholders would be compensated for any diminution in the Collateral's value while the case was pending.

        Furthermore, if a bankruptcy court determines the value of the Collateral is not sufficient to repay all amounts due on the Notes, the holders of Notes would hold secured claims to the extent of the value of the Collateral to which the holders of Notes are entitled, and would hold unsecured claims with respect to any such shortfall. The Bankruptcy Code does not permit the payment and/or accrual of post-petition interest, costs and attorneys' fees during a debtor's bankruptcy case unless the claims are oversecured or the debtor is solvent at the time of reorganization.

        The obligations of each Guarantor under its Guarantee of the Notes, and the grant by each Guarantor of a lien on certain of its assets to secure its obligations under its Guarantee, may be subject to review under various federal and state laws for the protection of creditors, including, without limitation, laws governing fraudulent transfers. To the extent that the obligations of any Guarantor under its Guarantee, or the lien on Collateral granted by any Guarantor, were held to be unenforceable as a fraudulent transfer or for any other reason, the holders of Notes would cease to have any direct claim against that Guarantor and or a lien against its assets. See "Risk Factors—Risks Related to the Notes—A court could cancel our subsidiaries' guarantees of the notes under fraudulent transfer law" and "—Ranking."

        In an attempt to avoid this result, the Indenture will limit the liability of each Guarantor on its Guarantee to the maximum amount that the Guarantor can incur without risk that the Guarantee will be subject to avoidance as a fraudulent transfer. We cannot assure you that this limitation will protect the Guarantees from fraudulent transfer attack or, if it does, that the guarantees will be in amounts sufficient, if necessary, to pay the Notes when due. In addition, any limitation on the amounts payable by a Guarantor under its Guarantee under that provision will result in a corresponding limitation on the Trustee's ability to realize on the Collateral pledged by that Guarantor.

        Other Limitations.    The right of the Trustee to repossess and dispose of the Collateral upon the occurrence of an Event of Default under the Indenture, in the case of real property Collateral, also could be significantly impaired by restrictions under state law. See "Risk Factors—Risks Related to the Notes."

        Dispositions of Collateral also may be subject to delay pursuant to the Intercreditor Agreement to be entered into with the Revolver Agent under the Credit Facility. See "—Intercreditor Agreement." Under the Intercreditor Agreement, in the event that action has been taken to enforce the rights of holders of the Notes with respect to the Collateral and the Trustee has obtained possession and control of the Collateral, the Revolver Agent may enter upon all or any portion of the property of the Company or any of the Guarantors for 120 days in order to collect accounts receivable and remove, sell or otherwise dispose of the Revolver Collateral, and may also store such Revolver Collateral on the property of the Company or any of the Guarantors. The right of the Revolver Agent to enter upon the property as aforesaid could delay liquidation of the Collateral.

Guarantees

        The Company's obligations under the Notes are unconditionally guaranteed, jointly and severally, on a senior secured basis by the Guarantors. See "—Security" above. Under the Indenture, each of our existing and future Subsidiaries that is not designated as an Unrestricted Subsidiary must be a Guarantor.

        CF&I and New CF&I are the initial Guarantors. The Company owns 87% of the equity interest in New CF&I. New CF&I, the general partner of CF&I, owns 95.2% of the equity interest in CF&I and the Company directly owns 4.3% of the equity interest in CF&I. In addition, the Indenture provides that any person which would become a Subsidiary of the Company after the Issue Date is required to become a Guarantor, unless such Subsidiary is designated as an Unrestricted Subsidiary. See "—Certain Covenants—Additional Guarantors," "—Unrestricted Subsidiaries; Designation of Unrestricted Subsidiaries" and the definition of Unrestricted Subsidiary under "—Certain Definitions."

        However, the Company's other existing Subsidiaries which will not be Guarantors will be Unrestricted Subsidiaries. In the aggregate, the Company's existing Unrestricted Subsidiaries accounted for approximately 6.3% of the Company's consolidated total assets as of September 30, 2002 and approximately 5.1% and 0.2% of the Company's consolidated EBITDA and consolidated net income for the twelve months ended September 30, 2002.

        The Notes will be effectively subordinated to Indebtedness of any Unrestricted Subsidiaries. See "—Ranking" below.

        Except as provided under "—Certain Covenants" and "—Merger, Sale of Assets, Etc." below, the Company is not restricted from selling or otherwise disposing of any Guarantor. The Indenture will provide that, in the event of a sale, transfer or other disposition of all of the Capital Stock of any Guarantor (or its parent) owned by the Company and its Subsidiaries, by way of merger, consolidation or otherwise, in each case to a person which is not the Company or a Subsidiary or Affiliate of the Company, such Guarantor will be released from all of its obligations under its Guarantee, the Indenture, its Security Documents and the Intercreditor Agreement; provided, that:

          (a)  such transaction complies with the other provisions of the Indenture, including without limitation the provisions described below under "—Repurchase at the Option of Holders—Disposition of Proceeds of Asset Sales" (including the use of the Net Cash Proceeds of such Asset Sale in accordance therewith); and

          (b)  any such release shall occur only if (i) all Indebtedness owing by such Guarantor to the Company or any Subsidiaries of the Company shall have been paid in full, and (ii) all obligations of such Guarantor under all of its guarantees of, and under all of its pledges of assets or Capital

  Stock or other Liens which secure, Indebtedness of the Company or any Subsidiaries of the Company also shall terminate.

        Prior to any transaction which will result in the release of a Guarantor from its Guarantee as described above, the Company will deliver an Officers' Certificate to the Trustee stating that such transaction will be effected in accordance with the provisions of the Indenture in order to obtain the release of such Guarantor.

Ranking

        The Notes are senior secured obligations of the Company (to the extent of the value of the Collateral owned by the Company), and the Guarantees are senior secured obligations of the Guarantors (in each case, to the extent of the value of the Collateral owned by such Guarantor). The Notes and the Guarantees, except as described below, rank senior in right of payment to all existing and future subordinated indebtedness of the Company and the Guarantors, respectively, and pari passu in right of payment with all existing and future senior indebtedness of the Company and the Guarantors, respectively.

        The Notes will be effectively subordinated to all of the Company's and the Guarantors' existing and future Indebtedness (including the Credit Facility) secured by assets other than the Collateral (to the extent of the value of such assets). The Notes and the Guarantees will be effectively subordinated to Indebtedness under the Credit Facility to the extent of the value of the Revolver Collateral. Borrowings and other obligations under the new $75 million Credit Facility will be secured by a first priority lien on the Revolver Collateral owned by the Company, New CF&I, CF&I and CWR, the borrowers under the Credit Facility, and such borrowings may in the future be secured by a lien on Revolver Collateral owned by other Subsidiaries of the Company. Borrowings and other obligations under the Credit Facility initially will be guaranteed by Oregon Steel de Guayana, Inc., a Delaware corporation, OSM Glassification, Inc., an Oregon corporation, OSM Distribution, Inc., a Delaware corporation, and Oregon Steel Mills Processing, Inc., a Delaware corporation. Such guarantees initially will be secured by the Revolver Collateral owned by such guarantors, and may in the future be guaranteed by other Subsidiaries of the Company and secured by Revolver Collateral owned by such other Subsidiaries.

        In addition, the Indenture permits the Company and the Guarantors to create Liens on certain of their assets, including Liens securing purchase money indebtedness, and the Notes and the Guarantees will be effectively subordinated to such obligations secured by such Permitted Liens, and any assets secured by permitted purchase money indebtedness shall constitute Excluded Collateral. See the definitions of "Permitted Liens" and "Excluded Assets" under "—Certain Definitions."

        The Notes also will be effectively subordinated to Indebtedness of any Unrestricted Subsidiaries. The Company's rights and the rights of its creditors, including holders of the Notes, to participate in the assets of any Unrestricted Subsidiary upon such Unrestricted Subsidiary's liquidation or recapitalization will be subject, in the case of any Unrestricted Subsidiary, to the prior claims of such Unrestricted Subsidiary's creditors. To the extent that the Company itself may be a creditor with recognized claims against the Unrestricted Subsidiary, the claims of the Company still would be effectively subordinated to any mortgage or other liens on the assets of such Unrestricted Subsidiary and would be subordinated to any Indebtedness of such Unrestricted Subsidiary senior to that held by the Company.

        The Company also is and will be dependent upon the distribution of the earnings of its Subsidiaries, whether in the form of dividends, advances or payments on account of intercompany obligations, to service its debt obligations, including the Notes. The Company's Subsidiaries are separate and distinct legal entities and, except for the Guarantors, have no obligation, contingent or otherwise, to pay any amounts due on the Notes or to make any funds available therefor. In addition, dividends, loans and advances from Subsidiaries to the Company may be subject to contractual and other restrictions and are contingent upon the results of operations of such Subsidiaries and are subject to various business considerations. See "Risk Factors—Risks Related to the Notes."

        Some of the Company's active Subsidiaries are not wholly owned. Specifically, at September 30, 2002: (1) a Subsidiary of Stelco Inc., a Canadian steel producer, held a 40% general partnership interest in Camrose, the Subsidiary of the Company which owns the Camrose Pipe Mill; (2) Nippon Steel and Nissho Iwai, directly or through Subsidiaries, held, in the aggregate, 13% of the outstanding common stock of New CF&I, the Subsidiary of the Company through which the Company holds its general partnership interest in CF&I (0.48% of which is owned by Nippon Steel); and (3) Oregon Feralloy Partners, a joint venture between a wholly owned Subsidiary of the Company and Feralloy Oregon Corporation ("Feralloy") is owned 60% by the Company and 40% by Feralloy, the managing partner of the joint venture. As a result, the Company may owe a fiduciary duty to the holders of minority interests in those Subsidiaries and therefore may be unable to exercise unfettered control over such Subsidiaries. In addition, dividends or other distributions paid or made by such Subsidiaries generally must be paid or made on a pro rata basis to all holders of equity interests in such Subsidiaries.

        At September 30, 2002 we had outstanding an aggregate of $309.2 million of Indebtedness, including the Notes. The Notes would have ranked pari passu in right of payment with $6.1 million of such Indebtedness, but because of the security interests in the Collateral described above, the Notes would have been effectively senior to all of such Indebtedness to the extent of the value of the Collateral. With respect to amounts due on the Notes in excess of the value of the Collateral, the Notes would have been effectively subordinated in right of payment to $1.7 million of Indebtedness of the Company and its Subsidiaries. Such Indebtedness represents US$1.7 million of borrowings by Camrose outstanding under its Can$15 million credit facility which is secured by Camrose's assets. Any Indebtedness the Company incurs under the Credit Facility will be senior in right of payment to the Notes to the extent of the value of the Revolver Collateral.

Intercreditor Agreement

        Concurrently with the closing of the offering of the original notes, the Trustee, on behalf of the holders of Notes, entered into an Intercreditor Agreement with the Company, New CF&I, CF&I, CWR and the Revolver Agent under the Credit Facility. The Intercreditor Agreement provides, among other things, that:

          (a)  the Trustee and the Revolver Agent will provide notices to each other with respect to the acceleration of the Notes or the Indebtedness under the Credit Facility, as the case may be, and the commencement of any action to enforce the rights of the holders of Notes, the Trustee, the lenders under the Credit Facility or the Revolver Agent with respect to the Collateral or the Revolver Collateral, as the case may be;

          (b)  if the Revolver Agent or any lender under the Credit Facility obtains possession of any of the Note Collateral or receives any proceeds with respect thereto, or if the Trustee or any Noteholder obtains possession of any of the Revolver Collateral or receives any proceeds with respect thereto, then the party receiving such proceeds will hold such proceeds in trust for the other party and as soon as practicable will pay such proceeds over to the other party; and

          (c)  in the event that action has been taken to enforce the rights of holders of the Notes with respect to the Collateral and the Trustee has obtained possession and control of the Collateral, the Revolver Agent may enter upon all or any portion of the premises of the Company or any of the Guarantors for 120 days in order to collect accounts receivable and remove, sell or otherwise dispose of the Revolver Collateral, and may also store such Revolver Collateral on the premises of the Company or any of the Guarantors.

        The right of the Revolver Agent to enter upon the property as aforesaid could delay liquidation of the Collateral. See "Risk Factors—Risks Related to the Notes" and "—Security."

Optional Redemption

        The Notes are not redeemable at the option of the Company except as provided in the immediately succeeding two paragraphs.

  Optional Redemption

        At any time on or after July 15, 2006, the Notes will be redeemable at the option of the Company, in whole or in part, on not less than 30 days' nor more than 60 days' prior notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, if redeemed during the 12-month period beginning July 15th of the years indicated below:

Redemption Year	Redemption Price
2006	105.000%
2007	102.500%
2008 and thereafter	100.000%

  Redemption Upon Qualified Equity Offering

        At any time on or prior to July 15, 2005, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes at a redemption price of 110.000% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the Net Cash Proceeds of one or more Qualified Equity Offerings; provided, that:

          (i)    at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries); and

          (ii)  the redemption occurs within 60 days of the date of the closing of such Qualified Equity Offering.

Mandatory Redemption

        The Notes will not be entitled to the benefit of any mandatory sinking fund.

Repurchase at the Option of Holders

  Change of Control

        Upon the occurrence of a Change of Control, the Company shall be obligated to make an offer to purchase (a "Change of Control Offer"), on a business day (the "Change of Control Purchase Date") not more than 60 days nor less than 30 days following the date of mailing of the Change of Control Notice (as defined below) to holders of Notes, all of the then outstanding Notes at a purchase price (the "Change of Control Purchase Price") equal to 101% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the Change of Control Purchase Date. The Company shall be required to purchase all Notes properly tendered into the Change of Control Offer and not withdrawn. The Change of Control Offer is required to remain open for at least 20 business days and until 5:00 p.m., New York City time, on the Change of Control Purchase Date.

        In order to effect such Change of Control Offer, the Company shall, not later than the 30th day after the occurrence of the Change of Control, mail to each holder of Notes notice of the Change of Control Offer (the "Change of Control Notice"), describing the transaction or transactions that constitute the Change of Control and offering to repurchase the Notes on the Change of Control Purchase Date, pursuant to the procedures required by the Indenture and described in such notice.

        On the Change of Control Purchase Date, the Company will, to the extent lawful:

  •
  accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

  •
  deposit with the paying agent an amount equal to the Change of Control Purchase Price (including accrued and unpaid interest and Liquidated Damages, if any) in respect of all Notes or portions thereof so tendered; and

  •
  deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes of portions thereof being purchased by the Company.

        The paying agent shall promptly mail to each holder of Notes or portions thereof so tendered the Change of Control Purchase Price (including accrued and unpaid interest and Liquidated Damages, if any) for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided, that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof.

        The occurrence of the events constituting a Change of Control under the Indenture could result in an event of default under the Credit Facility (which will permit borrowings up to the aggregate principal amount of the Credit Facility, but under which no borrowings are expected to be outstanding upon completion of this offering) and under other credit facilities and debt instruments of the Company and its Subsidiaries (under which borrowings of approximately $525,000 in aggregate principal amount (excluding amounts outstanding under the Old Credit Agreement and excluding intercompany debt) were outstanding as of June 30, 2002). Following such an event of default under the Credit Facility, the lenders under the Credit Facility or such other credit facilities and debt instruments would have the right to require the immediate repayment of the indebtedness thereunder in full, and might have the right to require such repayment prior to the Change of Control Purchase Date on which the Company would be required to repurchase the Notes.

        The Credit Facility also expressly provides that the occurrence of a "change of control" (as defined in the Credit Facility) will constitute an event of default under the Credit Facility. The definition of "change of control" under the Credit Facility is broader than that in the Indenture. Thus, the lenders under the Credit Facility would be entitled to require repayment of the indebtedness thereunder due to events constituting a "change of control" (as defined therein) without such events constituting a Change of Control for purposes of the Indenture. However, such events may constitute an Event of Default under the Indenture.

        In addition, the Credit Facility will prohibit the Company from purchasing any of the Notes. Any future credit agreements or other debt instruments may contain similar prohibitions. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing Notes, the Company could seek the consent of the lenders of such indebtedness to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from purchasing Notes. In such a case, the Company's failure to purchase tendered Notes would constitute an immediate Event of Default under the Indenture.

        An Event of Default under the Indenture would result in an event of default under the Credit Facility and could result in the acceleration of other indebtedness pursuant to cross-default clauses in other credit facilities and debt instruments. Acceleration of such indebtedness, pursuant to an event of default, change of control or otherwise, or requirements that such indebtedness be repaid prior to payment of the Change of Control Purchase Price, could have a material adverse effect on the Company's ability to pay the Change of Control Purchase Price (including accrued and unpaid interest and Liquidated Damages) with respect to the Notes. There also can be no assurance that the Company and the Guarantors will have adequate resources to repay or refinance all indebtedness owing under the Credit Facility or other indebtedness upon the occurrence of any "change of control" or other event of default thereunder or upon any Event of Default under the Indenture or to fund the purchase of the Notes upon a Change of Control. See "Risk Factors—Risks Related to the Notes."

        The provisions described above that require the Company to make a Change of Control Offer following a Change of Control will be applicable regardless of whether or not any other provisions of the Indenture are applicable.

        The provisions of the Indenture relating to a Change of Control in and of themselves may not afford holders of the Notes protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving the Company that may adversely affect holders of the Notes if such transaction is not the type of transaction included within the definition of a Change of Control. See "—Certain Definitions." A transaction involving the Company's management or its affiliates likewise will result in a Change of Control only if it is the type of transaction specified by such definition. The existence of the foregoing provisions relating to a Change of Control may or may not deter a third party from seeking to acquire the Company in a transaction which constitutes a Change of Control.

        The definition of Change of Control includes a phrase relating to the sale, assignment, conveyance, transfer, lease or other disposition of "all or substantially all" of the assets of the Company or of the Company and the Guarantors, taken as a whole. The phrase "all or substantially all" likely will be interpreted under applicable state law and will be dependent upon particular facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale, assignment, conveyance, transfer, lease or other disposition of "all or substantially all" of the assets of the Company or of the Company and the Guarantors, taken as a whole, has occurred. Accordingly, the ability of a holder of Notes to require the Company to repurchase such Notes as a result of a sale, assignment, conveyance, transfer, lease or other disposition of less than all of the assets of the Company or of the Company and the Guarantors, taken as a whole, may be uncertain.

        There can be no assurance that the Company will have sufficient funds available to acquire Notes tendered upon the occurrence of a Change of Control.

        The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the Company (including the same or a higher Change of Control Purchase Price) and has purchased all Notes validly tendered and not withdrawn pursuant to such Change of Control Offer.

        Any Change of Control Offer will comply with Regulation 14E under the Exchange Act and any other applicable federal and state securities laws and regulations. To the extent that the provisions of any applicable securities laws or regulations conflict with the provisions of this covenant, the Company and its Subsidiaries shall comply with such applicable securities laws and regulations and shall not be deemed by virtue of such compliance to have breached their obligations under this covenant.

  Disposition of Proceeds of Asset Sales

        The Company will not, and will not permit any of the Guarantors to, make any Asset Sale unless:

          (a)  the Company or such Guarantor, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Capital Stock or other property or assets sold or otherwise disposed of;

          (b)  at least 75% of such consideration received by the Company or such Guarantor, as the case may be, consists of cash, Cash Equivalents or Replacement Assets (as defined below); provided, that any such Replacement Assets (A) shall be owned by the Company or a Guarantor and shall not be subject to any Liens except as expressly permitted by the Indenture, the Guarantees and the Security Documents (and the Company or such Guarantor, as the case may be, shall execute and deliver to the Trustee such Security Documents and other documents and instruments as shall be necessary to cause all such Replacement Assets to become subject to a Lien in favor of the Trustee (or, in the case of any Replacement Asset subject to a Mortgage, the Trustee or another trustee under such Mortgage), for the benefit of the holders of the Notes, securing its obligations under the Notes or its Guarantee, as the case may be, and otherwise shall comply with the provisions of the Indenture, the Guarantees and the Security Documents applicable to After-Acquired Property), (B) shall not include any Excluded Collateral and (C) shall not include any Capital Stock or other securities in any person unless that person becomes a Guarantor at the time of such Asset Sale;

          (c)  if such Asset Sale involves Collateral, it shall be in compliance with the provisions described under "—Possession, Use and Release of Collateral;" and

          (d)  the Company or such Guarantor, as the case may be, shall apply such Net Cash Proceeds as provided in the immediately succeeding paragraph.

        The foregoing subparagraphs (a) and (b) shall not apply to an Event of Loss; provided, however, that Net Cash Proceeds from an Event of Loss shall be used as follows: (1) first, the Company may use any or all of such Net Cash Proceeds to restore, rebuild, repair or replace the assets subject to such Event of Loss with a comparable asset and (2) then, to the extent any Net Cash Proceeds from an Event of Loss are not used as described in the preceding clause (1), all such remaining Net Cash Proceeds from such Event of Loss shall be reinvested or used as provided in subparagraphs (i) and (ii) of the next succeeding paragraph.

        Any such Net Cash Proceeds from an Asset Sale shall be applied within 365 days of the Asset Sale which generated such Net Cash Proceeds as follows:

          (i)    to the extent that such Net Cash Proceeds are derived from property or assets (including Capital Stock) which do not constitute Collateral or are not deemed (pursuant to the provisions described below) to constitute Collateral Proceeds ("Non-Collateral Proceeds"), such Non-Collateral Proceeds may, at the option of the Company, be applied to repay Indebtedness outstanding under the Credit Facility; and

          (ii)  with respect to (x) any Net Cash Proceeds derived from property or assets (including Capital Stock) which constitute Collateral ("Collateral Proceeds"), derived from a transaction as a result of which a Guarantor is released from its Guarantee as provided in the fifth paragraph under "—Guarantees" or which (pursuant to the provisions described below) are deemed to be Collateral Proceeds, and (y) any Non-Collateral Proceeds remaining after application as described in subparagraph (i) above (all Collateral Proceeds and amounts deemed to be Collateral Proceeds, together with any such remaining Non-Collateral Proceeds, and all Net Cash Proceeds from any Event of Loss, being hereinafter called, collectively, the "Available Amount"), such Available Amount shall, if the Company so elects, be applied to make an investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets that will be used in the business of the Company and the Guarantors existing on the Issue Date or in businesses reasonably related thereto ("Replacement Assets"); provided, that any Replacement Assets acquired with any such Collateral Proceeds or amounts deemed to constitute Collateral Proceeds (A) shall be owned by the Company or a Guarantor and shall not be subject to any Liens except as expressly permitted by the Indenture, the Guarantees and the Security Documents (and the Company or such Guarantor, as the case may be, shall execute and deliver to the Trustee such Security Documents and other documents and instruments as shall be necessary to cause all such Replacement Assets to become subject to a Lien in favor of the Trustee (or, in the case of any Replacement Asset subject to a Mortgage, the Trustee or another trustee under such Mortgage), for the benefit of the holders of the Notes, securing its obligations under the Notes or its Guarantee, as the case may be, and otherwise shall comply with the provisions of the Indenture, the Guarantees and the Security Documents applicable to After-Acquired Property), (B) shall not include any Excluded Collateral and (C) shall not include any Capital Stock or other securities in any person unless that person becomes a Guarantor at the time of such Asset Sale.

        During such 365 day period, pending the final application of the Net Cash Proceeds from the Asset Sale, the Company may use such Net Cash Proceeds to temporarily reduce borrowings under the Credit Facility or otherwise invest such Net Cash Proceeds in any manner that is not prohibited by the Indenture. Notwithstanding the immediately preceding sentence, any portion of the Net Cash Proceeds that is not used as described in subparagraph (i) or (ii) of the immediately preceding paragraph within such 365 day period shall constitute "Excess Proceeds" subject to disposition as provided below.

        When the aggregate amount of Excess Proceeds equals or exceeds $10,000,000, the Company shall make an offer to purchase (an "Asset Sale Offer"), from all holders of the Notes, on a date (the "Asset Sale Purchase Date") not more than 40 business days after the date that the amount of Excess Proceeds equals or exceeds $10,000,000, the maximum aggregate principal amount (expressed as a multiple of $1,000) of the outstanding Notes that may be purchased with such Excess Proceeds, at a price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the purchase date. The Asset Sale Offer is required to remain open for at least 20 business days and until 5:00 p.m., New York City time, on the Asset Sale Purchase Date.

        To the extent that the aggregate principal amount of Notes tendered pursuant to an Asset Sale Offer is less than the maximum aggregate principal amount which may be purchased with such Excess Proceeds, any such remaining Excess Proceeds shall be retained by the Company, free and clear of the Liens of the Indenture and the Security Documents, any such Excess Proceeds shall not be subject to the provisions of this covenant and the Company may use such remaining Excess Proceeds for any purposes not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes validly tendered and not withdrawn by holders thereof exceeds the maximum aggregate principal amount which may be purchased with such Excess Proceeds, Notes to be purchased will be selected on a pro rata basis. Upon completion of such Asset Sale Offer in accordance with this covenant, the amount of Excess Proceeds shall be reset to zero.

        All Collateral Proceeds and amounts which are deemed to be Collateral Proceeds shall be paid directly by the purchaser thereof to the Trustee and shall be deposited by the Trustee in the Collateral Account pending their application in accordance with this covenant or their release in accordance with the provisions described under "—Possession, Use and Release of Collateral" and "—Trust Moneys."

        Any Asset Sale Offer will comply with Regulation 14E under the Exchange Act and any other applicable federal and state securities laws and regulations. To the extent that the provisions of any applicable securities laws or regulations conflict with the provisions of this covenant, the Company and its Subsidiaries shall comply with such applicable securities laws and regulations and shall not be deemed by virtue of such compliance to have breached their obligations under this covenant.

        Deemed Asset Sales.    In the event that the Company shall, in any transaction or series of transactions, sell, assign, convey, transfer, lease or otherwise dispose of substantially all (but not all) of its properties and assets as an entirety in a transaction permitted under "—Merger, Sale of Assets, Etc.," or if the Company shall cause or permit any of the Guarantors to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or other disposition of substantially all (but not all) of the properties and assets of the Company or of the Company and the Guarantors taken as a whole in a transaction permitted under "—Merger, Sale of Assets, Etc.," the Surviving Entity (as described under "—Merger, Sale of Assets, Etc.") shall be deemed to have sold the properties and assets of the Company and the Guarantors not so transferred for purposes of this covenant and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale. The Fair Market Value of such properties and assets of the Company and the Guarantors deemed to be sold shall be deemed to be the Net Cash Proceeds for purposes of the Asset Sale provisions of the Indenture. In the event that any Guarantor shall, in any transaction or series of transactions, sell, assign, convey, transfer, lease or otherwise dispose of substantially all (but not all) of its properties and assets in a transaction permitted under the fifth paragraph under "—Guarantees," the Surviving Person shall be deemed to have sold the properties and assets of such Guarantor not so transferred for purposes of this covenant and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale. The Fair Market Value of such properties and assets of such Guarantor deemed to have been sold shall be deemed to be the Net Cash Proceeds for purposes of the Asset Sale provisions of the Indenture.

        In the event of a merger or consolidation of a Guarantor, sale of the Capital Stock of a Guarantor or other transactions as a result of which a Guarantor will be released from its Guarantee as provided in the fifth paragraph under "—Guarantees," then, anything in the Indenture to the contrary notwithstanding, (a) such transaction shall be deemed to be an Asset Sale and shall be subject to and shall be made only in compliance with the foregoing covenant and (b) the Net Cash Proceeds of such transaction shall be allocated between Collateral Proceeds and Non-Collateral Proceeds as follows: (i) such Net Cash Proceeds shall be multiplied by a fraction (A) the numerator of which is the Fair Market Value of the Collateral owned by such Guarantor and (B) the denominator of which is the Fair Market Value of all property and assets (including Collateral) owned by such Guarantor, and the resulting amount shall be deemed Collateral Proceeds, and (ii) the remainder of such Net Cash Proceeds shall be deemed Non-Collateral Proceeds.

        The Credit Facility prohibits the Company from purchasing any Notes. Any future credit agreements or other debt instruments may contain similar prohibitions. In the event that the Company is required to make an Asset Sale Offer at a time when the Company is prohibited from purchasing Notes, the Company could seek the consent of the lenders of such indebtedness to the purchase of Notes, use the proceeds of the Asset Sale (to the extent permitted by the Indenture) to pay down such indebtedness or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from purchasing Notes. In such a case, the Company's failure to purchase tendered Notes would constitute an immediate Event of Default under the Indenture. An Event of Default under the Indenture would result in an event of default under the Credit Facility and could result in the acceleration of other indebtedness pursuant to cross-default clauses in other credit facilities and debt instruments.

        The Credit Agreement also prohibits the Company and the Guarantors from selling, transferring, conveying or leasing any of their properties, assets or rights other than sales in the ordinary course of business of inventory and other than certain other permitted sales. As a result, some Asset Sales permitted by the Indenture may not be permitted by the Credit Facility and therefore would constitute an event of default under the Credit Facility. Any future credit agreements or other debt instruments may contain similar prohibitions.

Selection and Notice

        In the event that less than all of the Notes are to be redeemed at any time, selection of such Notes for redemption or other repurchase shall be made by the Trustee on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no Notes shall be redeemed or otherwise repurchased except in a principal amount of $1,000 or an integral multiple of $1,000. Notice of redemption or other repurchase shall be mailed by first class mail at least 30 days but not more than 60 days before the redemption or other repurchase date to each holder of Notes to be redeemed or repurchased at its registered address. If any Note is to be redeemed or repurchased in part only, the notice of redemption or other repurchase that relates to such Note shall state the portion of the principal amount thereof to be redeemed or repurchased. A new Note in a principal amount equal to the portion not redeemed or repurchased will be issued in the name of the holder upon surrender for cancellation of the original Note. On and after the redemption or other repurchase date, interest will cease to accrue on Notes or portions of Notes called for redemption or repurchase, unless the Company defaults in the payment of the redemption or other repurchase price.

Certain Financial Covenants

        The Indenture also contains the following covenants, among others:

  Limitation on Indebtedness

        The Company will not, and will not permit any of the Guarantors to, directly or indirectly, incur any Indebtedness (including, without limitation, any Redeemable Capital Stock or any Acquired Indebtedness) unless, at the time of such incurrence:

          (1)  the Consolidated Fixed Charge Coverage Ratio of the Company for the Four Quarter Period immediately preceding the date of such incurrence would have been at least equal to 2.0 to 1, calculated on a Pro Forma basis (including Pro Forma application of the net proceeds therefrom) in accordance with the definition thereof, and

          (2)  no Default or Event of Default shall have occurred and shall be continuing at the time of such incurrence or would occur after giving Pro Forma effect to such incurrence (including Pro Forma application of the net proceeds therefrom).

        Notwithstanding the foregoing, the Company and the Guarantors may, to the extent specifically set forth below, incur any or all of the following:

          (a)  Indebtedness of the Company evidenced by the Notes and the Indenture, and Indebtedness of any Guarantor evidenced by its Guarantee of the Notes, in each case, up to the amount being issued on the Issue Date less any amounts repaid, retired or refinanced, and including obligations arising under the Security Documents to the extent that such obligations would constitute Indebtedness;

          (b)  Indebtedness of the Company and the Guarantors outstanding on the Issue Date, in the respective amounts outstanding on the Issue Date less any amounts repaid, retired or refinanced (other than (i) Indebtedness under, or guarantees of Indebtedness under, the Credit Facility, the Notes, the Guarantees, the Indenture and the Security Documents and (ii) Indebtedness under, or guarantees of Indebtedness under, the Old Bank Documents and the Old Note Documents);

          (c)  Indebtedness of the Company and the Guarantors under the Credit Facility; provided, that the aggregate principal amount of all Indebtedness (with letters of credit deemed to have a principal amount equal to the maximum potential liability of the Company and the Guarantors thereunder) outstanding under the Credit Facility after giving effect to such incurrence does not exceed an aggregate principal amount at any time outstanding (including amounts outstanding on the Issue Date) equal to: the greater of (x) $100,000,000 and (y) the sum of 50% of the amount of inventory and 80% of the amount of accounts receivable of the Company and the Guarantors determined on a consolidated basis in accordance with GAAP;

          (d)  (i) Interest Rate Protection Obligations of the Company covering Indebtedness of the Company or a Guarantor and (ii) Interest Rate Protection Obligations of any Guarantor covering Indebtedness of such Guarantor; provided, that in the case of each of clauses (i) and (ii):

            (A)  any Indebtedness to which any such Interest Rate Protection Obligation relates bears interest at fluctuating interest rates and is otherwise permitted to be incurred under the Indenture,

            (B)  such Interest Rate Protection Obligation is entered into in the ordinary course of business in connection with the operations of the business of the Company or the Guarantors, and not for speculative purposes, to hedge against fluctuations in interest rates of such Indebtedness, and

            (C)  the notional principal amount of any such Interest Rate Protection Obligation does not exceed the principal amount of the Indebtedness to which such Interest Rate Protection Obligation relates; provided, however, that the Company and the Guarantors may enter into Interest Rate Protection Obligations relating to Indebtedness which they anticipate will be incurred within thirty days of the incurrence of such Interest Rate Protection Obligation so long as (x) the aggregate notional principal amount of such Interest Rate Protection Obligations does not exceed the lesser of (I) $50,000,000 and (II) the aggregate principal amount of such Indebtedness the Company and the Guarantors anticipate will be incurred, (y) such Interest Rate Protection Obligations are treated as a hedge under GAAP and (z) such Interest Rate Protection Obligations otherwise comply with clauses (A) and (B) above and the other provisions of this subparagraph (d);

          (e)  Indebtedness under Currency Agreements entered into by the Company or any of the Guarantors in the ordinary course of business in connection with the operations of the business of the Company or the Guarantors, and not for speculative purposes, to hedge against fluctuations in foreign exchange rates; provided, that in the case of Currency Agreements which relate to Indebtedness, (i) such Indebtedness is otherwise permitted to be incurred under the Indenture and (ii) such Currency Agreements do not increase the Indebtedness of the Company and the Guarantors outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

          (f)    Indebtedness of a Guarantor owed to and held by the Company or a Guarantor; provided, that

            (i)    any such Indebtedness shall be unsecured,

            (ii)  any such Indebtedness also shall be contractually subordinated in all respects to the Guarantee of such Guarantor, and

            (iii)  (A) any transfer of such Indebtedness by the Company or by a Guarantor (other than to the Company or to a Guarantor and other than to the Revolver Agent as a result of the grant of a security interest therein to secure the obligations of the Company and the Guarantors under the Credit Facility) and (B) any event that causes the Guarantor lender to no longer be a Guarantor shall, in each case under clause (A) or (B), be deemed to be a new incurrence of Indebtedness by the Guarantor borrower (and any guarantors of such

    Indebtedness) at the time of such transfer, issuance, sale or other disposition, and such incurrence shall be subject to all of the provisions of this covenant;

          (g)  Indebtedness of the Company owed to and held by a Guarantor; provided, that:

            (i)    such Indebtedness shall be unsecured and contractually subordinated to the prior payment in full in cash of, and in all other respects to, the Notes, and

            (ii)  (A) any transfer of such Indebtedness by the Company or by a Guarantor (other than to another Guarantor and other than to the Revolver Agent as a result of the grant of a security interest therein to secure the obligations of the Company and the Guarantors under the Credit Facility) and (B) any event that causes the Guarantor lender to no longer be a Guarantor shall, in each case under clause (A) or (B), be deemed to be a new incurrence of Indebtedness by the Company (and any guarantors of such Indebtedness) at the time of such transfer, issuance, sale or other disposition, and such incurrence shall be subject to all of the provisions of this covenant;

          (h)  Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two business days of incurrence;

          (i)    Indebtedness (including Indebtedness represented by letters of credit) incurred in respect of bid or performance bonds provided by the Company or the Guarantors in the ordinary course of business consistent with customary industry practices and not in connection with or in respect of liabilities for borrowed money, obligations evidenced by notes, debentures or other similar instruments, Capital Leases or guarantees in respect thereof or other Indebtedness;

          (j)    Indebtedness of the Company or any of the Guarantors represented by letters of credit for the account of the Company or such Guarantor, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements provided by the Company or the Guarantors in the ordinary course of business consistent with customary industry practices and not in connection with or in respect of liabilities for borrowed money, obligations evidenced by notes, debentures or other similar instruments, Capital Leases or guarantees in respect thereof or other Indebtedness;

          (k)  unsecured Indebtedness of CF&I evidenced by any promissory note which CF&I is required to deliver to the limited partner of CF&I pursuant to Section 7.1 of the CF&I Partnership Agreement (as in effect on the Issue Date and not giving effect to any subsequent amendment or modification thereof) or incurred pursuant to Section 7.3-2(ii)(2) of the CF&I Partnership Agreement (as in effect on the Issue Date and not giving effect to any subsequent amendment or modification thereof) to finance a shortfall in a required cash distribution to the limited partner of CF&I, less the aggregate amount of any payments or deemed payments in respect thereof out of Distributable Cash (as defined in the CF&I Partnership Agreement) or otherwise;

          (l)    Permitted Refinancing Indebtedness;

          (m)  Acquired Indebtedness; provided, that with respect to any Acquired Indebtedness incurred and outstanding pursuant to this clause (m), (i) it shall have been in existence prior to the contemplation of the acquisition, consolidation, merger or other transaction, and not incurred in connection with, or in contemplation of, such transaction, and (ii) either (A) the aggregate amount of such Acquired Indebtedness (together with any Indebtedness incurred to refinance, replace, refund, renew or extend any such Indebtedness, including Permitted Refinancing Indebtedness) shall not exceed $10,000,000 outstanding at any time or (B) immediately after giving effect to such transaction, the Company shall be able to incur an additional $1.00 of Indebtedness under the first paragraph of this covenant;

          (n)  Capitalized Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of development, construction, installation or improvement of property, plant or equipment used in the business of the Company or the Guarantors, in an aggregate amount (together with any Indebtedness incurred to refinance, replace, refund, renew or extend any such Indebtedness, including Permitted Refinancing Indebtedness) not to exceed $10,000,000 at any time outstanding pursuant to this clause (n); provided, that the principal amount of the Indebtedness incurred with respect to any particular property, plant or equipment does not exceed 100% of the cost of such acquisition, development, construction, installation or improvement of such property, plant or equipment; and

          (o)  Indebtedness of the Company or any Guarantor, in addition to that described in clauses (a) through (n) above, in an aggregate principal amount outstanding at any time not exceeding $50,000,000.

        For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of permitted Indebtedness described in clauses (d) through (n) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this covenant (provided, that all Indebtedness under the Credit Facility outstanding on the Issue Date shall be deemed to have been incurred pursuant to clause (c) above and all Indebtedness evidenced by the Notes, the Indenture, the Guarantees and the Security Documents shall be deemed to have been incurred pursuant to clause (a) above) and may later reclassify such Indebtedness into any one or more of the categories described in any of clauses (d) through (n) above (provided, that at the time of reclassification it meets the criteria in such category or categories).

  Limitation on Restricted Payments

        The Company will not, and will not permit any of the Guarantors to, directly or indirectly:

          (a)  declare or pay any dividend or make any other distribution or payment on or in respect of Capital Stock of the Company or any of the Guarantors or to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or any of the Guarantors (other than (i) dividends or distributions payable solely in Capital Stock of the Company (other than Redeemable Capital Stock) or in options, warrants or other rights to purchase Capital Stock of the Company (other than Redeemable Capital Stock) or (ii) the declaration or payment of dividends or other distributions to the extent declared or paid to the Company or a Guarantor),

          (b)  purchase, redeem, defease or otherwise acquire or retire for value any Capital Stock of the Company or any of the Guarantors (other than any such Capital Stock owned by the Company or by a Guarantor),

          (c)  make any principal payment on, or purchase, defease, repurchase, redeem or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment, scheduled sinking fund payment or other Stated Maturity, any Subordinated Indebtedness or Pari Passu Indebtedness (other than any such Indebtedness owned by the Company or a Guarantor and other than any such Pari Passu Indebtedness under the Credit Agreement), or

          (d)  make any Investment (other than any Permitted Investment) in any person,

(such payments or Investments described (and not excluded) in the preceding clauses (a), (b), (c) and (d) are collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, shall be the Fair Market Value on the date of such Restricted Payment of the property, assets or securities proposed to be transferred or issued by the Company or such Guarantor, as the case may be, pursuant to such Restricted Payment):

          (A)  no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof,

          (B)  immediately prior to and after giving effect on a Pro Forma basis to such Restricted Payment as if it had been made at the beginning of the applicable Four Quarter Period, the Company would have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of the covenant described under "—Limitation on Indebtedness" above (assuming a market rate of interest with respect to such additional Indebtedness), and

          (C)  such Restricted Payment, together with the aggregate amount of all other Restricted Payments declared or made on and after the Issue Date (excluding Restricted Payments permitted by clauses (ii), (iii), (iv), (v), (vi), (vii) and (viii) of the following paragraph but including Restricted Payments permitted by clause (i) of the following paragraph), would not exceed the sum (without duplication) of:

            (1)  50% of the aggregate Consolidated Net Income of the Company for the period (taken as one accounting period) (or, if Consolidated Net Income of the Company for such period shall be a negative number, 100% of such negative number) beginning on the first day of the fiscal quarter of the Company during which the Issue Date occurs and ending on the last day of the fiscal quarter of the Company (for which internal financial statements are available) immediately preceding the date of such proposed Restricted Payment, plus

            (2)  100% of the aggregate Net Cash Proceeds received by the Company after the Issue Date either (x) as Capital Contributions to the Company after the Issue Date from any person (other than a Subsidiary of the Company) or (y) from the issuance or sale of Capital Stock (excluding Redeemable Capital Stock, but including Capital Stock (other than Redeemable Capital Stock) issued upon the conversion of convertible Indebtedness or from the exercise of options, warrants or rights to purchase Capital Stock (other than Redeemable Capital Stock)) of the Company to any person (other than to a Subsidiary of the Company) after the Issue Date, plus

            (3)  to the extent not otherwise included in the calculation of Consolidated Net Income for purposes of clause (1) above, in the case of the disposition or repayment in cash of any Investment (which Investment was made after the Issue Date and which constituted a Restricted Payment (excluding any Investment described in clause (x) of the definition of "Permitted Investments"), an amount equal to the lesser of the (x) "cash return of capital" (as defined below) with respect to such Investment and (y) the initial amount of such Investment, in each case, less the cost of the disposition of such Investment, plus

            (4)  to the extent not otherwise included in clause (1), (2) or (3) above of this subparagraph (C), to the extent that any Unrestricted Subsidiary of the Company is redesignated as a Guarantor after the Issue Date, the lesser of (x) the Fair Market Value of the Company's Investment in such Guarantor as of such date of redesignation and (y) the Company's actual Investment in such Subsidiary as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary, to the extent such Investment originally constituted a Restricted Payment.

For purposes of clause (C)(2) above, the value of the aggregate Net Cash Proceeds received by the Company upon the issuance of Capital Stock upon the conversion of convertible Indebtedness or upon the exercise of options, warrants or rights will be the Net Cash Proceeds received upon the issuance of such Indebtedness, options, warrants or rights plus the incremental cash amount received by the Company upon the conversion or exercise thereof, in each case, after the Issue Date. As used in clause (C)(3) above, "cash return of capital" with respect to an Investment means the sum of (x) the aggregate amount of any dividends, payments of interest on Indebtedness, repayments of loans or advances or other distributions, in each case, in cash, with respect to, and (y) the aggregate net proceeds received by the Company and the Guarantors upon the sale or other disposition of, such Investment after the Issue Date.

        None of the foregoing provisions will prohibit:

          (i)    the payment of any dividend within 60 days after the date of its declaration, if at the date of declaration such payment would be permitted by the foregoing paragraph;

          (ii)  so long as no Default or Event of Default shall have occurred and be continuing, the redemption, repurchase or other acquisition or retirement of any shares of any class of Capital Stock of the Company or any Guarantor in exchange for, or out of the Net Cash Proceeds of, a substantially concurrent (x) Capital Contribution to the Company from any person (other than a Subsidiary of the Company) or (y) issue and sale of other shares of Capital Stock (other than Redeemable Capital Stock) of the Company to any person (other than to a Subsidiary of the Company); provided, however, that the amount of any such Net Cash Proceeds that are utilized for any such redemption, repurchase or other acquisition or retirement shall be excluded from clause (C)(2) of the preceding paragraph;

          (iii)  so long as no Default or Event of Default shall have occurred and be continuing, any redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness by exchange for, or out of the Net Cash Proceeds of, a substantially concurrent (x) Capital Contribution to the Company from any person (other than a Subsidiary of the Company) or (y) issue and sale of:

            (1)  Capital Stock (other than Redeemable Capital Stock) of the Company to any person (other than to a Subsidiary of the Company); provided, however, that the amount of any such Net Cash Proceeds that are utilized for any such redemption, repurchase or other acquisition or retirement shall be excluded from clause (C)(2) of the preceding paragraph; or

            (2)  Indebtedness of the Company issued to any person (other than a Subsidiary of the Company), so long as such Indebtedness is permitted to be incurred by the other provisions of the Indenture and is Subordinated Indebtedness which (x) has a final Stated Maturity after the 123rd day after the Final Maturity Date, (y) has an Average Life to Stated Maturity equal to or greater than the remaining Average Life to Stated Maturity of the Notes and (z) is subordinated to the Notes in the same manner and at least to the same extent as the Subordinated Indebtedness so purchased, exchanged, redeemed, acquired or retired;

          (iv)  so long as no Default or Event of Default shall have occurred and be continuing, any redemption, repurchase or other acquisition or retirement of Pari Passu Indebtedness by exchange for, or out of the Net Cash Proceeds of, a substantially concurrent (x) Capital Contribution to the Company from any person (other than a Subsidiary of the Company) or (y) issue and sale of:

            (1)  Capital Stock (other than Redeemable Capital Stock) of the Company to any person (other than to a Subsidiary of the Company); provided, however, that the amount of any such Net Cash Proceeds that are utilized for any such redemption, repurchase or other acquisition or retirement shall be excluded from clause (C)(2) of the preceding paragraph; or

            (2)  Indebtedness of the Company issued to any person (other than a Subsidiary of the Company), so long as such Indebtedness is permitted to be incurred by the other provisions of the Indenture and is Subordinated Indebtedness or Pari Passu Indebtedness which (x) has a final Stated Maturity after the 123rd day after the Final Maturity Date and (y) has an Average Life to Stated Maturity equal to or greater than the remaining Average Life to Stated Maturity of the Notes;

          (v)  application of the net proceeds from the issuance and sale of the Notes to discharge Indebtedness under the Old Notes and to repay Indebtedness under the Old Credit Agreement in accordance with the "Use of Proceeds" section of this offering circular;

          (vi)  the declaration or payment of distributions by CF&I to the limited partner and the general partner of CF&I in accordance with the terms of the CF&I Partnership Agreement as in effect on the Issue Date (and not giving effect to any subsequent amendment or modification thereof);

          (vii) (A) the purchase by the Company or New CF&I of all of the interest of the limited partner in CF&I (including any promissory note delivered to such limited partner by CF&I pursuant to Section 7.1 of the CF&I Partnership Agreement) pursuant to and in accordance with Section 14 of the CF&I Partnership Agreement (in each case, as such agreement is in effect on the Issue Date without giving effect to any subsequent amendment or modification thereto), and (B) the purchase by the Company or CF&I of all of the Capital Stock of CF&I owned by Nippon Steel Corporation, NS Finance III, Inc., Nissho Iwai Corporation or Nissho Iwai American Corporation pursuant to and in accordance with paragraph 4(e), (f) or (g) of the CF&I Stockholders Agreement (as in effect on the Issue Date without giving effect to any subsequent amendment or modification thereto); and

          (viii) other Restricted Payments pursuant to this clause (viii) not to exceed $20,000,000 in the aggregate from and after the Issue Date.

        In addition, none of the foregoing provisions will prohibit the Company or any of the Guarantors from continuing to own any Investment which it owned on the Issue Date.

        Not later than the date of making any Restricted Payment pursuant to clause (a), (b) or (c) of the first paragraph of this covenant or any Restricted Payment in excess of (or series of Restricted Payments in the aggregate in excess of) $2,500,000, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this "Limitation on Restricted Payments" covenant were computed, together with a copy of any opinion or appraisal required by the Indenture.

  Limitation on Liens

        The Company will not, and will not permit any of the Guarantors to, directly or indirectly, (a) incur or suffer to exist or become effective any Lien of any kind against or upon (i) any item of Collateral (whether owned on the Issue Date or thereafter acquired) or any income, profit or proceeds therefrom or (ii) any other property or assets of the Company or any of the Guarantors (whether owned on the Issue Date or thereafter acquired) or any income, profit or proceeds therefrom, or (b) assign or convey any right to receive any such income, profit or proceeds therefrom, except, in the case of each of clauses (a) and (b), for Permitted Liens.

        Notwithstanding the foregoing, the Company and the Guarantors may incur Liens on property or assets referred to in clause (a)(ii) above or income, profit or proceeds therefrom if (x) in the case of Liens securing Subordinated Indebtedness, the Notes and the Guarantees are secured contemporaneously therewith or prior thereto by a Lien on such property, assets, income, profits and proceeds and each such Lien securing such Subordinated Indebtedness is by its terms expressly subordinate to and junior in right of payment and in all other respects to the Liens on such property, assets, income, profits and proceeds securing the Notes and the Guarantees with the same relative subordination that such Subordinated Indebtedness has with respect to the Notes and the Guarantees and (y) in all other cases, the Notes are equally and ratably secured contemporaneously therewith or prior thereto with the obligations so secured.

  Limitations on Layering Indebtedness

        The Company will not, and will not permit any of the Guarantors to, incur any Indebtedness that is contractually subordinated to any Indebtedness of the Company or any Guarantor unless the Indebtedness being incurred is contractually subordinated to the Notes at least to the same extent as it is to such other Indebtedness.

  Limitation on Issuances and Sale of Capital Stock by Guarantors

        The Company (a) will not permit any of the Guarantors to issue any Capital Stock (other than to the Company or to a Guarantor) and (b) will not permit any person (other than the Company or a Guarantor) to own any Capital Stock of any Guarantor; provided, that:

          (i)    this covenant shall not prohibit the issuance and sale of (x) all, but not less than all, of the issued and outstanding Capital Stock of any Guarantor owned by the Company and any other Guarantor in compliance with the other provisions of the Indenture (including, without limitation, the terms of the covenant described under "—Repurchase at the Option of Holders—Disposition of Proceeds of Asset Sales," including, without limitation, the application of the Net Cash Proceeds from such Asset Sale in accordance with such covenant) or (y) directors' qualifying shares or investments by foreign nationals mandated by applicable law;

          (ii)  clause (b) of this covenant shall not apply to any Capital Stock of CF&I or New CF&I which, on the Issue Date, was not owned by the Company or a Guarantor, so long as there is no increase in the percentage of the outstanding Capital Stock of CF&I or New CF&I which is owned by persons other than the Company and the Guarantors (it being understood that an increase in the capital account of the limited partner of CF&I pursuant to the terms of the CF&I Partnership Agreement (otherwise than pursuant to an additional contribution by the limited partner to the partnership) shall not be deemed, in and of itself, to be an increase in the percentage of CF&I's Capital Stock owned by persons other than the Company and the Guarantors); and

          (iii)  clause (b) of this covenant shall not apply to any Capital Stock of any Guarantor acquired by the Company after the Issue Date if less than all of the Capital Stock is acquired by the Company, so long as there is no increase in the percentage of the outstanding Capital Stock of that Guarantor which is owned by persons other than the Company and any other Guarantor.

  Limitation on Transactions with Affiliates

        The Company will not, and will not permit any of the Guarantors to, directly or indirectly, make, enter into or suffer to exist any transaction or series of related transactions (including without limitation (i) any sale, transfer, disposition, purchase, exchange or lease of assets, property or services, (ii) any contracts, agreements or other arrangements, (iii) any payments, Investments, loans or advances, (iv) any other transaction or series of related transactions or (v) any amendments, supplements, modifications or waivers of or with respect to any of the foregoing), in each case, to, from, with, or for the benefit of, any Affiliate of the Company (other than an Affiliate which is a Guarantor) or any Interested Person (each of the foregoing, an "Affiliate Transaction"), unless:

          (a)  such Affiliate Transaction or series of Affiliate Transactions is on terms that are no less favorable to the Company or such Guarantor, as the case may be, than those which could have been obtained in a comparable transaction at such time from persons who are not Affiliates of the Company or Interested Persons, and

          (b)  the Company delivers to the Trustee:

            (x)  with respect to an Affiliate Transaction or series of Affiliate Transactions involving aggregate payments, consideration or value equal to or greater than $2,500,000, a resolution of the Board of Directors of the Company set forth in an Officers' Certificate certifying that such Affiliate Transaction or series of Affiliate Transactions complies with the preceding clause (a), that such Affiliate Transaction or series of Affiliate Transactions was approved by a majority of disinterested members of the Board of Directors of the Company (if any) and, if applicable, certifying that the opinion referred to in the following clause (b)(y) has been delivered; and

            (y)  with respect to an Affiliate Transaction or series of Affiliate Transactions involving aggregate payments, consideration or value equal to or greater than $5,000,000 (or any Affiliate Transaction or series of Affiliate Transactions involving aggregate payments or value greater than $2,500,000 if the approval of a majority of disinterested members of the Board of Directors has not been obtained, as described in the foregoing paragraph (b)(x)), a written opinion from an Independent Financial Advisor stating that the terms of such Affiliate Transaction or series of Affiliate Transactions are fair to the Company or the Guarantor, as the case may be, from a financial point of view;

provided, that clauses (b)(x) and (y) of this covenant shall not be applicable with respect to transactions entered into in the ordinary course of business (A) between the Company or any of the Guarantors, on the one hand, and Camrose, on the other hand, or (B) between or among any of the Company, Camrose, Canadian National Steel, CPC, New CF&I or CF&I; in each case under clause (A) or (B), provided that such transactions are permitted pursuant to the terms of the Camrose Partnership Agreement, the New CF&I Stockholders Agreement and the CF&I Partnership Agreement, as applicable, in each case as in effect on the Issue Date (and not giving effect to any subsequent amendment or modification thereof).

        Notwithstanding the foregoing, the following shall not be deemed to be Affiliate Transactions:

          (i)    paying dividends or making other distributions in respect of its Capital Stock permitted under the covenant described under "—Limitation on Restricted Payments" above,

          (ii)  paying reasonable and customary fees to directors of the Company or any of the Guarantors who are not employees of the Company or any of the Guarantors,

          (iii)  making loans or advances to officers, employees or consultants of the Company and the Guarantors (including travel and moving expenses) in the ordinary course of business consistent with industry practices for bona fide business purposes of the Company or such Guarantor not in excess of $2,000,000 in the aggregate at any one time outstanding,

          (iv)  making contributions of Common Stock of the Company to the Company's employee stock ownership plan, or

          (v)  making payments in the ordinary course of business consistent with past practices to employees of the Company and its Subsidiaries pursuant to any profit participation plan or other employee compensation arrangements approved by a majority of independent (as to such transaction) members of the Board.

  Limitation on Dividends and Other Payment Restrictions Affecting Guarantors

        The Company will not, and will not permit any of the Guarantors to, directly or indirectly, incur, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Guarantor to:

          (a)  pay dividends or make any other distributions (whether such dividends or distributions are in cash or otherwise) on or in respect of its Capital Stock or any other interest or participation in, or measured by, its profits,

          (b)  pay any Indebtedness owed to the Company or any other Guarantor,

          (c)  make loans or advances to, or any investment in, the Company or any other Guarantor,

          (d)  transfer any of its properties or assets to the Company or any other Guarantor, or

          (e)  guarantee any Indebtedness of the Company or of any other Guarantor.

        However, the preceding restrictions will not apply to any such encumbrances or restrictions existing under or by reason of:

          (i)    applicable law,

          (ii)  customary non-assignment provisions of any lease or any contract governing a leasehold interest of the Company or any Guarantor, in each case, entered into in the ordinary course of business and consistent with past practice,

          (iii)  customary restrictions on transfers of property subject to a Lien permitted under the Indenture which could not materially adversely affect the Company's ability to satisfy its obligations under the Indenture and the Notes or any Guarantors' ability to satisfy its obligations under the Indenture and its Guarantee,

          (iv)  any agreement or other instrument of a person acquired by the Company or any Guarantor in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than the person, or the properties or assets of the person, so acquired; provided, that in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred,

          (v)  provisions contained in agreements or instruments relating to Indebtedness which prohibit the transfer of all or substantially all of the assets of the obligor thereunder unless the transferee shall assume the obligations of the obligor under such agreement or instrument; provided, that such Indebtedness was permitted by the terms of the Indenture to be incurred,

          (vi)  provisions contained in the Indenture, the Notes, the Guarantees, the Intercreditor Agreement or any Security Documents,

          (vii) (A) provisions contained in the Credit Facility and in security agreements or similar documents permitted by the Indenture entered into by the Company, CF&I and New CF&I pledging Revolver Collateral to secure their respective obligations thereunder (in each case, which are no more restrictive, and no less favorable, to the holders of the Notes than the provisions in effect on the Issue Date and not giving effect to any subsequent amendment or modification thereof), and (B) provisions contained in such additional guarantees of the Company's obligations under the Credit Facility permitted by the Indenture and in such additional security agreements or similar documents permitted by the Indenture pledging Revolver Collateral pursuant to the Credit Facility which may be entered into after the Issue Date by other Guarantors (and in amendments thereto and replacements thereof) which in each case are permitted by the Indenture and are no more restrictive, and no less favorable to the holders of the Notes, than the provisions of the guarantees, security agreements or similar documents, as the case may be, referred to in clause (A)

  above (as in effect on the Issue Date and not giving effect to any subsequent amendment or modification thereof);

          (viii)(A) provisions contained in other agreements or instruments relating to Indebtedness in effect on the Issue Date (as in effect on the Issue Date and not giving effect to any subsequent amendment or modification thereof) and (B) provisions contained in amendments thereto and permitted refinancings or replacements thereof, which in each case are permitted by the Indenture and are no more restrictive, and no less favorable to the holders of the Notes, than the provisions of the agreements or instruments, as the case may be, referred to in clause (A) above (as in effect on the Issue Date and not giving effect to any subsequent amendment or modification thereof); and

          (ix)  encumbrances and restrictions created by the CF&I Partnership Agreement and the New CF&I Stockholders Agreement (each as in effect on the Issue Date and not giving effect to any subsequent amendment or modification thereof) and in any amendments thereto which are permitted by the Indenture and which encumbrances and restrictions contained in any such amendment are no more restrictive and are no less favorable to the holders of the Notes than those contained in such agreement prior to such amendment.

  Limitation on Sale-Leaseback Transactions

        The Company will not, and will not permit any of the Guarantors to, enter into any Sale-Leaseback Transaction with respect to any property or assets of the Company or any of the Guarantors.

        Notwithstanding the foregoing, the Company and the Guarantors may enter into Sale-Leaseback Transactions with respect to property or assets which do not constitute Collateral and which property or assets are acquired or constructed after the Issue Date if:

          (a)  the Company or such Guarantor could have (i) incurred Indebtedness in an amount equal to the Attributable Indebtedness relating to such Sale-Leaseback Transaction pursuant to the first paragraph under "—Limitation on Indebtedness" above and (ii) incurred a Lien to secure such Indebtedness pursuant to the covenant described under "—Limitation on Liens" above,

          (b)  the gross cash proceeds of such Sale-Leaseback Transaction are at least equal to the Fair Market Value of the property that is the subject of such transaction, and

          (c)  the transfer of assets in such Sale-Leaseback Transaction is permitted by, and the Company applies the Net Cash Proceeds of such transaction in compliance with, the covenant described under "—Repurchase at the Option of Holders—Disposition of Proceeds of Asset Sales" above.

  Additional Guarantors

        The Indenture provides that the Company will not, and will not permit any Guarantor to, directly or indirectly, establish or acquire a new Subsidiary, as the case may be, unless either:

          (a)  such new Subsidiary is designated as an Unrestricted Subsidiary as described under "Unrestricted Subsidiaries; Designation of Unrestricted Subsidiaries" below or

          (b)  (i)    such new Subsidiary simultaneously (x) executes and delivers to the Trustee a supplemental indenture, in form reasonably satisfactory to the Trustee, pursuant to which such new Subsidiary becomes a Guarantor and unconditionally guarantees the obligations of the Company under the Notes on the same terms as the other Guarantors and as set forth in the Indenture and (y) executes and delivers a written instrument pursuant to which it shall become a party to the Intercreditor Agreement;

            (ii)  to the extent that such new Subsidiary owns (or thereafter acquires) any property or assets of the types which would constitute "Trust Property" (as such term is defined in the form of Mortgage attached as an exhibit to the Indenture) or "Collateral" (as such term is defined in the form of Security Agreement attached as an exhibit to the Indenture), such new Subsidiary shall execute and deliver to the Trustee such Security Documents as shall be necessary to cause such property and assets to become subject to a Lien in favor of the Trustee (or, in the case of property or assets subject to a Mortgage, the Trustee or another trustee under such Mortgage), for the benefit of the holders of the Notes, securing such new Subsidiary's obligations under its Guarantee and otherwise shall comply with the provisions of the Indenture applicable to After-Acquired Property; and

            (iii)  the Company shall deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each in a form reasonably satisfactory to the Trustee, stating that the Company has complied with clauses (i) and (ii) of this subparagraph (b) in connection with the establishment or acquisition of such new Subsidiary.

        Following compliance with clauses (b)(i), (ii) and (iii) above, and thereafter, such Subsidiary shall be a Guarantor for all purposes of the Indenture.

        For purposes of this covenant, the designation of any Unrestricted Subsidiary as a Guarantor shall be deemed to be the establishment of a new Subsidiary and shall be required to comply with subparagraph (b) above. The Indenture provides that the Company will not permit to exist any Subsidiary unless either (a) such Subsidiary has been designated as an Unrestricted Subsidiary as described under "Unrestricted Subsidiaries; Designation of Subsidiaries" below or (b) such Subsidiary has become a Guarantor in accordance with the Indenture. The Indenture also provides that the Company will not permit any Unrestricted Subsidiary to own any Capital Stock of a Guarantor.

  Impairment of Security Interests

        The Indenture provides that the Company will not, and will not permit any of the Guarantors to, take or omit to take any action which action or omission could reasonably be expected to have the result of adversely affecting or impairing the Lien in favor of the Trustee (or, in the case of property or assets subject to a Mortgage, the Trustee or another trustee under such Mortgage) for the benefit of the holders of the Notes in the Collateral, except for the incurrence or existence of Permitted Liens as expressly permitted by the Indenture, the Intercreditor Agreement and the Security Documents. The Indenture further provides that the Company will not, and will not permit any of the Guarantors, to grant to any person (other than the Trustee (or, in the case of property or assets subject to a Mortgage, the Trustee or another trustee under such Mortgage) for the benefit of the holders of the Notes) any interest whatsoever in the Collateral except as expressly permitted by the Indenture, the Intercreditor Agreement and the Security Documents.

  Limitation on Amendments to CF&I Agreements

        The Indenture provides that the Company will not, and will not permit any Guarantor to, enter into or consent to any amendment, supplement, waiver or other modification of the CF&I Partnership Agreement or the New CF&I Stockholders Agreement which (i) in any manner would be adverse to the interests of the holders of the Notes or the Trustee (it being understood that the admission by CF&I of one or more additional or substitute limited partners shall not be deemed adverse to the interests of the holders of the Notes or the Trustee so long as made in compliance with the other provisions of the Indenture, including the immediately following clause (ii)) or (ii) in the case of the CF&I Partnership Agreement, would increase the amount of cash or other property distributable to, or the amount of profits allocated to, or any voting or management rights of, any limited partner of CF&I or the limited partners of CF&I in the aggregate, or decrease the amount of cash or other property distributable to, or the amount of profits allocated to, or any voting or management rights of, the general partner of CF&I.

  Reporting Requirements

        The Indenture provides that, whether or not required by the Commission, so long as any notes are outstanding, the Company will furnish to the holders of Notes, within the time periods specified in the Commission's rules and regulations:

          (a)  all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations," any and all separate financial information of the Guarantors required under Rule 3-10 of Regulation S-X under the Securities Act, and, with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accountants; and

          (b)  all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

        In addition, whether or not required by the Commission, the Company will file a copy of all of the information and reports referred to in subparagraphs (a) and (b) above with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request; provided, that any information accepted for filing by the Commission shall be deemed to have been provided to the holders of Notes for purposes hereof.

Merger, Sale of Assets, Etc.

  Merger, Sale of Assets, Etc. of the Company or a Guarantor

        The Company will not (a) directly or indirectly, in any transaction or series of transactions, merge, consolidate or amalgamate with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to, any person or persons, or (b) permit any of the Guarantors to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company or of the Company and the Guarantors, taken as a whole, to any other person or persons, unless at the time of and after giving effect thereto:

          (a)  either:

            (i)    the Company shall be the surviving person, or

            (ii)  the person formed by or surviving such consolidation, merger or amalgamation (if other than the Company) or into which the Company or such Guarantor, as the case may be, is merged or to which the properties and assets of the Company or such Guarantor, as the case may be, are transferred (any such surviving person or transferee person being the "Surviving Entity"),

              (A)  shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and

              (B)  shall expressly assume by a supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Company (and such Guarantor, as the case may be) under the Notes, the Indenture and the Guarantees (and such supplemental indenture shall also be executed by each Guarantor and shall further provide that each Guarantor confirms that its obligations under the Indenture and its Guarantee remain in full force and effect), and

              (C)  shall expressly assume, by amendment, supplement or other appropriate instrument executed and delivered to the Trustee, in form reasonably satisfactory to the

      Trustee, all of the obligations of the Company (and such Guarantor, as the case may be) under the Registration Rights Agreement, the Intercreditor Agreement and the Security Documents (and such amendment, supplement or other instrument shall also be executed by each Guarantor and shall further provide that each Guarantor confirms that its obligations under the Registration Rights Agreement, the Intercreditor Agreement and its Security Documents remain in full force and effect), and

              (D)  shall cause such amendments, supplements or other instruments to be filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien of the Security Documents on the Collateral owned by the Company and, if applicable, such Guarantor (in the case of a merger or consolidation) or on the Collateral transferred to the Surviving Entity (in the case of a transfer of assets), together with such financing statements as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement under the Uniform Commercial Code of the relevant states);

          (b)  the Collateral owned by the Company and, if applicable, such Guarantor (in the case of a merger or consolidation) or the Collateral transferred to the Surviving Entity (in the case of a transfer of assets) (1) shall continue to constitute Collateral under the Indenture and the Security Documents, (2) shall be subject to the Lien in favor of the Trustee (or, in the case of property or assets subject to a Mortgage, the Trustee or another trustee under such Mortgage) for the benefit of the holders of the Notes and (3) shall not be subject to any Lien other than Liens expressly permitted by the Indenture and the Security Documents;

          (c)  the property and assets of the person which is merged or consolidated with or into the Company or such Guarantor, or to which the properties and assets of the Company or such Guarantor are transferred, to the extent that they are property or assets of the types which would constitute "Trust Property" (as defined in the form of Mortgage attached as an exhibit to the Indenture) or "Collateral" (as defined in the form of Security Agreement attached as an exhibit to the Indenture) shall be treated as After-Acquired Property and the Company and the Guarantors or the Surviving Entity, as the case may be, shall take such actions as may be necessary to cause such property and assets to be made subject to the Lien of the Security Documents in the manner and to the extent required by the Indenture and the Security Documents;

          (d)  (1) immediately before and immediately after giving effect to such transaction or series of transactions on a Pro Forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing, and (2) the Company or the Surviving Entity, as the case may be, after giving effect to such transaction or series of transactions on a Pro Forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), could incur $1.00 of additional Indebtedness pursuant to the first paragraph of the covenant described under "—Certain Covenants—Limitation on Indebtedness" above (assuming a market rate of interest with respect to such additional Indebtedness);

          (e)  immediately after giving effect to such transaction or series of transactions on a Pro Forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), the Consolidated Net Worth of the Company or the Surviving Entity, as the case may be, is at least equal to the Consolidated Net Worth of the Company immediately before such transaction or series of transactions; and

          (f)    if, as a result of any such transaction or series of transactions, any property or assets of the Company or any of the Guarantors would become subject to a Lien, such Lien is permitted by the provisions of the Indenture described under "—Certain Covenants—Limitation on Liens" above.

        In connection with any such transaction or series of transactions, the Company shall deliver, or cause to be delivered, to the Trustee an Officers' Certificate and an Opinion of Counsel, each in form reasonably satisfactory to the Trustee, each stating that such transaction or series of transactions and any supplemental indenture, amendments, supplements or other instruments or agreements required by clause (a) or (c) above comply with the requirements of the Indenture and that all conditions precedent therein provided for relating to such transaction or series of transactions have been complied with (except that such Opinion of Counsel need express no opinion as to the matters referred to in clauses (b)(3), (d)(2) and (e) above).

        Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, in which the Company is not the Surviving Entity, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, the Notes, the Registration Rights Agreement, the Intercreditor Agreement, and the relevant Security Documents with the same force and effect as if such Surviving Entity had been named as the Company therein. Thereafter, except in the case of a lease, the predecessor corporation shall be released from its obligations thereunder, except with respect to any obligations that arise from, or are related to, such transaction; provided, however, that solely for purposes of computing amounts described in subclause (C) of the first paragraph under "—Certain Covenants—Limitation on Restricted Payments" above, any such Surviving Entity shall only be deemed to have succeeded to and be substituted for the Company with respect to periods subsequent to the effective time of such transaction or series of transactions.

  Merger, Sale of Assets, Etc. of a Guarantor

        No Guarantor will, (a) directly or indirectly, in any transaction or series of transactions, merge, consolidate or amalgamate with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to, any person or persons, or (b) permit any of its Subsidiaries that are Guarantors (each, a "Subsidiary Guarantor") to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of such Guarantor or of such Guarantor and its Subsidiary Guarantors, taken as a whole, to any other person or persons, unless at the time of and after giving effect thereto:

          (a)  either:

            (i)    such Guarantor shall be the surviving person, or

            (ii)  the person formed by or surviving such consolidation, merger or amalgamation (if other than such Guarantor) or into which such Guarantor or such Subsidiary Guarantors, as the case may be, is merged or to which the properties and assets of such Guarantor or such Subsidiary Guarantors, as the case may be, are transferred (any such surviving person or transferee being the "Surviving Person"),

              (A)  shall be the Company or another Guarantor (with the percentage of outstanding Capital Stock owned by the Company to be equal to the percentage of outstanding Capital Stock of such Guarantor owned by the Company immediately prior to such merger, consolidation or transfer) and shall be a corporation (or if such Guarantor is CF&I, a corporation or a limited partnership) organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and

              (B)  shall expressly assume (except in the case of a merger into or the transfer of properties and assets to the Company), by a supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of such Guarantor under its Guarantee and the Indenture (and such supplemental indenture shall also be executed by the Company and each other Guarantor and shall further provide that the Company confirms that its obligations under the Notes and the Indenture and each other Guarantor confirms that its obligations under the Indenture and its Guarantee, remain in full force and effect), and

              (C)  shall expressly assume, by amendment, supplement or other appropriate instrument, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of such Guarantor under the Intercreditor Agreement, the Registration Rights Agreement and its Security Documents (and such amendment, supplement or other instrument shall also be executed by the Company and each other Guarantor and shall further provide that the Company and each Guarantor confirms that its obligations under the Registration Rights Agreement, the Intercreditor Agreement and the Security Documents remain in full force and effect), and

              (D)  shall cause such amendments, supplements or other instruments to be filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien of the Security Documents on the Collateral owned by such Guarantor and, if applicable, such Subsidiary Guarantor (in the case of a merger or consolidation) or on the Collateral transferred to the Surviving Person (in the case of a transfer of assets), together with such financing statements as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement under the Uniform Commercial Code of the relevant states);

          (b)  the Collateral owned by such Guarantor and, if applicable, such Subsidiary Guarantor (in the case of a merger or consolidation) or the Collateral transferred to the Surviving Person (in the case of a transfer of assets) (1) shall continue to constitute Collateral under the Indenture and the Security Documents, (2) shall be subject to the Lien in favor of the Trustee (or, in the case of property or assets subject to a Mortgage, the Trustee or another trustee under such Mortgage) for the benefit of the holders of the Notes and (3) shall not be subject to any Lien other than Liens expressly permitted by the Indenture and the Security Documents;

          (c)  the property and assets of the person which is merged or consolidated with or into such Guarantor or such Subsidiary Guarantor or to which the properties and assets of such Guarantor or such Subsidiary Guarantor are transferred, to the extent that they are property and assets of the types which would constitute "Trust Property" (as defined in the form of Mortgage attached as an exhibit to the Indenture) or "Collateral" (as defined in the form of Security Agreement attached as an exhibit to the Indenture) shall be treated as After-Acquired Property and such Guarantor and its Subsidiary Guarantors or the Surviving Person, as the case may be, shall take such actions as may be necessary to cause such property and assets to be made subject to the Lien of the Security Documents in the manner and to the extent required by the Indenture and the Security Documents;

          (d)  except in the case of a merger into or the transfer of properties and assets to the Company, (1) immediately before and immediately after giving effect to such transaction or series of transactions on a Pro Forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing and (2) the Company, after giving effect to such transaction or series of transactions on a Pro Forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), could incur $1.00 of additional Indebtedness pursuant to the first paragraph of the covenant described under "—Certain Covenants—Limitation on Indebtedness" above (assuming a market rate of interest with respect to such additional Indebtedness);

          (e)  except in the case of a merger into or the transfer of properties and assets to the Company, immediately after giving effect to such transaction or series of transactions on a Pro Forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), the Consolidated Net Worth of such Guarantor or the Surviving Person, as the case may be, is at least equal to the Consolidated Net Worth of such Guarantor immediately before such transaction or series of transactions; and

          (f)    if, as a result of any such transaction or series of transactions, any property or assets of such Guarantor or any of its Subsidiary Guarantors would become subject to a Lien, such Lien is permitted by the provisions of the Indenture described under "—Certain Covenants—Limitation on Liens" above.

        In connection with any such transaction or series of transactions, the Company shall deliver, or cause to be delivered, to the Trustee an Officers' Certificate and an Opinion of Counsel, each in form reasonably satisfactory to the Trustee, each stating that such transaction or series of transactions and any supplemental indenture, amendments, supplements or other instruments or agreements required by clause (a) or (c) above or by this sentence comply with the requirements of the Indenture and that all conditions precedent therein provided for relating to such transaction or series of transactions have been complied with (except that such Opinion of Counsel need express no opinion as to the matters referred to in clauses (b)(3), (d)(2) or (e) above), and the Company and each other Guarantor will be required to confirm, by supplemental indenture executed and delivered to the Trustee in form reasonably satisfactory to the Trustee, that its obligations under the Indenture, the Intercreditor Agreement, its Guarantee, the Registration Rights Agreement and its Security Documents remain in full force and effect.

        Upon any consolidation, merger or transfer of all or substantially all of the assets of a Guarantor in accordance with the foregoing in which such Guarantor is not the Surviving Person, the Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of, such Guarantor under the Indenture, the Registration Rights Agreement, the Intercreditor Agreement, its Guarantee and the relevant Security Documents with the same force and effect as if such Surviving Person had been named as a Guarantor therein. Thereafter, except in the case of a lease, the predecessor Guarantor shall be released from its obligations thereunder, except with respect to any obligations that arise from, or are related to, such transaction; provided, however, that solely for purposes of computing amounts described in subclause (C) of the first paragraph under "—Certain Covenants—Limitation on Restricted Payments" above, any such Surviving Person shall only be deemed to have succeeded to and be substituted for such Guarantor with respect to periods subsequent to the effective time of such transaction or series of transactions.

  Unrestricted Subsidiaries; Designation of Unrestricted Subsidiaries

        As of the date of the Indenture, all of the Company's existing Subsidiaries, other than New CF&I and CF&I, were Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to the restrictive covenants of the Indenture and the Security Documents.

        As of the Issue Date, the Unrestricted Subsidiaries were: Camrose Pipe Corporation, a Delaware corporation; Canadian National Steel Corporation, an Alberta, Canada corporation; Camrose Pipe Company, an Alberta, Canada partnership; Oregon Steel de Guayana, Inc., a Delaware corporation; OSM Glassification Inc., an Oregon corporation; Glassification International, Ltd., an Oregon partnership; Colorado and Wyoming Railway Company, a Delaware corporation; The Union Ditch and Water Company, a Colorado corporation; OSM Distribution, Inc., a Delaware corporation; Oregon Steel Mills Processing, Inc., a Delaware corporation; Oregon Feralloy Partners, an Oregon partnership; and LSI Plate, an Oregon partnership.

        In addition, the Board of Directors of the Company may designate any Subsidiary acquired or established after the Issue Date to be an Unrestricted Subsidiary if: (a) none of the properties or assets of such Subsidiary were owned by the Company or any of the Guarantors prior to the Issue Date, other than any such assets as are transferred to such Unrestricted Subsidiary in accordance with the covenant described above under "—Certain Covenants—Limitation on Restricted Payments;" and (b) at the time of such designation:

          (i)    the properties and assets of such Subsidiary, to the extent that they secure Indebtedness, secure only Non-Recourse Indebtedness,

          (ii)  such Subsidiary has no Indebtedness other than Non-Recourse Indebtedness, and

          (iii)  such Subsidiary is not a Guarantor and does not own, directly or indirectly, any Capital Stock of a Guarantor.

        As used above, "Non-Recourse Indebtedness" means Indebtedness as to which:

          (a)  neither the Company nor any of the Guarantors:

            (i)    provides credit support (including any undertaking, agreement or instrument which would constitute Indebtedness),

            (ii)  guarantees or is otherwise directly or indirectly liable, or

            (iii)  constitutes the lender

  (in each case, other than Investments made pursuant to and in compliance with the covenant described above under "—Certain Covenants—Limitation on Restricted Payments"), and

          (b)  no default with respect to such Indebtedness (including any rights which holders thereof may have to take enforcement action against the relevant Unrestricted Subsidiary or its assets) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or the Guarantors to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

        The Board of Directors of the Company may designate an Unrestricted Subsidiary to be a Guarantor if after giving Pro Forma effect to such designation:

          (i)    the Company would be permitted to incur $1.00 of additional Indebtedness under the first paragraph of the covenant described above under "—Certain Covenants—Limitation on Indebtedness" (assuming a market rate of interest with respect to such Indebtedness),

          (ii)  all Indebtedness and Liens of such Unrestricted Subsidiary would be permitted to be incurred by a Guarantor under the Indenture, and

          (iii)  such Unrestricted Subsidiary shall have entered into a supplemental indenture pursuant to which it shall have become a Guarantor and complied with the other obligations described under "—Certain Covenants—Additional Guarantors."

        A designation of an Unrestricted Subsidiary as a Guarantor may not thereafter be rescinded.

        Any designation of a Subsidiary as an Unrestricted Subsidiary, and any designation of an Unrestricted Subsidiary as a Guarantor, shall be evidenced to the Trustee by written notice delivered by the Company to the Trustee at the time of such designation, accompanied by a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate to the effect that such designation complied with the applicable conditions set forth above and was permitted by the Indenture, including the covenant described under "—Certain Covenants—Limitations on Restricted Payments."

Events of Default

        Each of the following will be an "Event of Default" under the Indenture:

          (i)    default in the payment of the principal of or premium, if any, on any Note, when the same becomes due and payable (upon Stated Maturity, acceleration, optional redemption, required purchase, scheduled principal payment or otherwise); or

          (ii)  default in the payment of an installment of interest (or Liquidated Damages, if any) on any Note, when the same becomes due and payable, which default continues for a period of 30 days; or

          (iii)  default by the Company or any Guarantor in the performance or observance of any term, covenant or agreement contained in the Notes, any Security Document, the Indenture, the Intercreditor Agreement or any Guarantee (other than a default specified in clause (i) or (ii) above) and, except for a default of provisions under "—Repurchase at the Option of Holders—Change of Control," "—Repurchase at the Option of Holders—Disposition of Proceeds of Asset Sales," and "—Merger, Sale of Assets, Etc.," such default continues for a period of 30 days after written notice of such default requiring the Company to remedy the same shall have been given (x) to the Company by the Trustee or (y) to the Company and the Trustee by holders of at least 25% in aggregate principal amount of the Notes then outstanding; or

          (iv)  default or defaults under one or more agreements, instruments, mortgages, bonds, debentures or other evidences of Indebtedness under which the Company or any Guarantor then has outstanding Indebtedness, or guarantees the payment of outstanding Indebtedness, in excess of $5,000,000, individually or in the aggregate, and either (A) that default is caused by a failure to pay principal or premium, if any, or interest or Liquidated Damages, if any, on such Indebtedness at final Stated Maturity prior to the expiration of any grace period provided in such Indebtedness on the date of such default, or (B) such Indebtedness is already due and payable in full or such default or defaults have resulted in the acceleration of the maturity of such Indebtedness;

          (v)  failure by the Company or any Guarantor to pay one or more judgments, orders or decrees of any court or regulatory or administrative agency of competent jurisdiction entered against the Company or any Guarantor or any of their property or assets, aggregating at any one time in excess of $5,000,000, which judgments, orders or decrees shall not be discharged or fully bonded within a period of 60 days after the date on which any period for appeal has expired and during which a stay of enforcement of such judgment, order or decree shall not be in effect; or

          (vi)  either (a) any agent or lender under the Credit Facility or (b) any holder of at least $5,000,000 in aggregate principal amount of Indebtedness of the Company or any of the Guarantors shall commence judicial proceedings to foreclose upon assets of the Company or any of the Guarantors having an aggregate Fair Market Value, individually or in the aggregate, in excess of $5,000,000 or shall have exercised any right under applicable law or applicable security documents to take ownership of any such assets in lieu of foreclosure; or

          (vii) certain events of bankruptcy, insolvency or reorganization with respect to the Company or any Guarantor shall have occurred; or

          (viii) any Guarantee ceases to be in full force and effect, or becomes unenforceable or invalid, or is declared null and void, or any Guarantor denies that it has any further liability under its Guarantee or the Security Documents, disaffirms its obligations under its Guarantee or the Security Documents, or gives notice to such effect (in each case, other than by reason of the termination of the Indenture or the release of any such Guarantee in accordance with the Indenture); or

          (ix)  any of the Security Documents ceases to be in full force and effect or any of the Security Documents ceases to give the Trustee (or, in the case of a Mortgage, ceases to give the Trustee or any other trustee under such Mortgage) any of the Liens, rights, powers or privileges purported to be created thereby, or any of the Security Documents is declared null and void, or the Company or any Guarantor denies that it has any further liability under any Security Document to which it is a party or gives notice to such effect (in each case other than by reason of the termination of the Indenture or any such Security Document in accordance with its terms or the release of any Guarantor in accordance with the Indenture).

        If an Event of Default (other than as specified in clause (vii) above) shall occur and be continuing, either the Trustee, by written notice to the Company, or the holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Trustee and the Company, may declare the Notes (including, without limitation, the principal of, premium, if any, and accrued and unpaid interest and Liquidated Damages, if any, on all of the outstanding Notes) to be due and payable immediately, upon which declaration all amounts payable in respect of the Notes shall be immediately due and payable. If an Event of Default specified in clause (vii) above occurs, then the principal of, premium, if any, and accrued and unpaid interest and Liquidated Damages, if any, on all of the outstanding Notes shall ipso facto be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of Notes.

        At any time after a declaration of acceleration under the Indenture as described in the preceding paragraph, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of not less than a majority in aggregate principal amount of the outstanding Notes, by written notice to the Company and the Trustee, may, on behalf of the holders of all the Notes, rescind and cancel such declaration and its consequences if:

          (a)  the Company has paid or deposited with the Trustee a sum sufficient to pay:

            (i)    all sums paid or advanced by the Trustee under the Indenture, the Intercreditor Agreement and the Security Documents and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel,

            (ii)  all interest and Liquidated Damages, if any, on the Notes which has become due otherwise than by such declaration of acceleration and (to the fullest extent permitted by law) interest thereon at the rate of interest borne by the Notes, and

            (iii)  the principal of and premium, if any, on any Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate of interest borne by the Notes;

          (b)  the rescission would not conflict with any judgment, order or decree of a court of competent jurisdiction; and

          (c)  all then existing Events of Default, other than the nonpayment of principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes that have become due solely by such declaration of acceleration, have been cured or waived.

        No such rescission or cancellation will affect any subsequent Default or impair any right consequent thereto.

        Prior to the declaration of acceleration under the Indenture, the holders of not less than a majority in aggregate principal amount of the outstanding Notes may, on behalf of the holders of all the Notes, waive any past default under the Indenture, the Intercreditor Agreement, the Notes, the Guarantees or any Security Document and its consequences, except a default in the payment of the principal of, premium, if any, or interest or Liquidated Damages, if any, on any Note not yet cured, or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Note affected.

        In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of the Company or any of the Guarantors with the intention of avoiding payment of the premium that the Company would have had to pay if the Company had then elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to July 15, 2006 by reason of any willful action or inaction taken or not taken by or on behalf of the Company or any of the Guarantors with the intention of avoiding the prohibition on redemption of the Notes prior to July 15, 2006, then the premium specified in the Indenture for redemptions during the 12-month period beginning July 15, 2006 shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

        Subject to certain limitations, holders of not less than a majority in aggregate principal amount of the outstanding Notes may direct the Trustee in its exercise of any trust or power. No holder of any of the Notes has any right to institute any proceeding or pursue any remedy with respect to the Indenture, the Intercreditor Agreement, the Notes, the Guarantees or the Security Documents, unless the holder gives written notice to the Trustee of a continuing Event of Default, the holders of at least 25% in aggregate principal amount of the outstanding Notes have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as Trustee under the Notes and the Indenture, the Trustee has failed to institute such proceeding within 30 days after receipt of such notice and the Trustee, within such 30-day period, has not received directions inconsistent with such written request by holders of a majority in aggregate principal amount of the outstanding Notes. Such limitations do not apply, however, to a suit instituted by a holder of a Note for the enforcement of the payment of the principal of, premium, if any, or interest or Liquidated Damages, if any, on such Note on or after the respective due dates expressed in such Note.

        During the existence of an Event of Default, the Trustee is required to exercise such rights and powers vested in it under the Indenture, the Intercreditor Agreement and the Security Documents with the same degree of care and skill in its exercise thereof as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

        Subject to the provisions of the Indenture relating to the duties of the Trustee, whether or not an Event of Default shall occur and be continuing, the Trustee under the Indenture is not under any obligation to exercise any of its rights or powers under the Indenture, the Intercreditor Agreement or the Security Documents at the request or direction of any of the holders unless such holders shall have offered to the Trustee reasonable security or indemnity. Subject to all provisions of the Indenture and applicable law, the holders of not less than a majority in aggregate principal amount of the outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee under the Indenture, the Intercreditor Agreement or the Security Documents. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture.

        If a Default or an Event of Default occurs and is continuing and is known to the Trustee, the Trustee shall mail to each holder of the Notes notice of the Default or Event of Default within 30 days after obtaining knowledge thereof. Except in the case of a default in payment of principal of, premium, if any, or interest or Liquidated Damages, if any, on any Notes, the Trustee may withhold the notice to the holders of such Notes if a committee of its trust officers in good faith determines that withholding the notice is in the interest of the holders of the Notes.

        The Company is required to furnish to the Trustee annual and quarterly statements as to the performance by the Company of its obligations under the Indenture and as to any default in such performance. The Company is also required to notify the Trustee within ten days of the Company's becoming aware of any event which is, or after notice or lapse of time or both would become, an Event of Default. Failure of the Company to give such notice shall constitute an immediate Event of Default.

Legal Defeasance and Covenant Defeasance

        The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes, and all obligations of the Guarantors discharged with respect to the outstanding Guarantees (upon which discharge the Company may obtain the release of the Collateral as security for the Notes and the Guarantees) ("Legal Defeasance"), except for, among other things:

          (a)  the rights of holders of outstanding Notes to receive payment in respect of the principal of, premium, if any, and interest and Liquidated Damages, if any, on such Notes when such payments are due from the trust referred to below,

          (b)  the Company's obligations to issue temporary Notes, register the transfer or exchange of any Notes, replace mutilated, destroyed, lost or stolen Notes and maintain an office or agency for payments in respect of the Notes and money for security payments held,

          (c)  the rights, powers, trusts, duties and immunities of the Trustee and the obligations of the Company and the Guarantors in connection therewith, and

          (d)  the Legal Defeasance provisions of the Indenture.

        In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and the Guarantors released with respect to most of the covenants that are set forth in the Indenture (except as described therein) ("Covenant Defeasance"), and thereafter any failure to comply with such covenants shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

        In order to exercise either Legal Defeasance or Covenant Defeasance:

          (a)  the Company must irrevocably deposit with the Trustee (or other qualifying trustee), in trust, for the benefit of the holders of the Notes, cash in United States dollars, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the written opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Liquidated Damages, if any, on the outstanding Notes on the Stated Maturity thereof or applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

          (b)  in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Trustee confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) after the Issue Date, there has been a change in the applicable federal income tax laws, in either case to the effect that the holders of outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to income tax on the same amounts, in the same manner and at the same time(s) as would have been the case if such Legal Defeasance had not occurred;

          (c)  in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Trustee confirming that the holders of outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to income tax on the same amounts, in the same manner and at the same time(s) as would have been the case if such Covenant Defeasance had not occurred;

          (d)  no Default or Event of Default shall have occurred and be continuing either (i) on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or (ii) insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time during the period ending on the 123rd day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

          (e)  the Company shall have delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Trustee to the effect that such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Indenture) to which the Company or any of the Guarantors is a party or by which the Company or any of the Guarantors is bound;

          (f)    the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 123rd day following the deposit, the trust funds will not be subject to avoidance as a preference or recovery under any applicable bankruptcy laws; and

          (g)  the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel confirming the satisfaction of all conditions set forth in clauses (a) through (f) above.

Satisfaction and Discharge

        The Indenture provides that the Company may terminate its obligations and the obligations of the Guarantors under the Indenture, the Notes, the Guarantees and the Security Documents (except as described below) (whereupon the Company may obtain the release of the Collateral as security for the Notes and the Guarantees) when:

          (a)  all the Notes previously authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced and Notes for whose payment money has theretofore been deposited with the Trustee or the paying agent in trust or segregated and held in trust by the Company and thereafter repaid to the Company or a Guarantor) have been delivered to the Trustee for cancellation, or

    (b)  (i) all Notes have been called for redemption pursuant to the provisions under "—Optional Redemption" above by mailing to holders a notice of redemption or all Notes otherwise have become due and payable;

            (ii)  the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes to the date of redemption or maturity, as the case may be, together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

            (iii)  each of the Company and the Guarantors has paid all other sums payable by it under the Indenture, the Notes, the Guarantees, the Intercreditor Agreement and the Security Documents;

            (iv)  no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

            (v)  such deposit shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Indenture) to which the Company or any of the Guarantors is a party or by which the Company or any of the Guarantors is bound; and

            (vi)  the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel confirming the satisfaction of all conditions set forth in clauses (i) through (v) above.

Possession, Use and Release of Collateral

        Subject to and in accordance with the provisions of the Security Documents and the Indenture, and so long as no Event of Default shall have occurred and be continuing, the Company and the Guarantors will have the right to remain in possession and retain exclusive control of the Collateral (other than Trust Moneys held by the Trustee and other than as set forth in the Security Documents and in the Indenture), to operate the Collateral, to alter or repair the Collateral and to collect, invest and dispose of any income thereon.

        The Company and the Guarantors, as the case may be, will have the right to request a release of Collateral (the "Released Interests") in the following circumstances:

          (a)  Collateral that is sold, transferred or otherwise disposed of in accordance with the provisions of the Indenture;

          (b)  Collateral that is released with the requisite consent of the holders of Notes as provided under "—Amendments, Supplements and Waivers" below;

          (c)  all Collateral (except the funds in the trust account and except as otherwise provided) upon defeasance of the Indenture in accordance with the provisions under "—Legal Defeasance and Covenant Defeasance" or discharge of the Indenture in accordance with the provisions under "—Satisfaction and Discharge;"

          (d)  all Collateral upon payment in full of all obligations of the Company and the Guarantors with respect to the Notes; and

          (e)  Collateral of a Guarantor whose Guarantee is released in accordance with the Indenture and the Security Documents.

        The Released Interests may be released from the Lien created by the Indenture and the Security Documents at any time or from time to time upon the request of the Company pursuant to an Officers' Certificate certifying that all terms and conditions precedent for release under the Indenture and the Security Documents have been met and:

          (i)    specifically describing the proposed Released Interests;

          (ii)  specifying the provisions of the Indenture and the Security Documents which authorize such release;

          (iii)  in the case of a release of Collateral pursuant to paragraph (a) above:

            (A)  specifying the Fair Market Value of such Released Interests on the date that the Fair Market Value of the Released Interests sold was determined for purposes of determining whether the provisions under "—Repurchase at the Option of Holders—Disposition of Proceeds of Asset Sales" were complied with, which date shall be within 60 days of such Company request (the "Valuation Date"),

            (B)  stating that the consideration to be received is at least equal to the Fair Market Value of the Released Interests,

            (C)  certifying that the release of such Collateral will not impair the value of the remaining Collateral or interfere with the Trustee's ability to realize such value and will not impair the maintenance and operation of the remaining Collateral,

            (D)  confirming the sale of, or an agreement to sell, the Released Interests in a bona fide sale to a person that is not an Affiliate of the Company or, in the event that such sale is to a person that is an Affiliate, confirming that such sale is made in compliance with the provisions under "—Certain Covenants—Limitation on Transactions with Affiliates,"

            (E)  certifying that such sale covers only the Released Interests (or other property which is not Collateral),

            (F)  certifying that such sale complies with the terms and conditions of the Indenture with respect thereto, including, without limitation, the provisions (and the use of Net Cash Proceeds) under "—Repurchase at the Option of Holders—Disposition of Proceeds of Asset Sales,"

            (G)  in the event there is to be a substitution of property for the Collateral subject to the sale, specifying the property intended to be substituted for the Collateral to be disposed of,

            (H)  certifying that all Collateral Proceeds (including amounts deemed to be Collateral Proceeds) from the sale of any of the Released Interests will be deposited in the Collateral Account, and that all Net Cash Proceeds from the sale of any of the Released Interests (and any other property which is not Collateral) will be applied pursuant to the provisions of the Indenture in respect of Asset Sales, and

            (I)  certifying that there is no Default or Event of Default in effect or continuing on the Valuation Date or on the date that the Asset Sale was consummated;

          (iv)  certifying that there is no Default or Event of Default in effect or continuing on the date of such release and that the release of the Collateral will not result in a Default or Event of Default under the Indenture;

          (v)  certifying that all documentation required by the Trust Indenture Act, if any, prior to the release of Collateral by the Trustee and, in the event that there is to be a substitution of property for the Collateral subject to the Asset Sale, all documentation necessary to effect the substitution of such new Collateral and to subject such new Collateral to the Lien of the relevant Security Documents, has been executed, acknowledged, delivered and filed, as the case may be; and

          (vi)  certifying that any other conditions precedent in the Indenture relating to the release in question have been complied with.

        Upon satisfaction of all of conditions precedent for release of the collateral under the indenture and security documents, the trustee is obligated to execute and deliver necessary or proper instruments of termination, satisfaction or release of any collateral permitted to be released pursuant to the indenture or security documents. The Note holders will not participate in the release of collateral except to the extent that the Company or the Guarantors request a release of collateral pursuant to paragraph (b) above.

  Disposition of Collateral Without Release

        Notwithstanding the provisions of "—Release of Collateral" above, so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Company and the Guarantors may, without any release or consent by the Trustee, conduct the following activities, in the ordinary course of business and consistent with past practice, with respect to the Collateral (such activities, the "Permitted Dispositions"):

          (a)  selling or otherwise disposing of, in any transaction or series of related transactions, any property subject to the Lien of the Security Documents which has become worn out or obsolete and which either (i) has an aggregate Fair Market Value of $100,000 or less, or (ii) is replaced by property of substantially equivalent or greater value which becomes subject to the Lien of the Security Documents as After-Acquired Property;

          (b)  altering, repairing, replacing, changing the location or position of and adding to its structures, machinery, systems, equipment, fixtures and appurtenances;

          (c)  demolishing, dismantling, tearing down, scrapping or abandoning any Collateral if, in the good faith opinion of the Board of Directors of the Company, such demolition, dismantling, tearing down, scrapping or abandonment is in the best interest of the Company; and

          (d)  abandoning intellectual property which has become obsolete and not used in the business.

Use of Trust Moneys

        All Trust Moneys (including, without limitation, all Collateral Proceeds, all deemed Collateral Proceeds and all Net Awards required to be deposited with the Trustee) shall be held by the Trustee as a part of the Collateral securing the Notes.

        So long as no Event of Default shall have occurred and be continuing, such Trust Moneys may either (i) be released as contemplated under "—Repurchase at the Option of Holders—Disposition of Proceeds of Asset Sales" if such Trust Moneys represent Collateral Proceeds or deemed Collateral Proceeds or (ii) at the direction of the Company be applied by the Trustee from time to time to the payment of the principal of, premium, if any, and interest and Liquidated Damages, if any, on any Notes at Stated Maturity or upon redemption or retirement, or to the purchase of Notes upon tender or in the open market or otherwise, in each case in compliance with the Indenture. The Company also may withdraw Trust Moneys constituting Net Cash Proceeds from an Event of Loss with respect to all or any portion of the Collateral or Net Awards to repair or replace the relevant Collateral, subject to certain conditions set forth in the Indenture.

        The Trustee shall be entitled to apply any Trust Moneys to cure any Event of Default. Trust Moneys deposited with the Trustee shall be invested in cash and Cash Equivalents pursuant to the direction of the Company and, so long as no Default or Event of Default shall have occurred and be continuing, the Company shall be entitled to any interest or dividends accrued, earned or paid on such cash and Cash Equivalents.

Amendments, Supplements and Waivers

        From time to time, the Company, the Guarantors and the Trustee may, without the consent of the holders of any outstanding Notes, amend, waive or supplement the Indenture, the Security Documents, the Guarantees, the Intercreditor Agreement or the Notes for certain specified purposes, including, among other things, to:

          (a)  cure ambiguities, defects or inconsistencies;

          (b)  to qualify, or to maintain the qualification of, the Indenture under the Trust Indenture Act;

          (c)  to give effect to the release of any Released Interests or any other release of Collateral, in each case permitted by the Indenture or the relevant Security Documents;

          (d)  to provide for the assumption of the Company's or any Guarantor's obligations in the case of a merger, consolidation or sale of all or substantially all of its assets in accordance with the Indenture and the Security Documents;

          (e)  to evidence the pledge of additional or substitute assets or property as Collateral in accordance with the Indenture and the Security Documents;

          (f)    to evidence the release of any Guarantor in accordance with the Indenture, or the addition of any new Guarantor in accordance with the Indenture;

          (g)  to comply with the requirements of the Trustee and DTC (including its nominees) with respect to transfers of beneficial interests in the Notes or to provide for issuance of the Exchange Notes; or

          (h)  to make any other change that would provide any additional rights or benefits to the holders of the Notes, or that does not adversely affect the rights of any holder of Notes under the Indenture, the Notes, the Guarantees, the Registration Rights Agreement or the Security Documents or, in the case of any other change to the Intercreditor Agreement, that does not adversely affect the rights of any holder of Notes in any material respect.

        Other amendments and modifications of the Indenture, the Security Documents, the Guarantees, the Intercreditor Agreement or the Notes may be made by the Company, the Guarantors and the Trustee with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding Notes and the holders of not less than a majority in aggregate principal amount of the outstanding Notes may waive future compliance by the Company or any Guarantor with any provision of the Indenture, the Security Documents, the Guarantees, the Intercreditor Agreement or the Notes; provided, however, that no such modification, amendment or waiver may, without the consent of the holder of each outstanding Note affected thereby shall:

          (a)  reduce the principal amount of, or the premium (including, without limitation, the amount of premium, if any, payable upon redemption, except as permitted by subparagraph (g) below) on, or change or have the effect of changing the fixed maturity of, any Note,

          (b)  change the currency in which any Notes or any premium, interest or Liquidated Damages, if any, thereon is payable or make the principal of, premium, if any, or interest or Liquidated Damages, if any, on any Note payable in money other than that stated in the Note,

          (c)  reduce the principal amount of outstanding Notes whose holders must consent to an amendment, supplement or waiver under the Indenture, the Guarantees, the Security Documents, the Notes or the Intercreditor Agreement,

          (d)  impair the right to institute suit for the enforcement of any payment on or with respect to the Notes,

          (e)  waive a Default or Event of Default in the payment of principal of, or premium, if any, or interest or Liquidated Damages, if any, on the Notes (except a rescission of acceleration of the Notes by the holders of a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration),

          (f)    make any change in the provisions of the Indenture relating to waivers of past Defaults or Events of Default or the rights of holders of the Notes to receive scheduled payments of principal of or premium, if any, or interest or Liquidated Damages, if any, on the Notes,

          (g)  alter or waive any provisions with respect to the redemption of the Notes (including any redemption payment with respect to any Note) (other than a payment required by or other provisions relating to the covenants described under "—Repurchase at the Option of Holders"),

          (h)  reduce the rate or change the time for payment of interest on the Notes,

          (i)    modify or change any provision of the Indenture affecting the ranking of the Notes or any Guarantee in a manner adverse to the holders of the Notes,

          (j)    release any Guarantor from any of its obligations under its Guarantee or Security Documents or the Indenture other than in compliance with the Indenture and the Security Documents,

          (k)  directly or indirectly release the Liens created by the Security Documents on all or substantially all of the Collateral (except as expressly permitted by the Indenture and the Security Documents), or

          (l)    make any change in the foregoing amendment, supplement and waiver provisions.

Concerning the Trustee

        The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company or any Guarantor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

        The holders of not less than a majority in aggregate principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur and be continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of such person's own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of Notes, unless such holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing Law

        The Indenture, the Notes and the Guarantees are governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed in the State of New York. The Security Documents are governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed in the State of New York, except to the extent that validity or perfection of security interests in respect of certain items of Collateral, including without limitation, real property, is governed by the laws of the jurisdiction where such Collateral is located.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No director, officer, employee, incorporator or stockholder (other than the Company and the Guarantors) of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Guarantees, the Security Documents or the Intercreditor Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under federal securities laws.

Additional Information

        Anyone who receives this offering circular may obtain a copy of the Indenture, the Security Documents and the Registration Rights Agreement without charge by requesting them in writing or by telephone from the Company at the following address: Oregon Steel Mills, Inc., 1000 SW Broadway, Suite 2200, Portland, Oregon 97205, Attn: Vice President, Corporate Affairs, Telephone: (503) 240-5787.

Certain Definitions

        Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

        "Acquired Indebtedness" means:

          (a)  Indebtedness of any other person assumed in connection with an Asset Acquisition from such other person, including Indebtedness incurred with, or in contemplation of, such Asset Acquisition,

          (b)  Indebtedness of any other person existing at the time such other person is merged with or into the Company or any Guarantor or becomes a Guarantor (including by designation), including Indebtedness incurred with, or in contemplation of, such other person merging with or into the Company or any Guarantor or becoming a Guarantor, and

          (c)  Indebtedness secured by a Lien encumbering any asset acquired by the Company or any Guarantor.

        "Affiliate" means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For purposes of this definition, "control," as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms "controlling," "controlled by" and "under direct or indirect or common control with" shall have correlative meanings.

        "amend" means to amend, supplement, restate, amend and restate, replace or otherwise modify; and "amendment" shall have a correlative meaning.

        "asset" means any asset or property, whether real or personal, tangible, intangible or mixed.

        "Asset Acquisition" means:

          (a)  an Investment by the Company or any Guarantor in any other person pursuant to which such person shall become a Guarantor, or shall be merged with or into the Company or any Guarantor,

          (b)  the acquisition (including by merger or consolidation) by the Company or any Guarantor of the assets of any person (other than a Guarantor) which constitute all or substantially all of the assets of such person, or

          (c)  the acquisition (including by merger or consolidation) by the Company or any Guarantor of any division or line of business of any person (other than a Guarantor).

        "Asset Sale" means:

          (1)  any direct or indirect sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by sale-leaseback, merger or consolidation or sale of shares of Capital Stock of a Guarantor) to any person, in one transaction or a series of related transactions, of:

            (a)  any Capital Stock of any Guarantor (other than in respect of director's qualifying shares or investments by foreign nationals mandated by applicable law);

            (b)  all or substantially all of the properties and assets of any division or line of business of the Company or any Guarantor; or

            (c)  any properties or assets of the Company or any Guarantor other than in the ordinary course of business;

          (2)  any transaction which results in a Guarantor being released from its Guarantee as provided in the fifth paragraph under "—Guarantees" above; and

          (3)  any Event of Loss.

        For the purposes of this definition, the term "Asset Sale" shall not include:

          (i)    any sale, issuance, conveyance, transfer, lease or other disposition of property or assets (including, without limitation, by sale-leaseback, merger or consolidation or sale of shares of Capital Stock of a Guarantor) that is governed by and complies with the provisions described under "—Merger, Sale of Assets, Etc." above or the fifth paragraph under "—Certain Covenants—Guarantees" above (except in each case to the extent provided under "—Repurchase at the Option of Holders—Disposition of Proceeds of Asset Sales");

          (ii)  any sale, issuance, conveyance, transfer, lease or other disposition of property or assets (including, without limitation, by sale-leaseback, merger or consolidation or sale of shares of Capital Stock of a Guarantor) by the Company or any of the Guarantors in one or a series of related transactions (A) that have an aggregate Fair Market Value of $150,000 or less or (B) in respect of which the Company or such Guarantor receives gross proceeds (whether in cash or property) with an aggregate Fair Market Value of $150,000 or less; provided, however, that this clause (ii) shall only apply to the extent that the sum of (x) the aggregate Fair Market Value as described in the immediately preceding subclause (A) and (y) the aggregate gross proceeds received by the Company and any Guarantor as described in the immediately preceding subclause (B) is less than or equal to $1,500,000 in any fiscal year (the "Yearly Cap"); provided further, that notwithstanding the other provisions of this clause (ii), any such transaction which results in a Guarantor being released from its Guarantee as provided in the fifth paragraph under "—Guarantees" above shall nonetheless be deemed to constitute an Asset Sale);

          (iii)  in any fiscal year after the sale, issuance, conveyance, transfer, lease or other disposition of property or assets of the Company or any of the Guarantors satisfying the Yearly Cap contemplated by the proviso to clause (ii) above, any sale, issuance, conveyance, transfer, lease or other disposition of property or assets (including, without limitation, by sale-leaseback, merger or consolidation or sale of shares of Capital Stock of a Guarantor) by the Company or any of the Guarantors in one or a series of related transactions (A) that have an aggregate Fair Market Value of $25,000 or less or (B) in respect of which the Company or such Guarantor receives gross proceeds (whether in cash or property) with an aggregate Fair Market Value of $25,000 or less;

          (iv)  any sale, transfer or other disposition of Excluded Assets (other than property or assets of the type referred to in clause (i) of the definition of Excluded Assets), any Motor Vehicles/Mobile Equipment or any Revolver Collateral;

          (v)  any Restricted Payment or Permitted Investment that is not prohibited by the covenant described under "—Certain Covenants—Limitation on Restricted Payments;"

          (vi)  any conversion of Cash Equivalents into cash or any other form of Cash Equivalents;

          (vii) any Permitted Disposition;

          (viii) the conveyance, sale, transfer, assignment or other disposition of inventory, accounts receivable and other assets acquired and held for resale in the ordinary course of business, in each case made in the ordinary course of business, consistent with past practices of the Company and the Guarantors; and

          (ix)  any transfer of assets by the Company or a Guarantor to the Company or to a Guarantor; provided that there is no adverse effect on any of the existing Liens on such property for the benefit of holders of the Notes.

        For purposes of determining whether a lease or sublease described in paragraph (g) of the definition of "Permitted Liens" is excluded from the definition of Asset Sale pursuant to clause (ii) above, the Fair Market Value or gross proceeds from such lease or sublease in a particular fiscal year shall be determined by the sum of the lease payments (and in the case of a triple net lease, to the extent applicable, exclusive of taxes, insurance, maintenance expenses and other net lease items) received by the Company and the Guarantors in such fiscal year.

        "Attributable Debt" means in respect of a Sale-Leaseback Transaction, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale-Leaseback Transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

        "Average Life to Stated Maturity" means, with respect to any Indebtedness, as of any date of determination, the quotient obtained by dividing (i) the sum of the products of (a) the number of years (or any fraction thereof) from such date to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund requirements) of such Indebtedness multiplied by (b) the amount of each such principal payment by (ii) the sum of all such principal payments.

        "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act (except that a person shall be deemed to have Beneficial Ownership of all securities that such person has the right to acquire, whether such right is exercisable immediately, only after the passage of time, upon the happening of an event or otherwise); and "Beneficially Own" shall have a correlative meaning.

        "Board of Directors" means:

          (i)    in the case of a corporation, the board of directors of such person or any duly authorized committee of such board,

          (ii)  in the case of a partnership, the board of directors of a direct corporate general partner (or, if there is no direct corporate general partner, an indirect corporate general partner) of such partnership or any duly authorized committee of such board or, if there is no such direct or indirect corporate general partner, the appropriate governing body of any general partner of such partnership, and

          (iii)  in the case of any other person, a body performing substantially similar functions as a board of directors.

        "business day" means any day, other than a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.

        "Camrose" means Camrose Pipe Company, a general partnership organized under the laws of the Province of Alberta, Canada, and its successors.

        "Camrose Partnership Agreement" means the Partnership Agreement dated as of January 2, 1992 and as amended June 30, 1992, by and between Camrose Pipe Corporation and Stelcam Holding, Inc., as in effect on the Issue Date (not giving effect to any subsequent amendment or modification thereof except for such amendments or modifications thereof permitted by the terms of the Indenture and such agreement).

        "Camrose Pipe" means Camrose Pipe Corporation, a corporation organized under the laws of Delaware, and its successors.

        "Canadian National Steel" means Canadian National Steel Corporation, a corporation organized under the laws of the Province of Alberta, Canada, and its successors.

        "Capital Contribution" means any contribution to the equity of the Company for which no consideration is given other than the issuance of Capital Stock (other than Redeemable Capital Stock) of the Company, including Capital Stock (other than Redeemable Capital Stock) of the Company issued upon the conversion of convertible Indebtedness or from the exercise of options, warrants or rights to purchase Capital Stock (other than Redeemable Capital Stock) of the Company.

        "Capital Stock" means, with respect to any specified person:

          (i)    any and all shares, interests (including, without limitation, common stock, preferred stock, limited partnership interests, general partnership interests, membership interests and joint venture interests), participations, rights or other equivalents (however designated and whether voting or nonvoting) that confer on a person the right to receive a share of the profits and/or losses of, or distributions of assets of, such specified person, and

          (ii)  any rights (other than debt securities convertible into or exchangeable for an equity interest), warrants or options exchangeable for or convertible into any Capital Stock of such person.

        "Capitalized Lease Obligation" of a specified person means any obligation under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required by GAAP to be classified and accounted for as a capital lease on the balance sheet of such specified person, and the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

        "Cash Equivalents" means, at any time:

          (i)    any evidence of indebtedness with a maturity of 180 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof);

          (ii)  certificates of deposit or acceptances with a maturity of 180 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000;

          (iii)  certificates of deposit with a maturity of 180 days or less of any financial institution that is not organized under the laws of the United States, any state thereof or the District of Columbia that are rated at least A-2 by S&P or at least P-2 by Moody's or at least an equivalent rating category of another nationally recognized securities rating agency; and

          (iv)  repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the government of the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within 180 days from the date of acquisition.

        "CF&I" means CF&I Steel, L.P., a Delaware limited partnership and its successors pursuant to the Indenture.

        "CF&I Partnership Agreement" means the Amended and Restated Agreement of Limited Partnership of CF&I Steel, L.P. dated March 3, 1993, as amended December 1, 2000, as in effect on the Issue Date (not giving effect to any subsequent amendment or modification thereof except for such amendments or modifications thereof permitted by the terms of the Indenture and such agreement).

        "Change of Control" means the occurrence of any of the following events:

          (a)  any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Company's employee stock ownership plan, is or becomes the Beneficial Owner, directly or indirectly, of more than 30% of the total Voting Stock of the Company (measured by voting power rather than number of shares);

          (b)  the Company (whether in one transaction or a series of related transactions) consolidates with, or merges with or into, another person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of the assets of the Company or of the Company and the Guarantors, taken as a whole, to any person, or any person consolidates with, or merges with or into, the Company, in any such event pursuant to one transaction or a series of related transactions in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where:

            (i)    the outstanding Voting Stock of the Company is converted into or exchanged for (1) Voting Stock (other than Redeemable Capital Stock) of the surviving or transferee corporation or (2) cash, securities and other property in an amount which could then be paid by the Company as a Restricted Payment under the Indenture, or a combination thereof; and

            (ii)  immediately after such transaction no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Company's employee stock ownership plan, is the Beneficial Owner, directly or indirectly, of more than 30% of the total Voting Stock of the surviving or transferee corporation (measured by voting power rather than number of shares); provided, however, that in the event of a merger in which the Voting Stock of the Company is exchanged for Voting Stock of a holding company which owns all of the outstanding Capital Stock of the Company immediately after the merger, a Change of Control shall not be deemed to occur solely as a result of such ownership of the Company by such holding company and such holding company shall be deemed to be the surviving corporation in the merger for purposes of determining whether a Change of Control has occurred.

          (c)  at any time during any consecutive two-year period, individuals who at the beginning of such period constituted the board of directors of the Company (together with any new directors whose election by such board of directors or whose nomination for election by the stockholders of the Company was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of the Company then in office; or

          (d)  the Company is liquidated or dissolved or adopts a plan of liquidation.

        "Collateral" means, collectively, all of the property and assets that are from time to time subject to the Lien of the Security Documents.

        "Collateral Account" means the Collateral account established pursuant to the Indenture.

        "Common Stock" means, with respect to any person:

          (i)    any and all shares, interests (including, without limitation, limited and general partnership interests, membership interests and joint venture interests), participations, rights or other equivalents (however designated and whether voting or nonvoting) in the common stock of such person (including, without limitation, all series and classes of such Common Stock), and

          (ii)  any rights (other than debt securities convertible into or exchangeable for an equity interest), warrants or options exchangeable for or convertible into any Common Stock of such person.

        "Consolidated Cash Flow Available for Fixed Charges" means, with respect to the Company for any period, Consolidated Net Income of the Company for such period.

          (i)    plus (in each case, only to the extent deducted in computing such Consolidated Net Income and without duplication), the amounts for such period, taken as a single accounting period, of:

            (a)  Consolidated Non-Cash Charges,

            (b)  Consolidated Interest Expense, and

            (c)  Consolidated Income Tax Expense;

          (ii)  less, non-cash items increasing Consolidated Net Income for such period, other than items that were accrued in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with GAAP; provided that Consolidated Income Tax Expense and Consolidated Non-Cash Charges of a Guarantor that is less than a Wholly Owned Subsidiary of the Company shall only be added to the extent of the equity interest of the Company in such Guarantor.

        "Consolidated Fixed Charge Coverage Ratio" means, with respect to the Company, the ratio of:

          (a)  the aggregate amount of Consolidated Cash Flow Available for Fixed Charges of the Company (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of) for the Four Quarter Period immediately preceding the date of the transaction (the "Transaction Date") giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio, to

          (b)  the aggregate amount of Consolidated Fixed Charges of the Company (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of, but only to the extent that the obligations giving rise to such Consolidated Fixed Charges would no longer be obligations contributing to the Company Consolidated Fixed Charges subsequent to the Transaction Date) for such Four Quarter Period immediately preceding the Transaction Date.

        In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated Cash Flow Available for Fixed Charges" and "Consolidated Fixed Charges" shall be calculated after giving effect on a Pro Forma basis for the period of such calculation to, without duplication:

          (a)  the incurrence of the Indebtedness giving rise to the need to make such calculation and any other incurrence of Indebtedness (and, in each case, the application of the net proceeds from such incurrence, to the extent such net proceeds are used to take one or more of the actions described in the following clauses (b) and (c)), as if such incurrence (and application) occurred on the first day of the Four Quarter Period to and including the Transaction Date (the "Reference Period");

          (b)  the defeasance, repayment, repurchase, redemption, retirement or other acquisition of any Indebtedness (other than revolving credit borrowings or ordinary working capital borrowings) of the Company or any of the Guarantors during the Reference Period, as if such transaction occurred on the first day of the Reference Period, and

          (c)  any Asset Sales or Asset Acquisitions (whether by merger, consolidation, sale-leaseback or otherwise and including any related financing transactions, and including, without limitation, any such transaction giving rise to the need to make such calculation as a result of the Company or any of the Guarantors (including any person who becomes a Guarantor as a result of such transaction) incurring Acquired Indebtedness) occurring during the Reference Period, as if such transaction had been consummated on the first day of the Reference Period.

        Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining this "Consolidated Fixed Charge Coverage Ratio":

          (i)    interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; and

          (ii)  if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Reference Period.

        If and to the extent the Company or any of the Guarantors directly or indirectly guarantees Indebtedness of a third person, the calculation of the "Consolidated Fixed Charge Coverage Ratio" shall give effect to the incurrence of such guaranteed Indebtedness as if the Company or such Guarantor had directly incurred such guaranteed Indebtedness.

        "Consolidated Fixed Charges" means, with respect to the Company for any period, the sum, without duplication, of the amounts for such period of:

          (i)    Consolidated Interest Expense, and

          (ii)  the product of (a) the aggregate amount of dividends and other distributions paid or accrued (or guaranteed) by the Company and the Guarantors on a consolidated basis during such period in respect of Preferred Stock and Redeemable Capital Stock and (b) a fraction, the numerator which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of the Company, expressed as a decimal.

        "Consolidated Income Tax Expense" means, with respect to the Company for any period, the provision for federal, state, local and foreign income taxes of the Company and the Guarantors for such period as determined on a consolidated basis in accordance with GAAP.

        "Consolidated Interest Expense" means, with respect to the Company for any period, without duplication, the sum of:

          (i)    the aggregate amount of cash and non-cash interest expense of the Company and the Guarantors, whether paid, accrued and/or scheduled to be paid or accrued and whether or not capitalized, during such period as determined on a consolidated basis in accordance with GAAP, including, without limitation, the following (whether or not reflected as an expense on the consolidated income statement of the Company):

            (a)  any amortization of debt discount (but excluding amortization of debt issuance costs),

            (b)  the net payments (if any) under Interest Rate Protection Obligations or Currency Agreements,

            (c)  the interest portion of any deferred payment obligation,

            (d)  all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing,

            (e)  all accrued interest,

            (f)    all capitalized interest,

            (g)  all imputed interest with respect to Attributable Debt, and

            (h)  the interest component of Capitalized Lease Obligations; and

          (ii)  any interest expense on Indebtedness of another person that is guaranteed by the Company or any of the Guarantors or secured by a Lien on the assets of the Company or any of the Guarantors, whether or not such guarantee or Lien is called upon (the amount of such interest expense shall be the amount of interest that would have been paid by the Company or any such Guarantor under such guarantee or Lien if such guarantee or Lien had been called upon).

        "Consolidated Net Income" means, with respect to the Company, for any period, the net income (loss) of the Company and its Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income (loss) by excluding, without duplication:

          (i)    any extraordinary (as determined in accordance with GAAP) or unusual or nonrecurring gain or loss (including any gain or loss from the sale or other disposition of assets outside the ordinary course of business or from the issuance or sale of capital stock), together with any related provision for taxes on any such extraordinary, unusual or nonrecurring gain or loss,

          (ii)  net income (but not loss) of any person (including an Unrestricted Subsidiary) (x) which is not a Guarantor or (y) which is accounted for by the equity method of accounting, except, in each case, to the extent of the cash dividends and cash distributions actually paid in cash by such person to the Company or (subject to clause (vi) below) a Guarantor,

          (iii)  net income (loss) of any person combined with the Company or a Guarantor on a "pooling of interests" basis attributable to any period prior to the date of combination,

          (iv)  any gain or loss realized upon the termination of any employee pension benefit plan, on an after-tax basis,

          (v)  any gain or loss, together with any related provision for taxes on such gain or loss, in respect of: (x) any Asset Sale by the Company or a Guarantor or (y) the disposition of any securities by the Company or a Guarantor or the extinguishment of any Indebtedness of the Company or a Guarantor,

          (vi)  net income (but not loss) of any Guarantor to the extent that the declaration of dividends or similar distributions by that Guarantor of that net income is not at the date of determination permitted, directly or indirectly, by operation of the terms of its charter or partnership agreement or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Guarantor or its stockholders or limited or general partners, as the case may be,

          (vii) any restoration to any contingency reserve of an extraordinary, nonrecurring or unusual nature, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued in any period for which Consolidated Net Income is required to be calculated for purposes of the Indenture, and

          (viii) for purposes of the "Restricted Payments" covenant, in the case of a successor to the Company by consolidation or merger or as a transferee of the specified person's assets, any earnings of the successor entity prior to such consolidation, merger or transfer of assets.

        "Consolidated Net Worth" means, with respect to any person at any date, the consolidated stockholders', members' or partners' equity, as the case may be, of such person (determined on a consolidated basis in accordance with GAAP), adjusted to exclude (to the extent included in calculating such equity) the amount of any such stockholders', members' or partners' equity, as the case may be, attributable to Redeemable Capital Stock of such person and its Subsidiaries, as determined on a consolidated basis in accordance with GAAP.

        "Consolidated Non-Cash Charges" means, with respect to the Company for any period, the aggregate depreciation and amortization and other non-cash expenses of the Company and its Subsidiaries, to the extent deducted in computing Consolidated Net Income of the Company and its Subsidiaries for the subject period, determined on a consolidated basis in accordance with GAAP (i) including, without limitation, (A) amortization of debt issuance costs, (B) compensation expenses recognized for the contribution of shares to an employee stock option plan, (C) amortization of goodwill and other intangibles and (D) any write-offs or impairment charges; (ii) but excluding (A) any such charges constituting an extraordinary item or loss or (B) any such charge which required or which represents an accrual of or a reserve for cash charges for any future period or amortization of a prepaid cash expense that was paid in a prior period;

        "contractually subordinated" means, with respect to any specified Indebtedness relative to any other Indebtedness, expressly subordinated in right of payment to such other Indebtedness by the terms of such specified Indebtedness or the terms of any document or instrument relating thereto.

        "CPC" means Camrose Pipe Corporation, a Delaware corporation, and its successors.

        "Credit Facility" means (a) the Credit Agreement, dated as of the Issue Date, by and among the Company, New CF&I, CF&I, CWR and Textron Financial Corporation, a Delaware corporation, as Revolver Agent (and any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith), and (b) any amendment, modification, supplement, refunding or refinancing thereof or any replacement Credit Facility, in each case, that is entered into in compliance with the Indenture.

        "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any of the Guarantors against fluctuations in currency values.

        "CWR" means Colorado and Wyoming Railway Company, a Delaware corporation, and its successors.

        "Default" means any event or condition that is, or after notice or passage of time or both would be, an Event of Default.

        "Event of Default" has the meaning set forth under "—Events of Default" above.

        "Event of Loss" means, with respect to any property or asset (or any portion thereof), any (i) loss or destruction of or damage to such property or asset (or any portion thereof), (ii) any actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property or asset (or any portion thereof), or confiscation or requisition of the use of such property or asset (or any portion thereof), or (iii) any settlement in lieu of clause (ii) above.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

        "Excluded Assets" means:

          (i)    property acquired or constructed with Indebtedness described in and which complies with, and which Indebtedness is secured by a Lien on such property permitted under, clause (h) of the definition of Permitted Liens (but only so long as such purchase money Indebtedness or Indebtedness incurred solely to refinance, replace or refund such purchase money Indebtedness in accordance with such clause (h) is outstanding and, in either such case, is secured by such Lien); and

          (ii)  Excluded Contracts.

        With respect to any property securing Indebtedness as described in clause (i) of the foregoing sentence, at such time as the purchase money Indebtedness or Indebtedness incurred to refinance, replace or refund such purchase money Indebtedness referred to in clause (i) of the foregoing sentence shall no longer be outstanding, or at such time as such purchase money Indebtedness or any such Indebtedness incurred to refinance, replace or refund such purchase money Indebtedness shall no longer be secured by a Lien on such property permitted under clause (h) of the definition of Permitted Liens, then, in each of the foregoing cases, to the extent that such property is of the type which would constitute "Trust Property" (as defined in the form of Mortgage attached as an exhibit to the Indenture) or "Collateral" (as defined in the form of Security Agreement attached as an exhibit to the Indenture), such property shall be treated as After-Acquired Property and the Company shall, or shall cause the relevant Guarantor to, cause such property to be made subject to the Lien of the Security Documents in the manner and to the extent required by the Indenture. For the avoidance of doubt, notwithstanding anything to the contrary in this definition or any other definition, none of the property or assets described in the first five bullet points under "Security—Collateral" above shall in any circumstances constitute or be deemed to constitute "Excluded Assets."

        "Excluded Contracts" means any right, title or interest of the Company or any Guarantor in, to or under any contract, agreement or other instrument entered into with, or any license granted by or to, any person that is not the Company or a Subsidiary of the Company and which contract, agreement, instrument or license by its express terms prohibits the assignment thereof or the grant of a security interest therein by the Company or such Guarantor, as the case may be, or by its express terms permits such assignment or grant of a security interest only with the consent of such person, provided, that any such right, title and interest shall cease to be an Excluded Contract to the extent that an appropriate consent to such assignment or grant of a security interest has been obtained or the provisions which prohibit the assignment thereof or the grant of a security interest therein cease to be valid and enforceable; and provided, further, that Excluded Contracts shall not include (i) the leasehold interest in the Company's office space located at 1000 SW Broadway, Portland, Oregon or (ii) any contracts, agreements, licenses or other instruments specifically identified in any Security Document as being subject to the Lien created by or granted in such Security Document.

        "Excluded Securities" means the Capital Stock of any of the Company's Subsidiaries.

        "Fair Market Value" means, with respect to any property or assets, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction. "Fair Market Value" shall (i) except for purposes of clause (vi) of the definition of "Event of Default" and except for purposes of the covenants described under "Repurchase at the Option of Holders—Disposition of Proceeds of Asset Sales" (including the $1,500,000 determination, but other than the $150,000 per transaction determination, contemplated by clause (ii) of the definition of "Asset Sale" and other than the $25,000 per transaction determination contemplated by clause (iii) of the definition of "Asset Sale") and "Certain Covenants—Limitation on Sale-Leaseback Transactions," be determined by a Financial Officer of the Company with respect to any property or assets with a Fair Market Value of less than $2,500,000 and shall be evidenced by an Officers' Certificate signed by such Financial Officer and one other officer of the Company certifying such determination and delivered to the Trustee, and (ii) otherwise, shall be determined by the Board of Directors of the Company acting in good faith and shall be evidenced by a resolution of the Board of Directors of the Company set forth in an Officers' Certificate certifying such determination and delivered to the Trustee; provided, that any determination of Fair Market Value made with respect to any parcel of real property with a value in excess of $10,000,000 shall (except for purposes of clause (vi) of the definition of "Event of Default") be made by an Independent Appraiser.

        "Final Maturity Date" means July 15, 2009.

        "Financial Officer" of a person means any of the Chief Executive Officer, the President, the Chief Financial Officer and the Vice President of Finance.

        "Four Quarter Period" means, with respect to a particular date of determination, the Company's most recently ended four fiscal quarters for which internal financial statements are available.

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States of America, which are applicable from time to time and are consistently applied.

        "Guarantee" means, with respect to any Guarantor, its irrevocable and unconditional guarantee of the Company's payment obligations under the Indenture and the Notes, created pursuant to the Indenture, and its guarantee endorsed on the Notes. In the case of CF&I, such term also includes the promissory note of CF&I, in substantially the form attached as an exhibit to the Indenture, delivered to the Trustee in connection with CF&I's aforesaid guarantee, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms of the Indenture.

        "guarantee" means, as applied to any obligation:

          (i)    a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation, and

          (ii)  an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, in each case, without limiting the foregoing, by way of any pledge of assets, through any letter of credit or reimbursement agreement in respect thereof or by the payment of amounts drawn down by letters of credit.

        "Guarantors" means (i) each of New CF&I and CF&I and (ii) each of the Company's other Subsidiaries which, after the Issue Date, becomes a Guarantor, including those who become Guarantors after the Issue Date as required by the covenant described under "—Certain Covenants—Additional Guarantors" or who are designated as Guarantors as described under "Unrestricted Subsidiaries; Designation of Unrestricted Subsidiaries" above.

        "incur" means to directly or indirectly create, incur, issue, assume, guarantee, suffer to exist or become effective, or in any manner become directly or indirectly liable, contingently or otherwise, for the payment of or otherwise with respect to any Indebtedness; and "incurrence" shall have a correlative meaning; provided, however, that regular accrual on discount notes shall not constitute an incurrence.

        "Indebtedness" means, with respect to any person (as used in this definition, the "obligor"), without duplication, and whether or not contingent:

          (a)  all liabilities, obligations and indebtedness of the obligor, to the extent such liabilities, obligations or indebtedness would appear as a liability upon the consolidated balance sheet in accordance with GAAP:

            (i)    for borrowed money,

            (ii)  for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities incurred in the ordinary course of business and which are not overdue by more than 90 days,

            (iii)  evidenced by bonds, notes, debentures or other similar instruments, or

            (iv)  arising under any conditional sale or other title retention agreement with respect to property acquired by the obligor (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable arising in the ordinary course of business,

          (b)  all obligations, contingent or otherwise, of the obligor in connection with any letters of credit (or reimbursement agreements in respect thereof), banker's acceptance or other similar credit transaction,

          (c)  all Capitalized Lease Obligations of the obligor and all Attributable Debt in respect of Sale-Leaseback Transactions,

          (d)  all Indebtedness referred to in the preceding clauses of other persons and all dividends of other persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon property (including, without limitation, accounts and contract rights) owned by the obligor, whether or not the obligor has assumed or become liable for the payment of such Indebtedness (the amount of such Indebtedness shall be deemed to be the lesser of (x) the fair market value of such property or asset and (y) the amount of such Indebtedness so secured),

          (e)  all guarantees of Indebtedness referred to in this definition by the obligor,

          (f)    all Redeemable Capital Stock of the obligor,

          (g)  all net payment obligations under or in respect of Currency Agreements and Interest Rate Protection Obligations of the obligor at the date of determination, and

          (h)  any amendment, supplement, modification, deferral, renewal, extension, refinancing or refunding, whether direct or indirect, to or of any liability of the types referred to in clauses (a) through (g) above or this clause (h).

        The amount of any Indebtedness outstanding as of any date shall be:

          (1)  the accreted value thereof, in the case of any Indebtedness issued with original issue discount;

          (2)  the greater of the voluntary or involuntary maximum fixed repurchase price (plus any accrued and unpaid dividends), in the case of Redeemable Capital Stock; and

          (3)  the principal amount thereof in the case of any other Indebtedness.

        For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Redeemable Capital Stock, such fair market value shall be determined in good faith by the Board of Directors of the issuer of such Redeemable Capital Stock.

        "Independent Appraiser" means a person:

          (i)    who in the course of its business appraises property;

          (ii)  where real property is involved, is a member in good standing of the American Institute of Real Estate Appraisers, recognized and licensed to do business in the jurisdiction where the applicable real property is situated;

          (iii)  who does not have a direct or indirect financial interest in the Company (apart from receiving from the Company a customary appraisal fee for the task for which it is engaged) and

          (iv)  who, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is engaged.

        "Independent Financial Advisor" means an accounting, appraisal or investment banking firm of nationally recognized standing:

          (i)    which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company (apart from receiving from the Company a customary fee for the task for which it is engaged) (it being understood that securities of the Company acquired in the ordinary course of trading operations shall not be deemed to give rise to such direct or indirect financial interest in the Company) and

          (ii)  which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is engaged.

        "Intercompany Indebtedness" means (i) any Indebtedness owed by the Company to any Subsidiary of the Company or (ii) any Indebtedness owed by any Subsidiary of the Company to the Company or any other Subsidiary of the Company.

        "Intercreditor Agreement" means the Intercreditor Agreement, dated as of the Issue Date, by and among the Company, CF&I, New CF&I, CWR, the Trustee and the Revolver Agent, substantially in the form attached as an exhibit to the Indenture, as the same may be amended, supplemented or modified from time to time in accordance with its terms or the terms of the Indenture, and any successor or replacement agreement, the terms of which are no less favorable to the holders of the Notes in any material respect (as evidenced by an Officers' Certificate delivered to the Trustee) than those contained in the Intercreditor Agreement as in effect on the Issue Date (and not giving effect to any subsequent amendment or modification thereof).

        "Interest Rate Protection Agreement" means any arrangement with any other person whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include without limitation, interest rate swaps, caps, floors, collars and similar agreements.

        "Interest Rate Protection Obligations" means the obligations of any person pursuant to an Interest Rate Protection Agreement.

        "Interested Person" means, with respect to a specified person, any Beneficial Owner of 5% or more of the outstanding Common Stock of such person or 5% or more of the outstanding Common Stock of any Subsidiary of such person.

        "Investment" means, with respect to any person, any direct or indirect loan, advance or other extension of credit or Capital Contribution, purchase, other acquisition or ownership of (or direct or indirect obligation to subscribe for) any Capital Stock, Indebtedness, bonds, notes, debentures or other securities (including, without limitation, any interests in any partnership, limited liability company or joint venture) or evidences of Indebtedness (by means of any transfer of cash or other property to another person, or any payment for property or services for the account or use of another person, or any guarantee of any Indebtedness or other obligations of another person, or creation or assumption of any other contingent liability in respect of any Indebtedness of another person, or otherwise), together with any item that is or would be classified as an investment on a balance sheet prepared in accordance with GAAP.

        In addition:

          (1)  if the Company or any Subsidiary of the Company sells or otherwise disposes of any Capital Stock of a Guarantor such that, after giving effect to any such sale or disposition, such person is no longer a Guarantor, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Capital Stock of such Guarantor not sold or disposed of in an amount determined as provided in the final paragraph under "—Certain Covenants—Limitation on Restricted Payments" above;

          (2)  the Fair Market Value of the assets of any Subsidiary of the Company at the time that such Subsidiary is designated as an Unrestricted Subsidiary shall be deemed to be an Investment made by the Company in such Unrestricted Subsidiary at such time; and

          (3)  "Investments" shall exclude extensions of trade credit by the Company and the Guarantors in the ordinary course of business in accordance with normal trade practices of the Company or such Guarantor, as the case may be.

        "Issue Date" means the closing date for the sale and original issuance of the Notes.

        "Lien" means any mortgage, charge, pledge, lien (statutory or other), security interest, hypothecation, assignment for security, claim, preference, priority or other encumbrance of any kind, regardless of whether filed, recorded or otherwise perfected under applicable laws, including any conditional sale, capital lease or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

        "LSI Plate" means LSI Plate, a partnership organized under the laws of Oregon, and its successors.

        "Maturity Date" means, with respect to any Note, the date on which any principal of such Note becomes due and payable as provided therein or in the Indenture, whether at the Stated Maturity with respect to such principal or by declaration of acceleration, call for redemption or purchase or otherwise.

        "Moody's" means Moody's Investors Service, Inc. and its successors.

        "Mortgage" means a deed of trust (or mortgage), assignment of rents and leases and security agreement substantially in the form attached as an exhibit to the Indenture (including such changes to such form as may be necessary or desirable to conform to applicable laws or customs regarding property in the jurisdiction where such instrument is to be recorded), as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms of the Indenture and such instrument.

        "Motor Vehicles/Mobile Equipment" means (i) motor vehicles and mobile equipment of the types listed on a schedule to the Security Agreements entered into by the Company, CF&I and New CF&I owned by the Company and the Guarantors and (ii) Motor Vehicles (as defined in the form of Security Agreement attached as an exhibit to the Indenture).

        "Net Award" means all proceeds, awards or payments for any Collateral (including any portion thereof) which is taken by eminent domain, expropriation or similar governmental actions or sold pursuant to the exercise by the United States of America or any State, municipality, province or other governmental authority of any right which it may have to purchase, or to designate a purchaser or to order a sale of, all or any part of the Collateral, in each case less collection expenses.

        "Net Cash Proceeds" means, with respect to any Asset Sale, or sale, or Capital Contribution in respect of, Capital Stock, the aggregate proceeds thereof received by the Company or any of the Guarantors in the form of cash or Cash Equivalents (including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Guarantor), and including, in the case of an Event of Loss, the insurance proceeds (excluding any liability insurance proceeds payable to the Trustee for any loss, liability or expense incurred by it) paid as the result of any Event of Loss with respect to all or any portion of the Collateral), plus, in the case of an issuance of Capital Stock, upon any exercise, exchange or conversion or securities (including options, warrants and convertible or exchangeable debt) of the Company that were issued for cash on or after the Issue Date, the amount of cash originally received by the Company upon the issuance of such securities, net of in each case:

          (i)    the reasonable and customary out-of-pocket costs relating to such sale, issuance or Event of Loss (including legal, accounting and investment banking fees and brokerage commissions and, in the case of an Event of Loss, collection expenses), and

          (ii)  in the case of an Asset Sale only:

            (A)  the amount (estimated reasonably and in good faith by the Company) of income, franchise, sales and other applicable taxes required to be paid by the Company or any Guarantor in connection with such Asset Sale in the taxable year that such sale is consummated or in the immediately succeeding taxable year, the computation of which shall take into account the reduction in tax liability resulting from any available operating losses and net operating loss carryovers, tax credits and tax credit carryforwards, and similar tax attributes,

            (B)  amounts required to be paid to any person (other than the Company or any Guarantor) owning a beneficial interest in the assets subject to the Asset Sale,

            (C)  appropriate amounts to be provided by the Company or any Guarantor, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Company or any Guarantor, as the case may be, after such Asset Sale (including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale), in each case as determined by the Board of Directors and as reflected in an Officers' Certificate delivered to the Trustee (provided, however, that any reduction in such reserve within 12 months following the consummation of such Asset Sale shall be treated for all purposes of the Indenture and the Notes as a new Asset Sale at the time of such reduction with Net Cash Proceeds equal to the amount of such reduction), and

            (D)  repayment of Indebtedness (excluding Indebtedness under the Credit Facility) secured by a Lien on the property or assets subject to such Asset Sale (but only if such Lien is permitted by the Indenture and the relevant Security Documents and only to the extent such repayment is required by the terms of such Indebtedness and the aggregate amount of such cash and Cash Equivalents applied to repay such Indebtedness does not exceed the Fair Market Value of such property or assets or, if less, the total amount of cash and Cash Equivalents received for such property and assets in such Asset Sale).

        "New CF&I" means New CF&I, Inc., a Delaware corporation, and its successors pursuant to the Indenture.

        "New CF&I Stockholders Agreement" means the Restated Stockholders Agreement, dated as of November 16, 1995, among the Company, New CF&I, Nippon Steel Corporation, NS Finance III, Inc.,

Nissho Iwai Corporation, and Nissho Iwai American Corporation, as in effect on the Issue Date, not giving effect to any subsequent amendment or modification thereof except for such amendments or modifications thereof permitted by the terms of the Indenture and such agreement.

        "Officers' Certificate" of a person means a certificate signed on behalf of such person by any two of the following: the Chief Executive Officer, the President, the Chief Financial Officer, the Vice President of Finance, the Corporate Controller, the Treasurer or the Secretary of such person and delivered to the Trustee.

        "Old Bank Documents" means, collectively, the Old Credit Agreement, any and all guarantees related thereto, and all mortgages, deeds of trust, pledge agreements, security agreements and similar agreements entered into by the Company or any of its present or former Subsidiaries to secure their obligations under, or otherwise in connection with, the Old Credit Agreement.

        "Old Credit Agreement" means the Credit Agreement, dated as of December 1, 2000, by and among the Company, New CF&I, CF&I, PPM Finance, Inc., as agent, and the other financial institutions party thereto, as lenders, as amended by Amendment No. 1 thereto dated as of August 13, 2001. References to Indebtedness under the Old Credit Agreement shall be deemed to include any and all guarantees of such Indebtedness and any and all obligations under the Old Bank Documents.

        "Old Indenture" means the Indenture, dated as of June 1, 1996, among the Company, CF&I and New CF&I, as guarantors, and JPMorgan Chase Bank (as successor to Chemical Bank), as trustee.

        "Old Note Documents" means, collectively, the Old Indenture, any and all guarantees related thereto, and all mortgages, deeds of trust, pledge agreements, security agreements and similar agreements entered into by the Company or any of its present or former Subsidiaries to secure their obligations under, or otherwise in connection with, the Old Indenture and the Old Notes.

        "Old Notes" means the 11% First Mortgage Notes due 2003 of the Company, together with any and all guarantees thereof.

        "Opinion of Counsel" means a written opinion from legal counsel who is reasonably satisfactory to the Trustee. The counsel may be an employee of or counsel for the Company, a Guarantor or the Trustee. The opinion may be subject to reasonable and customary assumptions and conclusions.

        "Oregon Feralloy" means Oregon Feralloy Partners, a partnership organized under the laws of Oregon, and its successors.

        "Pari Passu Indebtedness" means Indebtedness of the Company or any Guarantor which ranks pari passu in right of payment with the Notes or the Guarantee of such Guarantor, as the case may be.

        "Permitted Investments" means any of the following:

          (i)    Investments in any Guarantor (including any person that pursuant to such Investment becomes a Guarantor) and any person that is merged into or consolidated with, or transfers or conveys all or substantially all of its assets to, the Company or any Guarantor at the time such Investment is made;

          (ii)  Investments in cash and Cash Equivalents;

          (iii)  Investments in deposits with respect to leases, utilities, bid or performance bonds, self-insurance or similar requirements provided to third parties in the ordinary course of business and otherwise permitted by the Indenture;

          (iv)  Investments in the Notes;

          (v)  Investments in Currency Agreements permitted by paragraph (e) of the covenant described under "—Certain Covenants—Limitation on Indebtedness;"

          (vi)  Investments in evidences of Indebtedness, securities or other property received from another person by the Company or any of the Guarantors in connection with any bankruptcy case or by reason of a composition or readjustment of debt or a reorganization of such person or as a result of foreclosure, perfection or enforcement of any Lien in exchange for evidences of Indebtedness, securities or other property of such person held by the Company or any of the Guarantors, or in settlement of other liabilities or obligations of such other person to the Company or any of the Guarantors, that were created in accordance with the terms of the Indenture;

          (vii) Investments in Interest Rate Protection Obligations permitted by paragraph (d) of the covenant described under "—Certain Covenants—Limitation on Indebtedness;"

          (viii) Investments in partnerships, joint ventures or other entities engaged in steelmaking, finishing or fabrication or other steel-related businesses in an aggregate amount not to exceed $50,000,000;

          (ix)  Investments, as in existence on the Issue Date, in Unrestricted Subsidiaries; and

          (x)  Investments made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under "—Repurchase at the Option of Holders—Disposition of Proceeds of Asset Sales."

        "Permitted Liens" means the following types of Liens:

          (a)  Liens for taxes, assessments or governmental charges or claims (i) which are either (A) not yet delinquent or (B) being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and (ii) as to which the Company shall have set aside on its books such reserves as may be required in conformity with GAAP;

          (b)  statutory Liens of landlords, carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other like Liens imposed by law, in each case, (i) which were incurred in the ordinary course of business consistent with industry practice, (ii) which either are for sums not yet delinquent or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and (iii) as to which the Company shall have set aside on its books such reserves as may be required in conformity with GAAP;

          (c)  Liens incurred or deposits made in the ordinary course of business consistent with industry practice to secure obligations of the Company and the Guarantors under workers' compensation, unemployment insurance and other types of governmental insurance, governmental benefits or social security (exclusive, in each case, of obligations for the payment of borrowed money); provided, that, the obligations in connection with which such Liens were incurred or deposits made shall have been incurred in the ordinary course of business consistent with industry practice and shall otherwise be permitted by the Indenture;

          (d)  Liens incurred or deposits made in the ordinary course of business consistent with industry practice to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, governmental contracts, performance and return-of-money bonds and other similar obligations (exclusive, in each case, of obligations for the payment of borrowed money); provided, that, the obligations in connection with which such Liens were incurred or deposits made shall have been incurred in the ordinary course of business consistent with industry practice and shall otherwise be permitted by the Indenture;

          (e)  Liens arising out of judgments or awards not giving rise to an Event of Default so long as (i) such Lien is adequately bonded and (ii) any appropriate legal proceedings which may have been duly initiated for the review of such judgment or award shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

          (f)    easements, rights of way, zoning restrictions and other similar charges or encumbrances in respect of real property (i) that do not interfere in any material respect with the ordinary conduct of the business of the Company or any of the Guarantors and (ii) in the case of any of the foregoing which are created or incurred after the Issue Date, do not materially detract from the value of the property subject thereto (as such property is used by the Company and the Guarantors); provided, that such Liens are not incurred in connection with any borrowing of money, any commitment to loan any money or to extend any credit or any similar transaction or obligation;

          (g)  leases and subleases granted by the Company or any Guarantor to others (i) which do not interfere in any material respect with the ordinary conduct of the business of the Company or any of the Guarantors and (ii) which, in the case of any of the foregoing which are granted after the Issue Date, do not materially detract from the value of the property subject thereto;

          (h)  Liens securing Capitalized Lease Obligations, mortgage financings or purchase money obligations incurred in accordance with subparagraph (n) under "—Certain Covenants—Limitation on Indebtedness;" provided, however, that:

            (i)    such Lien (including any replacement, renewal or extension thereof) shall extend to or cover solely property and assets so acquired, developed, constructed, installed or improved, and the property or assets so acquired, developed, constructed, installed or improved do not constitute Replacement Assets and are not acquired, developed, constructed, installed or improved with Net Cash Proceeds from Asset Sales (or with amounts which, pursuant to the Indenture, are deemed to constitute Collateral Proceeds),

            (ii)  the Lien securing such Indebtedness attaches solely to such assets (and not to any Collateral) concurrently with or within 180 days after such acquisition or the completion of such development, construction installation or improvement,

            (iii)  the principal amount of the Indebtedness secured by such Lien does not exceed 100% of the cost of such acquisition, development, construction, installation or improvement and such Indebtedness and any Indebtedness incurred to refinance such Indebtedness is incurred in accordance with the Indenture, and

            (iv)  prior to initially granting any such Lien (but not in connection with any replacements, renewals or extensions thereof), the Company shall provide the Trustee with an Officers' Certificate stating that (x) the property and assets subject to such Lien do not constitute Replacement Assets and were not acquired or constructed with Net Cash Proceeds from Asset Sales (or with amounts which, pursuant to the Indenture are deemed to constitute Collateral Proceeds) and (y) the Collateral could be operated independently of such property and assets or such property and assets could be disposed of independently of the Collateral without interfering with the continued operation and maintenance of the Collateral and without impairing the value of the Collateral (without taking into account any incremental increase in the value of the Collateral attributable to such property and assets) or interfering with the Trustee's ability to realize such value;

          (i)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

          (j)    Liens on Revolver Collateral securing Interest Rate Protection Obligations and obligations under Currency Agreements, in each case which obligations are permitted to be incurred under the Indenture;

          (k)  Liens on the Revolver Collateral securing Indebtedness and other obligations under the Credit Facility permitted by the Indenture to be incurred and any guarantees of the obligations under the Credit Facility permitted by the Indenture to be incurred, in each case, other than Liens created by or pursuant to the Old Bank Documents;

          (l)    Liens in favor of the Company or any Guarantor; provided, that if such Liens are on any Collateral, such Liens are either collaterally assigned to the Trustee or contractually subordinate to the Lien in favor of the Trustee securing the Notes or the Guarantees, as the case may be;

          (m)  Liens securing obligations in respect of the Indenture, the Notes, the Security Documents, the Intercreditor Agreement and the Guarantees; provided, that such obligations are permitted by the covenant described above under "—Certain Covenants—Limitation on Indebtedness;"

          (n)  Liens in favor of the Trustee in accordance with the Indenture and the Security Documents;

          (o)  Liens on the assets or property of any person existing at the time such person becomes a Guarantor after the Issue Date or is merged or consolidated with or into, or is wound up into, the Company or any Guarantor after the Issue Date; provided, that such Liens (i) were in existence prior to the contemplation of such person becoming a Guarantor or such merger or consolidation or winding up, and (ii) do not extend to or cover any property or assets of the Company or any Guarantor (other than property or assets of the person so acquired by, merged or consolidated with or into, or wound up into the Company or such Guarantor); provided, further, that the incurrence of Indebtedness to which such Liens relate was permitted by the covenant described above under "—Certain Covenants—Limitation on Indebtedness;" and provided, further, that the property or assets so acquired do not constitute Replacement Assets or otherwise constitute a replacement of all or part of the Collateral;

          (p)  Liens on assets or property existing at the time of acquisition thereof by the Company or a Guarantor after the Issue Date; provided, that such Liens (i) were in existence prior to the contemplation of such acquisition and (ii) do not extend to or cover any property or assets of the Company or any Guarantor (other than property or assets of the person so acquired by the Company or such Guarantor); provided, further, that the incurrence of Indebtedness to which such Liens relate was permitted by the covenant described above under "—Certain Covenants—Limitation on Indebtedness;" and provided, further, that the property or assets so acquired do not constitute Replacement Assets or otherwise constitute a replacement of all or part of the Collateral;

          (q)  Liens securing Permitted Refinancing Indebtedness which is incurred to refinance any Indebtedness which has been secured by a Lien permitted under the Indenture and which has been incurred in accordance with the provisions of the Indenture;

          (r)  restrictions on the sale, assignment, transfer, mortgage, pledge, hypothecation, encumbrance or change of legal or beneficial ownership with respect to any Common Stock of New CF&I created by the New CF&I Stockholders Agreement (provided, that, in the case of any amendment, supplement or modification of the New CF&I Stockholders Agreement entered into after the Issue Date, the restrictions thereunder are no more restrictive to the Company and New CF&I than those in the New CF&I Stockholders Agreement as in effect on the Issue Date (and not giving effect to any subsequent amendment or modification thereof); and

          (s)  Liens upon specific items of property securing obligations of the Company or a Guarantor in respect of a commercial letter of credit issued by a financial institution in favor of the seller or supplier of such property; provided, that:

            (i)    such letter of credit is issued to facilitate the purchase of such property by, and shipment of such property to, the Company or any Guarantor in the ordinary course of its business,

            (ii)  such letter of credit is payable against delivery to the relevant financial institution of appropriate documents,

            (iii)  such Lien and letter of credit (and all obligations of the Company and any Guarantor in respect thereof) shall be terminated at or prior to the time that such property is delivered to the premises of the Company or a Guarantor and, in any event, no later than 365 days after the issuance of such letter of credit,

            (iv)  such letter of credit is not issued in respect of liabilities for borrowed money, obligations evidenced by bonds, notes, debentures or other instruments, Capital Leases or guarantees in respect of any of the foregoing,

            (v)  such Lien does not extend to or cover any property or assets other than the specific items of property to be purchased by and shipped to the Company or a Guarantor as aforesaid (together with proceeds of such property), and

            (vi)  the aggregate amount payable by the Company or any of the Guarantors in respect of such letter of credit shall not exceed 100% of the cost of such property (plus interest, freight, insurance and other customary expenses).

        "Permitted Refinancing Indebtedness" means (i) Indebtedness of the Company issued in exchange for, or the proceeds of which are used solely to refinance (whether by amendment, renewal, extension, replacement or refunding), outstanding Indebtedness of the Company or any of the Guarantors and (ii) Indebtedness of any Guarantor issued in exchange for, or the proceeds of which are used solely to refinance (whether by amendment, renewal, extension, replacement or refunding), outstanding Indebtedness of such Guarantor (any and all such Indebtedness issued in exchange for, or the proceeds of which are used to solely to refinance outstanding Indebtedness, as described in clauses (i) and (ii), is referred to in this definition as "Refinancing Indebtedness"), in each case other than refinancing Indebtedness in respect of (I) Indebtedness under (or guarantees of Indebtedness under) the Old Bank Documents, the Old Note Documents or any other Indebtedness refinanced, redeemed or retired with the proceeds from the sale of the Notes and (II) Indebtedness under clause (c), (d), (e), (f), (g), (h), (i), (j), (k) or (o) of the covenant described under "—Certain Covenants—Limitation on Indebtedness;" provided, however, that in each case:

          (w)  the principal amount (or, in the case of Redeemable Capital Stock, the liquidation preference) of Refinancing Indebtedness (or, if such Refinancing Indebtedness provides for an amount less than the principal amount (or liquidation preference) thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the original issue price of such Indebtedness) shall not exceed the sum of:

            (A)  the principal amount (or, in the case of Redeemable Capital Stock, the liquidation preference) of Indebtedness so exchanged or refinanced (or, if such Indebtedness being refinanced was issued with an original issuance discount, the lesser of the principal amount and the accreted value as determined in accordance with GAAP at the time of such exchange or refinancing), plus

            (B)  the amount of any premium required to be paid in connection with such exchange or refinancing pursuant to the terms of such Indebtedness or the amount of any premium reasonably determined by the Board of Directors of the Company as necessary to accomplish such exchange or refinancing by means of a tender offer or privately negotiated purchase, plus

            (C)  the amount of reasonable fees and expenses incurred in connection therewith,

          (x)  in the case of Refinancing Indebtedness incurred by the Company or a Guarantor to exchange or refinance Subordinated Indebtedness, such Refinancing Indebtedness (including any guarantees thereof):

            (A)  has a final Stated Maturity after the 123rd day after the Final Maturity Date,

            (B)  has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the Notes, and

            (C)  is contractually subordinated to the Notes and to the Guarantee of such Guarantor, as the case may be, in the same manner and at least to the same extent that the Subordinated Indebtedness (including any guarantees thereof) being exchanged or refinanced is subordinated to the Notes and to the Guarantee of such Guarantor, as the case may be;

          (y)  in the case of Refinancing Indebtedness incurred by the Company or a Guarantor to exchange or refinance Pari Passu Indebtedness, such Refinancing Indebtedness (including any guarantees thereof);

            (A)  has a final Stated Maturity after the 123rd day after the Final Maturity Date,

            (B)  has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the Notes, and

            (C)  constitutes Pari Passu Indebtedness or Subordinated Indebtedness; and

          (z)  in the case of any Liens securing such Refinancing Indebtedness, (A) no such Lien extends to or covers any property or assets of the Company or any of the Guarantors other than the property or assets covered by the Lien securing the Indebtedness so exchanged or refinanced, (B) the amount of Refinancing Indebtedness secured by such Lien shall not exceed the amount of Indebtedness so exchanged or refinanced that was secured by the predecessor Lien and (C) the terms of such Lien are no less favorable to the holders of the Notes and no more favorable to the lienholders with respect to such Lien than the predecessor Lien."

        "person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, charitable foundation, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

        "Preferred Stock" means, with respect to any person, any Capital Stock of such person of any class or series (however designated) that ranks prior, as to (i) payment of dividends or distributions, (ii) distributions upon voluntary or involuntary liquidation, dissolution or winding up or (iii) redemption, to shares of Capital Stock of any other class or series of such person. For purposes of this definition, the term "Capital Stock" shall not include rights, warrants or options.

        "Pro Forma" means pro forma calculated on a basis consistent with Regulation S-X under the Securities Act.

        "Pueblo Inside the Fence Property" means the real property in Pueblo County, Colorado as described in the Boundary and Improvement Survey of "Inside the Fence Property" of CF&I Steel, L.P., dated as of May 8, 2002, by Valley Engineering, Inc.

        "Pueblo Outside the Fence Property" means the real property of the Company and the Guarantors in Pueblo County, Colorado and Fremont County, Colorado other than (i) the Pueblo Inside the Fence Property, (ii) the easements outside of but appurtenant to the Pueblo Inside the Fence Property running over and across certain real property in Pueblo County, Colorado and Fremont County, Colorado on which the canals or ditches for bringing industrial water to and related access and utility service for the Pueblo Inside the Fence Property are located, and (iii) all industrial water rights appurtenant to and used on the Pueblo Inside the Fence Property.

        "Qualified Equity Offering" means any sale of Common Stock (other than Redeemable Capital Stock) of the Company for cash, other than pursuant to Form S-8 (or any successor thereto) under the Securities Act and other than shares of Common Stock of the Company issued pursuant to employee benefit plans or as compensation to employees.

        "Redeemable Capital Stock" means any shares of any class or series of Capital Stock that, by the terms thereof (or by the terms of any security into which it is convertible or for which it is exchangeable), by contract, upon the happening of any event, by the passage of time or otherwise:

          (a)  matures, or would be required to be redeemed, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 123 days after the Final Maturity Date, or

          (b)  is convertible into or exchangeable for debt securities in whole or in part, at any time on or prior to the date that is 123 days after the Final Maturity Date.

        Notwithstanding the foregoing:

          (1)  to the extent that any Common Stock of New CF&I is either (i) subject to the terms of the New CF&I Stockholders Agreement as in effect on the Issue Date (not giving effect to any subsequent amendment or modification thereof) or (ii) subject to the terms of any similar instrument or agreement (including any amendment, supplement or restatement to the New CF&I Stockholders Agreement entered into in accordance with the terms of the Indenture and the New CF&I Stockholders Agreement) which provides for repurchase or redemption of such Common Stock by the Company or New CF&I on terms no less favorable to the Company and New CF&I than those set forth in the New CF&I Stockholders Agreement as in effect on the Issue Date (not giving effect to any subsequent amendment or modification thereof), then such Common Stock of New CF&I shall not be deemed Redeemable Capital Stock solely by virtue of being subject to the New CF&I Stockholders Agreement or such other instrument or agreement, and

          (2)  any Capital Stock that would constitute Redeemable Capital Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control shall not constitute Redeemable Capital Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions prior to the Company's purchase of such Notes as are required to be purchased pursuant to the provisions of the Indenture as described above under "—Repurchase at the Option of Holders—Repurchase Upon a Change of Control."

        "refinancing" means, with respect to specified Indebtedness, any refinancing of such Indebtedness, whether by amendment, renewal, extension, replacement, refunding or otherwise; and "refinance" shall have a correlative meaning.

        "Revolver Agent" means the person or any or all of the persons as, from time to time, may be named as agent or agents for the lenders under the Credit Facility in accordance with the terms thereof.

        "Revolver Collateral" means, all rights, title and interest in, to and under the following property, whether now owned by or owing to, or hereafter acquired by or arising in favor of, the Company, New CF&I, CF&I or CWR: (i) accounts receivable (including, without limitation, accounts receivable evidenced by chattel paper and instruments and chattel paper and instruments into which any accounts have been or are converted) and rights under contracts relating to inventory or to accounts receivable, inventory, and all books, records, writings, databases and other information relating to the accounts receivable and inventory, (ii) any instruments evidencing Intercompany Indebtedness, (iii) Excluded Securities (other than Camrose, Camrose Pipe, Canadian National Steel, Oregon Feralloy and LSI Plate) (including a negative pledge on certain of the shares of The Union Ditch and Water Company held by CF&I), (iv) other than the Collateral Account, all bank accounts, deposit accounts and cash collateral accounts and investment property, (v) general intangibles (including but not limited to trade names, trademarks, patents, copyrights and related goodwill), excluding any intellectual property or other general intangibles related to production, property, plant and equipment, the operation thereof or the production and manufacturing processes, (vi) documents, supporting obligations (including without limitation letter of credit rights), software, customer lists, computer systems and books and records relating to the property or assets described in (and not excluded from) clauses (i) through (v) above, and (vii) all other related personal property and proceeds and products therefrom, proceeds deposited from time to time in any lock box or blocked account and, to the extent not otherwise included, all payments under insurance with respect to the foregoing Revolver Collateral (except to the extent that such personal property constitutes, or such proceeds or products are invested in, real property or improvements thereon, machinery and equipment (to the extent it constitutes personal property), or other property and assets owned by the Company and the Guarantors which constitute Collateral), to the extent that any of the foregoing is collateral securing the Credit Facility, or any indemnity, warranty or guarantee payable by reason of loss or damage to, or with respect to, any of the foregoing Revolver Collateral.

        "Sale-Leaseback Transaction" of any person means an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by such person or any of its Subsidiaries of any property or asset of such person or any of its Subsidiaries which has been or is being sold or transferred by such person or any of its Subsidiaries to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset; provided, that the term Sale-Leaseback Transaction shall not include any such transaction pursuant to which CF&I shall sell or transfer any of the water rights and related water system owned by it on the Issue Date in conjunction with an agreement or other arrangement pursuant to which CF&I receives the right to purchase or receive water represented by any portion of the water rights so sold or transferred (it being understood that this proviso shall not prevent any such sale or transfer of water rights or water system from constituting an Asset Sale).

        "Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations thereunder.

        "Security Agreement" means a security agreement, substantially in the form attached as an exhibit to the Indenture (including such changes to such form as may be necessary or desirable to conform to applicable laws in the jurisdiction or jurisdictions whose laws are applicable to the Lien created by such agreement), as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms of such instrument or the Indenture.

        "Security Documents" means, collectively:

          (i)    the Mortgages executed by the Company and CF&I,

          (ii)  the Security Agreements executed by the Company, New CF&I and CF&I,

          (iii)  all other Mortgages or Security Agreements executed after the Issue Date by the Company or any Guarantor, and

          (iv)  all other mortgages, deeds of trust, security agreements, pledge agreements and other agreements, instruments, financing statements and other documents evidencing, creating, setting forth or limiting any Lien on Collateral in favor of the Trustee (or, in the case of mortgages, deeds of trust or similar agreements, in favor of the Trustee or another trustee thereunder), for the benefit of the holders of the Notes, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms of such instrument and the Indenture.

        "S&P" means Standard & Poor's Corporation, and its successors.

        "Stated Maturity" means:

          (a)  when used with respect to any payment of principal or any installment of interest on any Indebtedness, the date specified or set forth in the instrument governing such Indebtedness as the date on which such principal or installment of interest is due and payable, and

          (b)  when used with respect to any Sale-Leaseback Transaction, the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.

  The term "final Stated Maturity" when used with respect to any Indebtedness, means the date specified or set forth in the instrument governing such Indebtedness as the final maturity date of such Indebtedness.

        "Subordinated Indebtedness" means Indebtedness of the Company or a Guarantor which is contractually subordinated to the Notes or the Guarantee of such Guarantor, as the case may be.

        "Subsidiary" means, with respect to any person:

          (i)    a corporation, more than 50% of whose voting power or Voting Stock is at the time, directly or indirectly, owned or controlled by such person, by one or more Subsidiaries of such person or by such person and one or more Subsidiaries thereof; and

          (ii)  any person (other than a corporation), including, without limitation, a joint venture, limited partnership, general partnership, association or other business entity, in which such person, one or more Subsidiaries of such person or such person and one or more Subsidiaries of such person, directly or indirectly, at the date of determination thereof, owns or controls more than 50% of the outstanding Capital Stock, Voting Stock, ownership interest or voting power of such person.

        For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary.

        "transfer" means any direct or indirect sale, assignment, mortgage, encumbrance, pledge, gift, bequeath, hypothecation or other disposition or transfer, whether (unless expressly stated otherwise) for or without consideration, or voluntary or involuntary or by operation of law); the term "transfer" used as a verb shall have a corresponding meaning.

        "Trust Moneys" means all cash and Cash Equivalents received by the Trustee:

          (i)    upon the release of Collateral from the Lien of the Indenture and the Security Documents, including all Collateral Proceeds (and amounts deemed, pursuant to the Indenture, to constitute Collateral Proceeds) and all moneys received in respect of the principal of all purchase money, governmental and other obligations;

          (ii)  as Net Cash Proceeds from any Event of Loss of all or any portion of the Collateral and Net Awards (other than any liability insurance proceeds payable to the Trustee for any loss, liability or expense incurred by it);

          (iii)  pursuant to the Security Documents;

          (iv)  as proceeds of any sale or other disposition of all or any part of the Collateral by or on behalf of the Trustee or any collection, recovery, receipt, appropriation or other realization of or from all or any part of the Collateral pursuant to the Indenture or any of the Security Documents or otherwise;

          (v)  which constitute Collateral Proceeds or are deemed pursuant to the Indenture to constitute Collateral Proceeds from any transaction which results in a Guarantor being released from its Guarantee pursuant to the Indenture; or

          (vi)  for application as provided in the relevant provisions of the Indenture or any Security Document or whose disposition is not otherwise specifically provided for in the Indenture or in any Security Document;

provided, however, that Trust Moneys shall in no event include any property deposited with the Trustee for any redemption, legal defeasance or covenant defeasance of Notes, for the satisfaction and discharge of the Indenture or to pay the purchase price of (including all principal of, and premium, interest and Liquidated Damages, if any, on) Notes pursuant to a Change of Control Offer or delivered to or received by the Trustee pursuant to the Indenture in connection with an Event of Default.

        "Unrestricted Subsidiary" means (a) Camrose Pipe Corporation, a Delaware corporation; Canadian National Steel Corporation, an Alberta, Canada corporation; Camrose Pipe Company, an Alberta, Canada partnership; Oregon Steel de Guayana, Inc., a Delaware corporation; OSM Glassification Inc., an Oregon corporation; Glassification International, Ltd., an Oregon partnership; Colorado and Wyoming Railway Company, a Delaware corporation; The Union Ditch and Water Company, a Colorado corporation; OSM Distribution, Inc., a Delaware corporation; Oregon Steel Mills Processing, Inc., a Delaware corporation; Oregon Feralloy Partners, an Oregon partnership; and LSI Plate, an Oregon partnership; and (b) any other Subsidiary of the Company that, at the date of determination, shall be designated as an Unrestricted Subsidiary by the Board of Directors of the Company (all as described above under "—Unrestricted Subsidiaries; Designation of Unrestricted Subsidiaries"); provided, however, that any such Unrestricted Subsidiary shall cease to constitute an Unrestricted Subsidiary upon its designation by the Board of Directors of the Company as a Guarantor as described above under "—Unrestricted Subsidiaries; Designation of Unrestricted Subsidiaries."

        "Voting Stock" of any person means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect a majority of the board of directors, managers or trustees of any person (irrespective of whether or not, at the time, Capital Stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

        "Wholly Owned Subsidiary" means any Subsidiary of the Company of which 100% of the outstanding Capital Stock is owned by the Company, by one or more Wholly Owned Subsidiaries of the Company or by the Company and one or more Wholly Owned Subsidiaries of the Company. For purposes of this definition:

          (i)    any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary, and

          (ii)  the limited partnership interests in CF&I and the Common Stock of New CF&I owned by persons other than the Company and the Guarantors on the Issue Date likewise shall be disregarded in determining ownership of such Subsidiaries (it being understood that any increase in the capital account of a limited partner of CF&I pursuant to the terms of the CF&I Partnership Agreement shall not, in and of itself, cause such limited partnership interest not to qualify under this clause (ii)).

        For purposes of the foregoing definition, neither CF&I nor New CF&I shall be deemed not to be a Wholly Owned Subsidiary of the Company solely by virtue of (A) any sale, transfer or assignment after the Issue Date of any limited partnership interests or Common Stock referred to in clause (ii) of the preceding sentence (including, without limitation, by admission of additional limited partners to CF&I), so long as such sale, transfer or assignment is otherwise made in compliance with the provisions of the Indenture or (B) any merger or consolidation of CF&I or New CF&I, respectively, so long as such merger or consolidation is in compliance with the provisions of the Indenture and the ownership of the limited partnership interests in CF&I and the Common Stock of New CF&I, after giving effect to such merger or consolidation, is the same as the ownership of such limited partnership interests and Common Stock immediately prior to such merger or consolidation.

Registration Rights, Exchange Offer

        The Company, the Guarantors and the Initial Purchaser entered into an Exchange and Registration Rights Agreement (the "Registration Rights Agreement") pursuant to which the Company and the Guarantors agreed, for the benefit of the holders of the Notes to file under the Securities Act a registration statement relating to an offer to exchange (such registration statement, the "Exchange Registration Statement," and such offer, the "Exchange Offer") any and all of the Notes for a like aggregate principal amount of debt securities issued by the Company and guaranteed by the Guarantors, which debt securities and guarantees are substantially identical to the Notes and the Guarantees, except that such securities have been registered pursuant to an effective registration statement under the Securities Act and do not contain provisions for the Liquidated Damages described below (such new debt securities, the "Exchange Notes").

        The Registration Rights Agreement will provide that the Company:

          (a)  will file the Exchange Registration Statement with the Commission as soon as practicable, but no later than 60 days after the Issue Date;

          (b)  will use its reasonable best efforts to cause the Exchange Registration Statement to become effective under the Securities Act as soon as practicable, but no later than 180 days after the Issue Date; and

          (c)  will use its reasonable best efforts to commence and complete the Exchange Offer promptly, but no later than 45 days after the date on which the Exchange Offer Registration Statement has become effective, and hold the Exchange Offer open for at least 30 days and exchange Exchange Notes for all Registrable Securities that have been properly tendered and not withdrawn on or prior to the expiration of the Exchange Offer.

        "Registrable Securities" mean the Notes (together with the Guarantees); provided, however, that any such security shall cease to be a Registrable Security when (i) it has been exchanged for an Exchange Note in an Exchange Offer as contemplated in Section 2(a) of the Registration Rights Agreement (provided that any Exchange Note that, as described in the following paragraph, is included in a prospectus for use in connection with resales by broker-dealers shall be deemed to be a Registrable Security with respect to specified sections of the Registration Rights Agreement until resale of such Registrable Security has been effected within the 180-day period referred to in the following paragraph); (ii) a Shelf Registration Statement registering such security under the Securities Act has been declared or becomes effective and such security has been sold or otherwise transferred by the holder thereof pursuant to and in a manner contemplated by such effective Shelf Registration Statement; (iii) such security is sold pursuant to Rule 144 under the Securities Act under circumstances in which any legend borne by such security relating to restrictions on transferability thereof, under the Securities Act or otherwise, is removed by the Company or pursuant to the Indenture; (iv) such security is eligible to be sold pursuant to paragraph (k) of Rule 144 under the Securities Act; or (v) such security shall cease to be outstanding.

        Under existing Commission interpretations, the Company believes that the Exchange Notes would in general be freely transferable after the Exchange Offer without further registration under the Securities Act, except that broker-dealers receiving Exchange Notes in the Exchange Offer will be subject to a prospectus delivery requirement with respect to resales of those Exchange Notes. The Commission has taken the position that such broker-dealers may fulfill their prospectus delivery requirements with respect to the Exchange Notes (other than a resale of an unsold allotment from the original sale of the Notes) by delivery of the prospectus contained in the Exchange Registration Statement. Under the Registration Rights Agreement, the Company has agreed to allow such broker-dealers to use the prospectus contained in the Exchange Registration Statement in connection with the resale of the Exchange Notes. The Exchange Registration Statement will be kept effective for a period ending upon the earlier of 180 days after the Exchange Offer has been consummated and such time as such broker-dealers no longer own any Registrable Securities.

        If (i) on or prior to the time the Exchange Offer is completed existing Commission interpretations are changed such that the Exchange Notes received in the Exchange Offer would not in general be, upon receipt, transferable by holders thereof without restrictions under the Securities Act; (ii) the Exchange Offer has not been completed within 225 days following the Issue Date; or (iii) the Exchange Offer is not available to any holder of the Notes, the Company and the Guarantors shall, in lieu of (or, in the case of clause (iii), in addition to) conducting the Exchange Offer, file under the Securities Act a "shelf" registration statement providing for the registration of, and the sale on a continuous or delayed basis by the holders of, all of the Registrable Securities (the "Shelf Registration Statement").

        The Registration Rights Agreement will provide that the Company:

          (a)  will file the Shelf Registration Statement with the Commission as soon as practicable, but no later than 30 days after the time such obligation to file arises;

          (b)  will use its reasonable best efforts to cause the Shelf Registration Statement to become or be declared effective under the Securities Act no later than 120 days after the date such Shelf Registration Statement is filed; and

          (c)  will use its reasonable best efforts to keep such Shelf Registration Statement continuously effective for a period ending on the earlier of the second anniversary of the date such Shelf Registration Statement became or was declared effective or such time as there are no longer any Registrable Securities outstanding.

        A Holder that sells Notes pursuant to the Shelf Registration Statement generally would be required to be named as a selling security-holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which are applicable to such a Holder (including certain indemnification obligations). The Company will provide a copy of the Registration Rights Agreement to prospective investors upon request.

        In the event that:

          (a)  the Company has not filed the Exchange Registration Statement or Shelf Registration Statement on or before the date on which such registration statement is required to be filed, or

          (b)  such Exchange Registration Statement or Shelf Registration Statement has not become effective or been declared effective by the Commission on or before the date on which such registration statement is required to become or be declared effective, or

          (c)  the Exchange Offer has not been completed within 45 days after the initial effective date of the Exchange Registration Statement relating to the Exchange Offer (if the Exchange Offer is then required to be made), or

          (d)  any Exchange Registration Statement or Shelf Registration Statement is filed and declared effective but shall thereafter either be withdrawn by the Company or shall become subject to an effective stop order suspending the effectiveness of such registration statement without being succeeded immediately by an additional registration statement filed and declared effective

(each such event referred to in clauses (a) through (d), a "Registration Default" and, each period during which a Registration Default has occurred and is continuing, a "Registration Default Period"), then, in addition to the interest on the Notes, liquidated damages ("Liquidated Damages") shall accrue at a per annum rate of 0.25% for the first 90 days of the Registration Default Period, at a per annum rate of 0.50% for the second 90 days of the Registration Default Period, at a per annum rate of 0.75% for the third 90 days of the Registration Default Period and at a per annum rate of 1.0% thereafter, for the remaining portion of the Registration Default Period. Liquidated Damages shall be paid on interest payment dates to holders of record for the payment of interest.

        Holders of Notes will be required to make certain representations to the Company and to deliver information to be used in connection with the Shelf Registration Statement (in each case, as described in the Registration Rights Agreement) and will be required to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Notes included in the Shelf Registration Statement and benefit from the provisions regarding Liquidated Damages set forth above.

        The Notes and the Exchange Notes will be considered collectively to be a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase, and for purposes of this Description of Notes (except in this "Registration Rights; Exchange Offer" section), all references herein to "Notes" shall be deemed to refer collectively to Notes and any Exchange Notes, unless the context otherwise requires.

Form, Denomination, Transfer, Exchange and Book-Entry Procedures

        The original notes were offered only to qualified institutional buyers in reliance on Rule 144A (the "Rule 144A Notes") and in offshore transactions in reliance on Regulation S (the "Regulation S Notes"). The Company will issue Notes only in fully registered form, without interest coupons, in denominations of $1,000 and integral multiples of $1,000. The Company will not issue Notes in bearer form.

Global Notes

        The Exchange Notes will be represented by one or more notes in registered, global form without interest coupons (collectively, the "Global Notes"). The Global Notes will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC, including Euroclear Bank S.A./N.V. (as operator of the Euroclear system, "Euroclear") and Clearstream Banking Luxembourg ("Clearstream").

        Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for Notes in certificated form except in the limited circumstances described below under "—Exchange of Book-Entry Notes for Certificated Notes." Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Notes in certificated form.

        Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

        The Notes may be presented for registration of transfer and exchange at the offices of the Registrar.

  Exchange of Book-Entry Notes for Certificated Notes

        You may not exchange your beneficial interest in a Global Note for a definitive Note in registered certificated form unless:

          (1)  DTC (a) notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act, and in either case, the Company thereupon fails to appoint a successor depositary within 90 days; or

          (2)  the Company, at its option, notifies the Trustee in writing that it is electing to issue the Notes in certificated form; or

          (3)  an Event of Default shall have occurred and be continuing with respect to the Notes.

        In addition, beneficial interests in a Global Note may be exchanged for certificated Notes upon request but only upon at least 20 days' prior written notice given to the Trustee by or on behalf of DTC in accordance with customary procedures. In all cases, certificated Notes delivered in exchange for any Global Note or beneficial interest therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

  Certain Book-Entry Procedures

        The description of the operations and procedures of DTC, Euroclear and Clearstream contained in this prospectus is provided solely as a matter of convenience. These operations and procedures are solely within their control and are subject to change by them from time to time. The Company takes no responsibility for these operations and procedures and urges you to contact the system or its participants directly to discuss these matters.

        DTC has advised the Company as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" with the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (collectively, "participants") and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of participants. The participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (collectively, "indirect participants"). Persons who are not participants may beneficially own securities held by or on behalf of DTC only through the participants or indirect participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the participants and indirect participants.

        DTC has advised the Company that pursuant to procedures established by it, (i) upon deposit of the Global Notes, DTC will credit the respective principal amounts of the individual beneficial interests represented by such Global Notes to the accounts with DTC of participants designated by the Initial Purchaser as holding such interests and (ii) ownership of such interests in the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominees (with respect to interests of participants) or by participants and the indirect participants (with respect to other owners of beneficial interests in the Global Notes).

        As long as DTC, or its nominee, is the registered holder of a Global Note, DTC or such nominee, as the case may be, will be considered the sole owner and holder of the Notes represented by such Global Note for all purposes under the Indenture and the Notes. Except in the limited circumstances described above under "—Exchanges of Book-Entry Notes for Certificated Notes," you will not be entitled to have any portion of a Global Notes registered in your name, will not be entitled to receive physical delivery of Notes in certificated form and will not be considered the registered owners or holder of a Global Note (or any Note represented thereby) under the Indenture or the Notes for any purpose.

        You may hold your interests in the Global Notes directly through DTC, if you are a participant in such system, or indirectly through organizations (including Euroclear and Clearstream) which are participants in such system. All interests in a Global Note, including those held through Euroclear or Clearstream, will be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream also will be subject to the procedures and requirements of such system.

        The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, your ability to transfer your beneficial interest in a Global Note to such persons may be limited to that extent. Because DTC can act only on behalf of participants which in turn act on behalf of indirect participants and certain banks, your ability to pledge your interest in a Global Note to persons or entities that do not participate in the DTC system, or to otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate evidencing such interest. For certain other restrictions on the transferability of the Notes, see "—Exchange of Book-Entry Notes for Certificated Notes."

        Payments in respect of the principal, premium, interest and Liquidated Damages (if any) on a Global Note registered in the name of DTC or its nominee will be payable by the Trustee to DTC or its nominee in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee will treat the persons in whose names the Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, none of the Company, the Trustee or any agent of the Company or the Trustee has or will have any responsibility or liability for (i) any aspect of DTC's records or any participant's or indirect participant's records relating to or payments made on account of beneficial ownership interests in the Global Notes, or for maintaining, supervising or reviewing any of DTC's records or any participant's or indirect participant's records relating to the beneficial ownership interests in the Global Notes or (ii) any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

        DTC has advised the Company that its current practices, upon receipt of any payment (including principal and interest) in respect of securities such as a Global Note representing any Notes held by it or its nominees, is to credit the accounts of the relevant participants with the payment on the payment date, in amounts proportionate to their respective beneficial interests in the principal amount of such Global Notes as shown on the records of DTC. Payments by participants and indirect participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will not be the responsibility of DTC, the Trustee or the Company. None of the Company or the Trustee will be liable for any delay by DTC or its participants in identifying the beneficial owners of the Notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the Notes for all purposes.

        Except for the trades involving only Euroclear and Clearstream participants, interests in the Global Note will trade in DTC's settlement system, and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants. Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds. Transfers between participants in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

        Subject to compliance with the transfer and exchange provisions applicable to the Notes described elsewhere herein, cross-market transfers between DTC participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected by DTC in accordance with DTC's rules on behalf of Euroclear and Clearstream, as the case may be, by its respective depository; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depository to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

        Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a DTC participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the DTC settlement date. Cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following the DTC settlement date.

        DTC has advised the Company that it will take any action permitted to be taken by a holder of Notes (including the presentation of Notes for exchange as described below) only at the direction of one or more participants to whose account DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of the Notes as to which such participant or participants has or have given direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange Global Notes for legended Notes in certificated form, and to distribute such Notes to its participants.

        The information in this section concerning DTC and its book-entry system, as well as Euroclear and Clearstream, has been obtained from sources believed to be reliable, but the Company takes no responsibility for the accuracy thereof.

        Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Company, the Trustee or any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their participants or indirect participants of their respective obligations under the rules and procedures governing their operations, including maintaining, supervising or reviewing the records relating to, or payments made on account of, beneficial ownership interests in the Global Notes.

  Same Day Settlement and Payment

        The Indenture requires that payments in respect of the Notes represented by a Global Note (including principal, premium, if any, interest and liquidated damages, if any, thereon) be made by wire transfer of immediately available next day funds to the accounts specified by the Global Note Holder. With respect to Certificated Notes, the Company will make all payments of principal, premium, if any, interest and liquidated damages, if any, thereon by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder's registered address.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

        The following is a summary of material U.S. federal income tax consequences associated with the exchange of the original notes for the exchange notes pursuant to the Exchange Offer. This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Department regulations, administrative pronouncements of the Internal Revenue Service and judicial decisions, all of which are subject to change, possibly with retroactive effect. This summary does not address all of the U.S. federal income tax consequences that may be applicable to particular holders, including dealers in securities, financial institutions, insurance companies, foreign corporations, tax-exempt entities and individuals who are not citizens or residents of the U.S. In addition, this summary does not include any description of the effect of any state, local, foreign or other tax laws that may be applicable to a holder.

        Exchange of the original notes for the exchange notes pursuant to the Exchange Offer will not be treated as a taxable exchange for U.S. federal income tax purposes because the exchange notes do not differ materially in either kind or extent from the original notes and because the exchange will occur pursuant to and in accordance with the terms of the original notes. Rather, for U.S. federal tax purposes, the exchange notes received by a holder will be treated as a continuation of the original notes in the hands of the holder. As a result, there generally will be no U.S. federal income tax consequences to holders that exchange the original notes for the exchange notes pursuant to the Exchange Offer. In addition, any "market discount" on the original notes should carry over to the exchange notes. Holders should consult their tax advisors regarding application of the market discount rules to the exchange notes received in exchange for the original notes pursuant to the Exchange Offer.

        Interest accruing throughout the term of the exchange notes at a rate of 10% per annum generally will be taxable to the holder as ordinary interest income at the time it accrues or is received in accordance with the holder's regular method of accounting for U.S. federal tax purposes. If Liquidated Damages are paid on the original notes (in addition to payment of interest at a rate of 10% per annum) as described above under "Description of Notes—Registration Rights, Exchange Offer," such Liquidated Damages payments generally should be includable in the holder's gross income at the time the payment accrues or is received by the holder in accordance with the holder's regular method of accounting for U.S. federal tax purposes.

        We have determined that the exchange notes will not be issued with more than a de minimis amount of original issue discount. Holders of debt instruments that are issued with original issue discount generally are required to include in their ordinary income, in advance of receipt of cash payments, a pro rata portion of such original issue discount, as determined under applicable United States Treasury Regulations. Original issue discount generally is equal to the amount by which the "stated redemption price at maturity" of a debt instrument exceeds its "issue price." The stated redemption price at maturity of a debt instrument generally equals the aggregate of all payments with respect to the debt instrument other than payments of qualified stated interest. The issue price of a debt instrument generally is the first price at which a substantial amount of such debt instrument is sold for money. If a debt instrument is issued with less than a de minimis amount of original issue discount, then such debt instrument is treated as having no original issue discount.

        In the event of a Change of Control, we will be required to offer to redeem all of the exchange notes, at a redemption price described above under "Description of Notes—Repurchase at the Option of Holders, Change of Control." If we receive Net Cash Proceeds from one or more Qualified Equity Offerings, we may, at our option, use all or a portion of such Net Cash Proceeds to redeem up to 35 percent of the aggregate principal amount of the exchange notes at a redemption price specified above under "Description of Notes—Optional Redemption, Redemption Upon Qualified Equity Offering." Computation of the stated redemption price at maturity of the exchange notes is not affected by such redemption obligations or rights if, based on all the facts and circumstances as of the issue date, the stated payment schedule of the exchange notes, which does not reflect the Change of Control or a Qualified Equity Offering, is significantly more likely than not to occur. We have determined that, based on all of the facts and circumstances as of the issue date, it is significantly more likely than not that the exchange notes will be paid according to their stated schedule.

        We may redeem the exchange notes, in whole or in part, at any time on or after July 15, 2006, at redemption prices specified under "Description of Notes—Optional Redemption, Optional Redemption." Solely for purposes of calculating original issue discount, it is assumed that an issuer will exercise any option to redeem a debt instrument if such exercise would reduce the yield to maturity of the debt instrument. We believe that we will not be presumed to redeem the exchange notes prior to their stated maturity under these rules because the exercise of such options would not reduce the yield to maturity of the exchange notes. Accordingly, our option to redeem the exchange notes pursuant to this optional redemption provision should not affect the determination that the exchange notes are not issued with original issue discount.

        Holders should consult their own tax advisors regarding the treatment of such redemption rights and obligations.

THIS SUMMARY DOES NOT DISCUSS ALL ASPECTS OF UNITED STATES FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO A PARTICULAR HOLDER OF THE NOTES BECAUSE OF HIS, HER OR ITS PARTICULAR CIRCUMSTANCES AND INCOME TAX SITUATION. EACH HOLDER OF THE NOTES SHOULD CONSULT HIS, HER OR ITS TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO SUCH HOLDER OF THE EXCHANGE OF ORIGINAL NOTES FOR EXCHANGE NOTES AND OF THE OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING APPLICATION AND EFFECT OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS OR CHANGES IN THOSE LAWS.

PLAN OF DISTRIBUTION

        Each broker-dealer that receives exchange notes for its own account in connection with the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where the original notes were acquired as a result of market-making activities or other trading activities. We have agreed that for a period ending on the earlier of (i) 180 days after the exchange offer has been completed and (ii) the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market making or other trading activities, we will make available and provide promptly upon reasonable request this prospectus (as amended or supplemented), in a form meeting the requirements of the Securities Act to any broker-dealer for use in connection with any such resale.

        We will receive no proceeds in connection with the Exchange Offer. Exchange notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver, and by delivering, a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        We have agreed to indemnify the holders of the notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

        The validity of the issuance and the binding nature of the exchange notes and the related guarantees will be passed on for the Company by Stoel Rives LLP, Portland, Oregon.

EXPERTS

        The consolidated financial statements of Oregon Steel Mills, Inc. incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Oregon Steel Mills, Inc. for the year ended December 31, 2001 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

        The consolidated financial statements of New CF&I, Inc. incorporated in this Prospectus by reference to the Annual Report on Form 10-K of New CF&I Inc. and CF&I Steel L.P. for the year ended December 31, 2001 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

        The consolidated financial statements of CF&I Steel L.P. incorporated in this Prospectus by reference to the Annual Report on Form 10-K of New CF&I Inc. and CF&I Steel L.P. for the year ended December 31, 2001 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

$305,000,000

OREGON STEEL MILLS, INC.

10% First Mortgage Notes due 2009

PROSPECTUS

December 3, 2002

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TABLE OF CONTENTS
INCORPORATION OF DOCUMENTS BY REFERENCE
DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
WHERE YOU CAN FIND ADDITIONAL INFORMATION
SUMMARY
GENERAL
THE COMPANY
SUMMARY OF THE EXCHANGE OFFER
THE EXCHANGE NOTES
RISK FACTORS
RISKS RELATING TO THE EXCHANGE OFFER
RISKS RELATED TO OUR SUBSTANTIAL DEBT
RISKS RELATED TO THE NOTES
RISKS RELATING TO OUR BUSINESS
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES
SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA
THE EXCHANGE OFFER
DESCRIPTION OF NOTES
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS